Exhibit 10.1

RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

dated as of July 16, 2025

by and among

CABLEVISION FUNDING LLC,
as Borrower,

CABLEVISION SPE GUARANTOR LLC,
as Holdings,

THE OTHER LOAN PARTIES
SIGNATORY HERETO FROM TIME TO TIME,

VARIOUS LENDERS,

ALTER DOMUS (US) LLC,
as Administrative Agent,

CITIBANK, N.A.,
as Account Bank,

CITIBANK, N.A.,
as Collateral Agent

and

GOLDMAN SACHS BANK USA and TPG ANGELO GORDON,
as Structuring Agents

$1,000,000,000 Term Loan Facility

Page

I.	DEFINITIONS		2

	1.1	Defined Terms	2
	1.2	Certain Terms, Interpretation, etc	44
	1.3	Rates	46
	1.4	Pro Forma Calculations	46
	1.5	Timing of Payment and Performance	47

II.	LOANS, PAYMENTS, INTEREST AND COLLATERAL		47

	2.1	Commitments; Term Loans	47
	2.2	Availability	47
	2.3	Request for Term Loan	48
	2.4	Register; Notes	48
	2.5	Interest on the Term Loans	49
	2.6	Optional Conversion of Loans	53
	2.7	Incremental Term Loans	53
	2.8	Prepayments and Repayments of the Term Loans; Commitment Reductions	57
	2.9	Priority of Payments	60
	2.10	Grant of Security Interest; Collateral	61
	2.11	Collateral Administration	68
	2.12	Power of Attorney	68
	2.13	Release of Lien on Receivables Assets	69
	2.14	Payments Generally	71
	2.15	Additional Receivables Assets; Retained Collections Contributions	72

III.	FEES AND OTHER CHARGES		73

	3.1	Computation of Fees	73
	3.2	Yield Protection and Illegality	73
	3.3	Fees	75

IV.	CONDITIONS PRECEDENT TO THE CLOSING DATE		75

V.	REPRESENTATIONS AND WARRANTIES		79

	5.1	Organization, Existence, Qualification and Powers	79
	5.2	Authorization, No Contravention, etc	79
	5.3	Financial Statements; No Material Adverse Effect Financial Statements; Projections	80
	5.4	Litigation	80
	5.5	Ownership of Property; and Intellectual Property	80
	5.6	Compliance with Laws; Environmental Matters; and Labor Matters	80
	5.7	Margin Regulation and Investment Company Act	81
	5.8	Employee Benefit Plan	81
	5.9	Security Documents; Guarantees	81
	5.10	Taxes	82

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	5.11	Subsidiaries; and Disclosures	82
	5.12	Solvency	83
	5.13	Sanctions; Anti-Terrorism and Anti-Corruption	83
	5.14	Receivables Assets	83
	5.15	Customer Agreements; Other Agreements	84
	5.16	Separate Legal Entity	84
	5.17	Collections	84
	5.18	Indebtedness and Contingent Obligations	85
	5.19	Insurance	85

VI.	AFFIRMATIVE COVENANTS		85

	6.1	Financial Statements, Reports and Other Information	85
	6.2	Payment of Taxes	87
	6.3	Existence; Qualification	87
	6.4	Payment of Obligations	88
	6.5	Operation and Maintenance of the Network	88
	6.6	Insurance	90
	6.7	Compliance with Legal Obligations	91
	6.8	Use of Proceeds	91
	6.9	Maintenance of Books and Records	92
	6.10	Inspection	92
	6.11	Security; Guaranteed Obligations	92
	6.12	Further Assurances	92
	6.13	Cash Management Systems	93
	6.14	Risk Retention & UK/EU Securitization Regulations	95
	6.15	Interest Reserve Account	95
	6.16	Maintenance of Ratings	96
	6.17	Additional Guarantors; Mortgages	96
	6.18	Post-Closing Actions	97

VII.	NEGATIVE COVENANTS		97

	7.1	Indebtedness	97
	7.2	Liens; Negative Pledges	98
	7.3	Restricted Payments	98
	7.4	Transactions with Affiliates	98
	7.5	Restriction on Fundamental Changes	98
	7.6	Disposition of Property	99
	7.7	Advances, Investments and Loans	99
	7.8	Substitution of Receivables Assets	100
	7.9	Change in Business and Fiscal Year	100
	7.10	Limitation on Restrictive Agreements	100
	7.11	Modifications of Certain Agreements	101

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	7.12	Separateness	101
	7.13	Bankruptcy, Receivers, Similar Matters	104
	7.14	Financial Covenant.	104

VIII.	EVENTS OF DEFAULT		106

IX.	ADDITIONAL RIGHTS AND REMEDIES AFTER DEFAULT		109

	9.1	Additional Rights and Remedies	109
	9.2	Application of Proceeds	111
	9.3	Rights to Appoint Receiver	111
	9.4	Rights and Remedies not Exclusive	112

X.	WAIVERS AND JUDICIAL PROCEEDINGS; Amendments		112

	10.1	Waivers	112
	10.2	Delay; No Waiver of Defaults	112
	10.3	Jury Waiver; Jurisdiction	112
	10.4	Amendments and Waivers	113

XI.	TERMINATION; Public ABS Transaction		116

	11.1	Effectiveness and Termination	116
	11.2	Survival	116
	11.3	Public ABS Transaction	116

XII.	MISCELLANEOUS		117

	12.1	Governing Law; Jurisdiction; Service of Process; Venue	117
	12.2	Successors and Assigns; Assignments and Participations	118
	12.3	Application of Payments	121
	12.4	Indemnity	122
	12.5	Notices	123
	12.6	Severability; Captions; Counterparts; Electronic Signatures	125
	12.7	Expenses	125
	12.8	Entire Agreement	126
	12.9	Approvals and Duties	126
	12.10	Publicity and Confidentiality	126
	12.11	Cooperation	127
	12.12	Certain Determinations	128
	12.13	DIP Financing	128

XIII.	AGENT PROVISIONS; SETTLEMENT		128

	13.1	Administrative Agent	128
	13.2	[Reserved]	136
	13.3	Set-off and Sharing of Payments	136
	13.4	Disbursement of Funds	136
	13.5	Availability of Lenders’ Pro Rata Share; Return of Payments	137
	13.6	Dissemination of Information	138

Page

	13.7	Defaulting Lender	138
	13.8	Taxes	139
	13.9	Patriot Act and other KYC Requirements	144
	13.11	Authorization	144
	13.12	Withholding Tax	144
	13.13	[Reserved]	145
	13.14	Erroneous Payments	145

XIV.	COLLATERAL AGENT		147

	14.1	Appointment	147
	14.2	Nature of Duties	148
	14.3	Rights, Exculpation, Etc	149
	14.4	Reliance	151
	14.5	Indemnification	152
	14.6	Collateral Agent in its Individual Capacity	152
	14.7	Successor Collateral Agent	153
	14.8	Collateral Matters	153
	14.9	Account Bank as Securities Intermediary and Control of Accounts	155
	14.10	Delegation of Duties	156
	14.11	Requisite Lenders	156

XV.	GUARANTY.		157

	15.1	Guaranty of the Guaranteed Obligations	157
	15.2	Payment by Guarantors	157
	15.3	Liability of Each Guarantor Absolute	157
	15.4	Waivers by the Guarantors	159
	15.5	Each Guarantor’s Rights of Subrogation, Contribution, etc	159
	15.6	Subordination of Other Obligations	160
	15.7	Continuing Guaranty	160
	15.8	Authority of the Guarantors or the Borrower	160
	15.9	Financial Condition of the Borrower	160
	15.10	Bankruptcy, etc	161

XVI.	THE ACCOUNT BANK		161

	16.1	Duties of the Account Bank	161
	16.2	Certain Matters Affecting the Account Bank	163
	16.3	Account Bank’s Disclaimer	167
	16.4	[Reserved]	167
	16.5	Fees and Expenses of Account Bank; Indemnification of the Account Bank	167
	16.7	Resignation and Removal of Account Bank	168
	16.8	Successor Account Bank	169
	16.9	Merger or Consolidation of Account Bank	170
	16.10	Multiple Roles	170

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Solvency Certificate
Exhibit D	Form of Risk Retention Letter
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment Agreement
Exhibit G	Form of Interest Election Request
Exhibit H	[Reserved]
Exhibit I	Form of Closing Date Certificate
Exhibit J	Form of Joinder
Exhibit K-1– K-4	Forms of U.S. Tax Compliance Certificate

ANNEXES

Annex 1	Commitments

SCHEDULES

Schedule 2.10A	Pledged Collateral
Schedule 2.10B	Commercial Tort Claims
Schedule 2.10C	UCC Filing Offices
Schedule 2.10D	Deposit Accounts, Securities Accounts and Commodities Accounts
Schedule 2.10E	Intellectual Property
Schedule 5.4	Litigation
Schedule 5.8	Employee Benefits Plans
Schedule 5.11	Subsidiaries
Schedule 8	Schedule of Post-Close Actions
Schedule 11.3(A)	Terms of Public ABS Notes
Schedule 11.3(B)	Terms of Private ABS Notes – Exceptions
Schedule 12.5	Notice Addresses

 v

RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

This RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT (as it may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of July 16, 2025 (the “Closing Date”), is entered into by and among Cablevision Funding LLC, a Delaware limited liability company (“Borrower”), Cablevision SPE Guarantor LLC, a Delaware limited liability company (“Holdings”), each of the other entities from time to time party hereto as Guarantors, each of the financial institutions from time to time party hereto as Lenders (each, a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”) and as account bank for itself and for the Lenders (in such capacity, together with its successors and assigns, the “Account Bank”), Alter Domus (US) LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), and Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents.

WHEREAS, the Borrower, a newly formed bankruptcy-remote special purpose entity, is a direct wholly-owned subsidiary of Holdings and an indirect wholly-owned subsidiary of the Sponsor;

WHEREAS, the Sponsor shall cause (i) one day prior to the Closing Date, its direct wholly-owned subsidiary Cablevision Systems New York City Corporation, a Delaware corporation, which is the owner of certain Conveyed Assets described in the Transfer Agreement, to be converted into a special purpose, bankruptcy-remote Delaware limited liability company named Cablevision Systems New York City LLC (“NYC AssetCo”), (ii) on the Closing Date, 100% of the equity interests in NYC AssetCo and certain other Conveyed Assets described in the Transfer Agreement to be transferred directly or indirectly to the Borrower pursuant to the Transfer Agreement, (iii) one day prior to the Closing Date, the creation of NYC OV SPE Guarantor LLC, a Delaware limited liability company (“NYC OV SPE Guarantor”), and NYC OV AssetCo LLC, a Delaware limited liability company (“NYC OV AssetCo”), as a direct and indirect wholly-owned subsidiary of NY OV LLC, respectively, and, on the Closing Date, the direct or indirect transfer of certain Conveyed Assets described in the Transfer Agreement to such entities pursuant to the Transfer Agreement, and (iv) one day prior to the Closing Date, the creation of newly formed subsidiaries Cablevision Shared Infrastructure LLC, a Delaware limited liability company (“NYC InfraCo”) and NYC OV InfraCo LLC, a Delaware limited liability company (“NYC OV InfraCo”, together with NYC InfraCo, the “InfraCos” and each an “InfraCo”), and, on the Closing Date, the transfer to the InfraCos of the Shared Infrastructure Assets pursuant to the Transfer Agreement;

WHEREAS, neither InfraCo will be a Guarantor of the Obligations or a Loan Party or pledge its assets as security for the Obligations, but will enter into the Shared Infrastructure Services Agreement with the NYC AssetCo and NYC OV AssetCo, under which the InfraCos will provide continuing access to the Shared Infrastructure Assets subject to the terms and conditions set forth therein;

WHEREAS, capitalized terms used herein shall have the meanings ascribed thereto in Section 1.1;

WHEREAS, in connection with the Transactions, the Borrower has requested that, on the Closing Date, the Lenders extend the Initial Term Loan Commitments to the Borrower; and

WHEREAS, each Loan Party has agreed to (x) secure the Secured Obligations by granting to the Collateral Agent, for the benefit of itself and the other Secured Parties, a Lien on substantially all of its assets, including without limitation, all right, title and interest in and to any Receivables Assets owned by such Loan Party on the Closing Date and (y) provide the Guaranty of the Guaranteed Obligations, in each case on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Loan Parties, the Administrative Agent, the Collateral Agent, the Account Bank and the Lenders hereby agree as follows:

I.	DEFINITIONS

1.1         Defined Terms. For purposes of the Transaction Documents, in addition to the definitions above and elsewhere in this Agreement or the other Transaction Documents, the terms listed in this Article I shall have the meanings given such terms in this Article I.

“Account Bank” shall have the meaning assigned to it in the introductory paragraph.

“Account Bank Fees” shall mean the fees, expenses and indemnities to be paid to the Account Bank pursuant to a written agreement between the Account Bank and the Borrower, together with its reasonable attorneys’ fees and expenses.

“Account Collateral” shall mean all of the Loan Parties’ right, title and interest in and to the Pledged Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of or on behalf of the Collateral Agent (for the benefit of the Secured Parties) representing or evidencing such Pledged Accounts and the Reserves and all earnings and investments held therein and proceeds thereof.

“Account Control Agreement” shall mean (i) with respect to any Trust Account, Section 14.9 of this Agreement and (ii) with respect to any other applicable Pledged Account, each agreement, in form and substance reasonably satisfactory to the Requisite Lenders, pursuant to which the Collateral Agent (acting at the direction of the Requisite Lenders), the applicable Loan Party and the bank maintaining the applicable Deposit Account or the applicable Securities Intermediary with respect to the applicable Securities Account have agreed, among other things, that (i) the Collateral Agent shall have “control” over such Deposit Account or Securities Account (within the meaning of the UCC) and (ii) solely upon the trigger events set forth in such Account Control Agreement, such bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account or such Securities Intermediary will comply with entitlement orders originated by the Collateral Agent with respect to the Securities Account, in each case, without further consent from any other Person (including the Borrower).

“Accounts” shall mean “accounts” (as such term is defined in the UCC) in which any Person now or hereafter has rights.

“Acquiring Lender” shall have the meaning assigned to it in Section 12.2.

“Additional Documents” shall have the meaning assigned to it in Section 2.10(e).

“Additional Principal Payment Amount” shall mean, on any Payment Date the amount required to be applied pursuant hereto as a mandatory prepayment of principal of the Term Loans on such date in accordance with Section 2.8(b)(i) or Section 2.8(b)(ii).

“Additional SPV Expenses” shall mean any other costs, expenses or liabilities not specifically enumerated in the Priority of Payments that are required to be borne by any of the Loan Parties or paid from amounts in the Collection Account pursuant to the Transaction Documents.

“Administrative Agent” shall have the meaning assigned to it in the introductory paragraph hereof.

“Administrative Agent Fee” shall mean the fees, expenses and indemnities to be paid to the Administrative Agent pursuant to the Administrative Agent Fee Letter, this Agreement or any other Transaction Document.

“Administrative Agent Fee Letter” shall mean that certain fee letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent.

“Administrative Agent’s Account” shall mean the account of the Administrative Agent as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” or “affiliate” shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Agent” shall mean the Administrative Agent and/or the Collateral Agent (as the context may require).

“Agent Related Parties” shall mean (i) with respect to the Administrative Agent, the Administrative Agent’s Affiliates and the officers, directors, employee, agents, members, managers, partners, advisors and other representatives of the Administrative Agent and of each of the Administrative Agent’s Affiliates and the permitted successors and assigns of the foregoing, and (ii) with respect to the Collateral Agent, the Collateral Agent’s Affiliates and the officers, directors, employee, agents, members, managers, partners, advisors and other representatives of the Collateral Agent and of each of the Collateral Agent’s Affiliates and the permitted successors and assigns of the foregoing.

“Agreement” shall have the meaning assigned to it in the introductory paragraph hereof.

“Aggregate Annualized Run Rate Net Cash Flow” shall mean, as of any determination date, (i) the Annualized Run Rate Net Cash Flow plus (ii) solely for purposes of measuring compliance with Section 7.14(a),any Retained Collections Contributions on deposit in the Collection Account in accordance with Section 2.15(b).

“AHYDO Catch-up Payment” means, with respect to the first Payment Date occurring more than five years after the day hereof, a payment of principal in respect of any Term Loans necessary to ensure that such Term Loan will not constitute an “applicable high yield discount obligation,” including if analyzed on an “as converted” basis, within the meaning of Section 163(i) of the Code, taking into account any payments made on such Payment Date.

“All-In Yield” means, as to any Indebtedness, the yield, whether in the form of interest rate, margin, original issue discount, fees, a SOFR or Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that original issue discount and fees shall be equated to interest rate assuming a four (4)-year weighted average life to maturity; provided further that “All-In Yield” shall not include customary fees payable to an “initial purchaser” in the Public ABS Transaction that is an Affiliate of a Lender.

“Amortization Percentage” shall mean (i) (a) from the Closing Date up to and excluding January 16, 2028 (the “Amortization Step-Up Date”), 2.00% per annum; and (b) from and including the Amortization Step-Up Date and thereafter, 5.00% per annum; and (ii) notwithstanding clause (i) of this definition, from and including the date on which the Borrower incurs Incremental Term Loans in excess of $50,000,000 pursuant to Section 2.7, and thereafter, 5.00% per annum.

“Annualized Run Rate Net Cash Flow” shall mean, as of any determination date, an amount equal to (a) Collections for the most recently ended Test Period (and assuming for purposes of this calculation that the Collection Period is such Test Period), less the aggregate Management Fee (to be calculated in accordance with the terms of the Management Agreement) less Excluded Amounts accrued during the Test Period, less any other amounts of the type paid in clause first in the Priority of Payments for such Test Period in an aggregate amount not to exceed $2,000,000, multiplied by (b) (i) twelve (12) in the case of the first two Test Periods elapsed after the Closing Date, (ii) six (6) in the case of the Test Period consisting of the first two full calendar months elapsed after the Closing Date, and (iii) four (4) for any other Test Period.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption including, without limitation, the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).

“Applicable Law” shall mean any and all federal, state, local and/or applicable foreign statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements applicable to any Loan Party, including, but not limited to, all applicable state and federal usury laws.

“Applicable Margin” shall mean, on any date, with respect to any Facility or Commitments made pursuant to Section 2.7 which accrue interest at a variable rate, a percentage per annum designated as the “Applicable Margin” in the relevant Incremental Loan Assumption Agreement.

“Applicable Rate” means a percentage per annum equal to:

(a)         with respect to the Initial Term Loans made pursuant to the Initial Term Loan Commitments, a fixed rate equal to 8.875%; and

(b)        with respect to any Facility or Commitments made pursuant to Section 2.7, which accrue interest at a fixed rate, a percentage per annum designated as the “Applicable Rate” in the relevant Incremental Loan Assumption Agreement.

“Approved Funds” shall mean, with respect to any Lender, any fund, investment vehicle or account that invests in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and is managed, sponsored, administered or advised by (i) such Lender, (ii) an Affiliate of such Lender, (iii) an entity or an Affiliate of an entity that administers, sponsors, advises or manages such Lender or (iv) the same investment advisor as any of the foregoing, including any limited partner or investor in any of the foregoing persons or entities described in clauses (i) through (iii).

“Assignment Agreement” shall mean an Assignment and Assumption substantially in the form of Exhibit F hereto or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Available Funds” has the meaning assigned to it in Section 2.9.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, the tenor for such Benchmark pursuant to this Agreement as of such date.

“Back-Up Management Agreement” shall mean that certain Back-up Management and Consulting Agreement, dated as of the date hereof, by and among the Borrower, NYC AssetCo, NYC OV AssetCo, the Manager, the Administrative Agent, and the Back-Up Manager.

“Back-Up Manager” shall mean Altman Solon US, LP, a Delaware limited partnership.

“Back-Up Manager Fee” shall mean the fees, expenses and indemnities to be paid to the Back-Up Manager pursuant to the Back-Up Management Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.

“Base Rate” shall mean, on any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1.00% and (c) Term SOFR for an Interest Period of one month in effect on such day plus 1.00%; provided that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate and the Base Rate will in no event be higher than the maximum rate permitted by Applicable Law. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or Term SOFR for any reason, the Base Rate shall be determined without regard to clause (b) or (c) above, as applicable, until the circumstances giving rise to such inability no longer exist.

“Base Rate Loans” shall mean any Term Loan that bears interest at the Base Rate as provided in this Agreement.

“Basel III” shall mean the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Benchmark” shall mean, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.5(g).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that (x) can be determined by the Requisite Lenders for the applicable Benchmark Replacement Date and (y) is administratively feasible for the Administrative Agent:

(a)          Daily Simple SOFR; and

(b)         the sum of: (a) the alternate rate of interest that has been selected by the Requisite Lenders (in consultation with the Borrower) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. Dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” shall mean the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Requisite Lenders and the Borrower giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated secured financing or securitization transactions at such time; provided that such Benchmark Replacement Adjustment shall be administratively feasible for the Administrative Agent.

“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Requisite Lenders and the Borrower decide may be appropriate to reflect the adoption and implementation of such rate and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Administrative Agent or Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Requisite Lenders determine that no market practice for the administration of such rate exists, in such other manner of administration as (x) the Requisite Lenders determine (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents and (y) is administratively feasible for the Administrative Agent).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark, or if the then-current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:

(a)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable Available Tenor of such Benchmark (or such component thereof); or

(b)         in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the applicable Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) is no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board of Directors” shall mean (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Unless otherwise specified in this Agreement, whenever any provision of this Agreement requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval); provided, however, that any Material Action shall in all instances require the consent of the Board of Directors of the Borrower, including all independent managers thereof.

“Borrower” shall have the meaning assigned to it in the introductory paragraph hereof.

“Borrower Materials” shall have the meaning assigned to it in Section 12.5(e).

“Borrowing Request” shall have the meaning assigned to it in Section 2.3.

“Business Contract” shall mean current and future agreements between a Loan Party and a Business Customer.

“Business Customer” shall mean any business (including any single or multi-location company, mid-sized government entity, educational institution and non-profit) or wholesale customer within the Designated Perimeter.

“Business Day” shall mean any day other than (a) a Saturday, a Sunday or any day which is a federal holiday or (b) any day on which banking institutions or trust companies in New York City, the State of New York or the State of Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person shall mean any and all shares of, interests, rights to purchase, warrants or options for, participation or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” shall mean, as to any Person, (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (d) Dollar denominated time deposits, Eurodollar time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (d) above, (f) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than nine months after the date of acquisition by such Person, and (g) investments in money market funds at least ninety-five percent (95%) of the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

“Cash Sweep Period” shall mean any period during which Excess Cash Flow is required to be applied in repayment of any principal amount of Term Loans pursuant to Section 2.8(b)(iii), (iv), (v) or (vi).

“Cash Sweep Percentage” shall mean (i) in respect of Section 2.8(b)(iii), fifty percent (50%); and (ii) in respect of Section 2.8(b)(iv), (v) and (vi), one hundred percent (100%).

“Casualty Event” shall have the meaning assigned to it in Section 6.5(c).

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in law, rule or treaty in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean:

(a)         the failure of Altice USA, Inc., directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in the Sponsor, except where the Sponsor continues to act as “Manager” under the Management Agreement in accordance with Section 14(d) of the Management Agreement;

(b)         the failure of the Sponsor, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in Holdings;

(c)         the failure of Holdings, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in the Borrower;

(d)         the failure of the Borrower, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in NYC AssetCo;

(e)         the failure of the Sponsor, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in NYC OV SPE Guarantor;

(f)          the failure of NYC OV SPE Guarantor, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in NYC OV AssetCo;

(g)         failure of the Sponsor, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in NYC InfraCo and NYC OV InfraCo;

(h)         the failure of Holdings or NYC OV SPE Guarantor, directly or indirectly through Wholly-Owned Subsidiaries, to own all of the Equity Interests in any Person that executes a Joinder Agreement; or

(i)          the sale, lease or transfer, to an unaffiliated third party, in one or more series of transactions of all or substantially all the assets of the Sponsor and its Subsidiaries on a consolidated basis.

“Class” shall mean (i) with respect to Commitments or Term Loans, those of such Commitments or Term Loans that have the same terms and conditions (without regard to differences in the Type of Term Loan, upfront fees, original issue discount or similar fees paid or payable in connection with such Commitments or Term Loans, or differences in tax treatment); provided that such Commitments or Term Loans may be designated in writing by the Borrower and the Lenders holding such Commitments or Term Loans as a separate Class from other Commitments or Term Loans that have the same terms and conditions and (ii) with respect to Lenders, those of such Lenders that have Commitments or Terms Loans of a particular Class.

“Closing Date” shall have the meaning assigned to it in the introductory paragraph hereof.

“Closing Date ARRNCF” means the Annualized Run Rate Net Cash Flow of the Borrower and its Subsidiaries for the most recently ended Test Period immediately preceding the Closing Date; provided that, for the avoidance of doubt, for the purposes of calculation Closing Date ARRNCF, Collections shall be calculated on a pro forma basis based on Collections by the Sponsor and its subsidiaries relating to the Designated Perimeter.

“Closing Date Certificate” shall mean an officer’s certificate, dated as of the Closing Date, executed by a Responsible Officer of each Loan Party in his or her capacity as a Responsible Officer of such Loan Party and not in his or her individual capacity and substantially in the form of Exhibit I hereto.

“Closing Date Transaction Documents” shall mean, collectively and each individually, this Agreement, the Management Agreement, the Transfer Agreement, the Shared Infrastructure Management Agreement, the Shared Infrastructure Services Agreement, the Risk Retention Letter, the Funds Flow, the Fee Letters, the IP License, the limited liability company agreement of the Borrower and the Back-Up Management Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

“Collateral” shall have the meaning assigned to it in Section 2.10(a) and shall exclude, for the avoidance of doubt, the Collateral Exclusions.

“Collateral Agent” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Collateral Agent Fee” shall mean the fees, expenses and indemnities to be paid to the Collateral Agent pursuant to the Collateral Agent Fee Letter.

“Collateral Agent Fee Letter” shall mean that certain fee letter agreement, dated as of July 1, 2025, between the Borrower and the Collateral Agent.

“Collateral Exclusions” shall mean, the following property of the Loan Parties: (i) any lease, sublease, license, or other contract or permit, in each case if the grant of a lien or security interest in any of the Loan Parties right, title and interest in, to or under such lease, sublease, license, contract or permit (or any rights or interests thereunder) in the manner contemplated by this Agreement (a) is prohibited by the terms of such lease, sublease, license, contract or permit (or any rights or interests thereunder) or would require consent of a third party (unless such consent has been obtained), (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Loan Party therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except, in each case, (x) to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law and (y) “Collateral Exclusions” shall not include proceeds of any of the foregoing unless such proceeds themselves constitute Collateral Exclusions under subclause (i)(a), (b) or (c), (ii) the Excluded Amounts, and (iii) amounts distributed to or at the priority tenth of the Priority of Payments.

“Collection Account” shall mean that certain segregated trust account at Account Bank held in the name of the Borrower, subject to the lien of the Collateral Agent on behalf of the Secured Parties, with account number ending in 3800.

“Collection Period” shall mean, with respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs or, with respect to the first Payment Date following the Closing Date, the period from and including the Closing Date to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

“Collections” shall mean, with respect to each Collection Period, all amounts received by or for the account of (or in the case of automated clearing house (“ACH”) transactions, amounts remitted via ACH to or for the account of, but net of any such ACH remittances that are subsequently reversed by the transmitting bank) the Loan Parties, including any recoveries made by the Loan Parties from the Customer under the Customer Agreements, in each case, during such Collection Period. For the avoidance of doubt, Collections that have been deposited in a Company Account or a Control Account during a Collection Period but that are transferred to the Collection Account after the end of such Collection Period shall be deemed to be attributable to the Collection Period in which such Collections were deposited into such Company Account or a Control Account; provided, that, the Manager shall use good faith estimates of Collections (which estimates shall be reasonably acceptable to the Administrative Agent acting at the direction of the Requisite Lenders) for periods prior to the contribution date of each of the Receivables Assets not previously contributed.

“Commercial Tort Claims” shall have the meaning assigned to such term in the UCC.

“Commitment” shall mean the commitment of a Lender to make a Term Loan and “Commitments” shall mean, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make Term Loans as such Lender’s Commitment may be increased by an Incremental Loan Assumption Agreement on an Incremental Effective Date. The amount of each Lender’s Commitment, if any, is set forth on Annex 1 or in the applicable Assignment and Assumption, Incremental Loan Assumption Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Commodities Account” shall have the meaning assigned to such term in the UCC.

“Commodities Intermediary” shall have the meaning assigned to such term in the UCC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Accounts” shall have the meaning assigned to it in Section 6.13(d).

“Company Account Collections” shall have the meaning assigned to it in Section 6.13(d).

“Competitor” shall mean any Person engaged primarily in the business of owning and operating fiber optic and/or hybrid fiber-coaxial broadband networks and other similar structures and other activities entered into in furtherance of the foregoing.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit E or in any other form approved by the Administrative Agent (acting at the direction of the Requisite Lenders) and the Borrower.

“Compliance Date” shall mean the last day of any Test Period (commencing with the first full fiscal quarter of the Borrower ending after the Closing Date).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Net Leverage Ratio” shall mean, as of any determination date, on a Pro Forma Basis, the ratio of (i) the outstanding principal balance of the Term Loans and any other Indebtedness for borrowed money, notes, bonds, debentures and guarantees of the Loan Parties, less the Unrestricted Cash of the Loan Parties, to (ii) the Aggregate Annualized Run Rate Net Cash Flow of the Borrower and its Subsidiaries for the most recently ended Test Period; provided that the amount of Unrestricted Cash of the Loan Parties that may be netted from clause (i) shall (x) for the purposes of calculating Consolidated Total Net Leverage on the date of incurrence of any borrowed money, notes, bonds, debentures and guarantees thereof, not include the cash proceeds from the incurrence of such borrowed money, notes, bonds, debentures and guarantees thereof (except in the case of any such determination date occurring on the Closing Date, the amount funded into the Interest Reserve Account); (y) include the amount of any balance maintained by the Loan Parties in the Interest Reserve Account up to the minimum amount required to be held in the Interest Reserve Account; and (z) not exceed, in the aggregate, in the case of Unrestricted Cash credited to accounts other than as described in clause (y), $10,000,000.

“Consumer Contract” shall mean current and future agreements between a Loan Party and a Consumer Customer.

“Consumer Customer” shall mean any residential customer within the Designated Perimeter.

“Contingent Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control Account” shall mean any of those certain accounts maintained in the name of a Loan Party at banks other than the Account Bank that are subject to an Account Control Agreement and to the Lien of the Collateral Agent on behalf of the Secured Parties under this Agreement.

“Control Account Collections” shall have the meaning assigned to it in Section 6.13(d).

“Convert”, “Conversion” and “Converted” each refers to a conversion of Term Loans of one Type into Term Loans of the other Type pursuant to the terms hereof.

“Conveyed Customer Data” means all customer data, customer identifying information (including account numbers, names, addresses, phone numbers, emails and payment processing information) and related information, files and databases consisting of such customer data or identifying information.

“Corresponding Tenor” with respect to any Available Tenor means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.

“Current ARRNCF” means the Annualized Run Rate Net Cash Flow of the Borrower and its Subsidiaries for the most recently ended Test Period.

“Customer” shall mean any current and future customer within the Designated Perimeter, including each Consumer Customer or Business Customer.

“Customer Agreement” shall mean all current and future Consumer Contracts and Business Contracts in effect from time to time, in each case to the extent relating to the provision of the services related to the Conveyed Assets defined in the Transfer Agreement in locations within the Designated Perimeter to Customers.

“Customer Receivables” shall mean accounts receivable in connection with any Customer Agreement.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

“Data Subscribers” means each location of a Customer in the Designated Perimeter whose Customer Agreement includes data, video, IP-delivered voice and related services for such location.

“Data Total Additions” means FTTH Data Total Additions plus HFC Data Total Additions.

“Debt Service Coverage Ratio” or “DSCR” shall mean, as of any determination date, the ratio, calculated on a Pro Forma Basis, of (i) the Aggregate Annualized Run Rate Net Cash Flow for the most recently ended Test Period, to (ii) the sum of (a) the amount of interest that the Borrower and its Subsidiaries will be required to pay on the Term Loans, calculated for the immediately succeeding twelve (12) months on the aggregate principal balance of such Term Loans and (b) scheduled amortization that the Borrower and its Subsidiaries will be required to pay on the Term Loans, calculated for the immediately succeeding twelve (12) months. For the purposes of calculating the Debt Service Coverage Ratio, it shall be assumed that the Base Rate or Term SOFR for the applicable period (if relevant) will be equal to the then-current Base Rate or Term SOFR, as applicable, as determined in accordance with the terms hereof.

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time, if any, or both, would constitute, be or result in an Event of Default.

“Default Rate” shall mean, as of any time of determination, (x) with respect to any principal payable with respect to any Term Loan, the rate of interest otherwise applicable to such Term Loan as of such time pursuant to Section 2.5(a), Section 2.5(b) or Section 2.5(c), as applicable, plus 2.00% per annum and (y) with respect to any other Obligations, the rate of interest otherwise applicable to SOFR Loans as of such time pursuant to Section 2.5(b), plus 2.00% per annum.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the following: (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Term Loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under the Transaction Documents within one (1) Business Day of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility or under other agreements in which it commits to extend credit; (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Borrower that it will comply with its funding obligations under the Facility or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Transaction Document or constitute a “Lender” for any voting or consent rights under or with respect to any Transaction Document for as long as such Lender remains a Defaulting Lender. No Agent shall be deemed to have knowledge or notice of designation of Lender as a “Defaulting Lender” hereunder unless such Agent has received written notice as set forth above from such Lender or from the Borrower referring to this Agreement and notifying such Agent of the identity and designation of such Lender as a “Defaulting Lender” which such Agent may conclusively rely upon without incurring liability therefor, and absent receipt of such notice from such Lender or the Borrower, such Agent may conclusively assume that no Lender under this Agreement has been designated as a “Defaulting Lender”.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Perimeter” shall have the meaning set forth in the Transfer Agreement.

“Designation” means the designation of the Loan Parties as “Unrestricted Subsidiaries” under the Existing Debt Documents and the transfers of the Receivables Assets to the Loan Parties pursuant to the Transfer Agreement.

“Direction Letter” shall have the meaning assigned to it in Section 6.13(f).

“DIP Financing” shall have the meaning provided in Section 12.13.

“Disposition” shall mean any sale, transfer, irrevocable right of use with respect thereto, lease or otherwise disposition of any asset (including any Casualty Event).

“Disqualified Lenders” shall mean (i) Persons identified in writing to the Initial Lenders and the Administrative Agent by the Borrower prior to the Closing Date and, in the case of all of the foregoing under this clause (i), their respective Subsidiaries (to the extent reasonably identifiable on the basis of name or otherwise identified by the Borrower to the Administrative Agent to be an Affiliate), and (ii) any bona fide operating company competitor of the Borrower and its Affiliates, in each case, that is identified in writing to the Initial Lenders by the Borrower (which list may be updated with the written consent of the Requisite Lenders (without retroactive effect)) and, in the case of all of the foregoing under this clause (ii), their respective Affiliates (to the extent reasonably identifiable on the basis of name or otherwise identified in writing by the Borrower to the Administrative Agent to be an Affiliate) other than Affiliates that constitute bona fide debt funds primarily investing in loans and similar extensions of credit. The list of Disqualified Lenders shall be held with the Administrative Agent and may be communicated to a Lender upon request, but shall not be “posted” or otherwise disclosed by the Administrative Agent to any other Person.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depositary institution or a state chartered depositary institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), which institution, in either case, has a combined capital and surplus of at least $100,000,000 and has corporate trust powers and is acting in its fiduciary capacity and which institution’s long-term debt obligations are rated at least “BBB-” by Fitch (or its equivalent from at least one NRSRO) or short-term debt obligations are rated at least “P-3” by Fitch (or its equivalent from at least one NRSRO); provided that, if any Account ceases to be an Eligible Account, the Borrower shall establish a new Account that is an Eligible Account in accordance with the requirements of Section 6.13. Notwithstanding anything to the contrary herein, the Loan Parties’ accounts and other funds in existence as of the Closing Date shall constitute Eligible Accounts.

“Eligible Assignee” shall mean a financial institution that is a commercial bank, trust company or other Person reasonably acceptable to the Borrower with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000 (or such lesser amount as determined by the Borrower in its sole discretion) as of the date of the assignment, and that is not a Competitor.

“Eligible Bank” shall mean (x) any Person that is a Lender or an Agent (or any Affiliate of the foregoing) on the date on which such account is established, and/or (y) a bank that satisfies the Rating Criteria.

“Employee Benefit Plan” shall mean any “employee benefit pension plan” as defined in Section 3(2) of ERISA that is subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code and which is or, within the six year period immediately preceding the Closing Date, was sponsored, maintained or contributed to by, or required to be contributed by, the Loan Parties or any of their respective ERISA Affiliates, other than a Multiemployer Plan.

“Environmental Laws” shall mean, with respect to any Person, any and all international, national, regional, local and other laws, rules, regulations, decisions and orders, in each case applicable to and legally binding on such Person, relating to the protection of human health and safety as related to Hazardous Materials exposure, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

“Environmental Liability” shall mean any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any other Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, labeling, storage, treatment, disposal or recycling of, or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other Capital Stock or other equity ownership units of, or beneficial interests in, such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, limited liability membership interests, options, warrants, preferred stock, phantom stock, membership units (common or preferred), partnership interests (including, without limitation, general partnership interests), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, certificated or uncertificated, in whole or in part, into any one or more of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” shall mean, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” shall mean (a) the occurrence of an act or omission which would give rise to the Imposition on the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409 or 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (b) the receipt by the Borrower, any of its Subsidiaries, or any of their respective ERISA Affiliates of written notice of the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; or (c) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Code.

“Erroneous Payment” shall have the meaning assigned to it in Section 13.12(a).

“Event of Default” shall mean the occurrence of any event set forth in Article VIII.

“Excess Cash Flow” shall mean, with respect to any Cash Sweep Period, the sum of (A) any amounts available to be distributed to the Administrative Agent pursuant to priority sixth of the Priority of Payments on each Payment Date occurring during such Cash Sweep Period less (B) a dollar-for-dollar deduction (in each case, to the extent not financed with proceeds of long-term funded Indebtedness) for voluntary prepayments of Term Loans made during such Cash Sweep Period.

“Excess Interest” has the meaning assigned to it in Section 2.5(f).

“Excluded Amounts” shall mean (a) amounts paid by Customers with respect to networks or other assets that are not included in the Collateral, (b) cash capital contributions made to a Guarantor or any of the Loan Parties designated by the Manager as “Excluded Amounts” for application in the manner designated by the Manager, which, for the avoidance of doubt, will not be treated as Retained Collections Contributions for inclusion as part of Aggregate Annualized Run Rate Net Cash Flow, (c) amounts that cannot be transferred to the Collection Account due to Applicable Law, (d) all withholding taxes, franchise taxes, government Impositions, and other taxes that are due and payable by a Loan Party to a Governmental Authority or other unaffiliated third party, (e) cash management obligations and other account fees and expenses paid to the bank at which a Control Account is held, (f) amounts reimbursed by Customers to the Manager with respect to costs or expenses incurred by the Manager not in the ordinary course as a result of acts or omissions by Customers, (g) amounts paid by Customers in respect of fees and expenses payable to the Manager or its Affiliates or unaffiliated third parties for services provided to Customers, including, without limitation, contributions in aid of construction payments, (h) any deductible or self-insured retention amounts payable under any insurance policy in connection with casualties or losses (including third party liability amounts) with respect to the Receivables Assets or other property of the Loan Parties, and (i) any other amounts deposited into a Control Account or the Collection Account in error or otherwise included in Collections that are not required to be deposited into the Collection Account.

“Existing Debt Documents” shall mean (i) the indenture, dated as of September 23, 2016, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture dated as of November 27, 2018, governing CSC Holdings, LLC’s $1,310.0 million aggregate principal amount of 5.500% senior guaranteed notes due 2027; (ii) the indenture, dated as of January 29, 2018, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture dated as of November 27, 2018, governing CSC Holdings, LLC’s $1,000.0 million aggregate principal amount of 5.375% senior guaranteed notes due 2028; (iii) the indenture, dated as of April 5, 2018, among, inter alios, CSC Holdings, LLC (as successor issuer to Cablevision Systems Corporation, as successor issuer to Cequel Communications Holdings I, LLC and Cequel Capital Corporation), as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture dated October 17, 2018, governing CSC Holdings, LLC’s $4,118,000 aggregate principal amount of 7.500% senior notes due 2028; (iv) the indenture, dated as of November 27, 2018, among, inter alios, CSC Holdings, LLC, as issuer, and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,045,882,000 aggregate principal amount of 7.500% senior notes due 2028; (v) the indenture, dated as of January 31, 2019, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,750.0 million aggregate principal amount of 6.500% senior guaranteed notes due 2029; (vi) the indenture, dated as of July 10, 2019, among, inter alios, CSC Holdings, LLC, as issuer and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $2,250.0 million aggregate principal amount of 5.750% senior notes due 2030; (vii) the indenture, dated as of June 16, 2020, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,100.0 million aggregate principal amount of 4.125% senior guaranteed notes due 2030; (viii) the indenture, dated as of June 16, 2020, among, inter alios, CSC Holdings, LLC, as issuer and Deutsche Bank Trust Company Americas, governing CSC Holdings, LLC’s $2,325.0 million aggregate principal amount of 4.625% senior notes due 2030; (ix) the indenture, dated as of August 17, 2020, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,000.0 million aggregate principal amount of 3.375% senior guaranteed notes due 2031; (x) the indenture, dated as of May 13, 2021, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,500.0 million aggregate principal amount of 4.500% senior guaranteed notes due 2031; (xi) the indenture, dated as of May 13, 2021, among, inter alios, CSC Holdings, LLC, as issuer and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $500.0 million aggregate principal amount of 5.000% senior notes due 2031; (xii) the indenture, dated as of April 25, 2023, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $1,000.0 million aggregate principal amount of 11.250% senior guaranteed notes due 2028; (xiii) the indenture, dated as of January 25, 2024, among, inter alios, CSC Holdings, LLC, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing CSC Holdings, LLC’s $2,050.0 million aggregate principal amount of 11.750% senior guaranteed notes due 2029; and (xiv) the Group Credit Agreement.

“Facility” shall mean (i) the Initial Term Loan Facility, or (ii) an Incremental Term Loan Facility, as the context may require.

“FATCA” shall mean sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or other official interpretations thereof or official guidance with respect thereto, and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the federal funds effective rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Fee Letters” shall mean, collectively, the Administrative Agent Fee Letter, the Collateral Agent Fee Letter and the Lender Fee Letters.

“Financial Statements” shall mean in relation to any Person, its consolidated statements of operations and members’ equity, statements of cash flows and balance sheets.

“Fixed Rate Loan” means Initial Term Loans borrowed pursuant to the Initial Term Loan Commitments that bear a fixed rate of interest in accordance with this Agreement, and any other Term Loans designated as “Fixed Rate Loans” pursuant to an Incremental Loan Assumption Agreement.

“Floor” shall mean a percentage equal to 0.00% per annum.

“FTTH Data Gross Unit Adds” for any Collection Period means each Data Subscriber at which FTTH started under a Customer Agreement during such Collection Period, whether such location is a new address or an address previously occupied by another customer who terminated FTTH services at that location.

“FTTH Data Total Additions” for any Collection Period means (i) FTTH Data Gross Unit Adds plus (ii) Data Subscribers that migrated from HFC to FTTH.

“Funding Source” has the meaning assigned to it in Section 3.2(a).

“Funds Flow” shall mean that certain funds flow delivered by the Borrower to the Administrative Agent, Collateral Agent, Account Bank and the Initial Lenders on or prior to the Closing Date, in form and substance reasonably acceptable to the Initial Lenders.

“GAAP” shall mean generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Agreement shall be construed, and all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value,” as defined therein.

“Governmental Authority” shall mean any federal, state, provincial, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory, province or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia, including any supra-national bodies (such as the European Union or the European Central Bank).

“Group Credit Agreement” shall mean that certain credit agreement, dated as of October 9, 2015, as amended by the first amendment, dated as of June 20, 2016, the incremental loan assumption agreement, dated as of June 21, 2016, the incremental loan assumption agreement, dated as of July 21, 2016, the second amendment, dated as of September 9, 2016, the third amendment, dated as of December 9, 2016, the fourth amendment, dated as of March 15, 2017, the fifth amendment, dated as of January 12, 2018, the sixth amendment, dated as of October 15, 2018, the issuer acknowledgment and supplement, dated as of November 27, 2018, the seventh amendment, dated as of January 24, 2019, the eighth amendment, dated as of February 7, 2019, the ninth amendment, dated as of May 14, 2019, the tenth amendment, dated as of May 14, 2019, the eleventh amendment, dated as of October 3, 2019, the twelfth amendment, dated as of July 13, 2022, and the thirteenth amendment dated as of December 19, 2022, by and among, inter alios, CSC Holdings, LLC, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and as security agent.

“Guaranteed Obligations” shall have the meaning assigned to it in Section 15.1.

“Guarantors” shall mean Holdings, NYC AssetCo, NYC OV SPE Guarantor, NYC OV AssetCo, and each other Person that executes a Joinder Agreement pursuant to Section 2.15(a)(ii) or Section 6.17.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article XV.

“Hazardous Material” shall mean all chemicals, materials, substances or wastes of any nature that are listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant,” or terms of similar intent or meaning, by any Governmental Authority or that are otherwise prohibited, limited or regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“HFC Data Gross Unit Adds” for any Collection Period means each Data Subscriber at which HFC services started under a Customer Agreement during such Collection Period, whether such location is a new address or an address previously occupied by another customer who terminated HFC services at that location.

“HFC Data Total Additions” for any Collection Period means HFC Data Gross Unit Adds.

“Holdings” shall have the meaning assigned to it in the introductory paragraph hereof.

“IP License” means that certain IP License Agreement, dated as of the Closing Date, by and among CSC Holdings, LLC, NYC AssetCo and NYC OV AssetCo.

“Impositions” shall mean all local or other property taxes (net of abatements, reductions and refunds) payable by the Loan Parties, vault charges, sales taxes, other taxes, levies, assessments and similar charges of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority upon any of the Receivables Assets or the fees relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such Governmental Authority with respect to any of the foregoing. Impositions shall not include (x) any sales or use taxes payable by the Loan Parties, (y) any of the foregoing items payable by Customers occupying any portion of the Network or (z) taxes or other charges payable by the Manager unless such taxes are being paid by the Manager and reimbursed by the Loan Parties.

“Incremental Arranger” shall have the meaning assigned to it in Section 2.7(a).

“Incremental Effective Date” shall have the meaning assigned to it in Section 2.7(a).

“Incremental Term Loan Facility” shall mean the Incremental Term Loan Commitments and the Incremental Term Loans made pursuant thereto.

“Incremental Term Loan” shall have the meaning assigned to it in Section 2.7(a).

“Incremental Term Loan Commitments” shall have the meaning assigned to it in Section 2.7(a).

“Incremental Loan Assumption Agreement” shall mean an Incremental Loan Assumption Agreement among, and in form and substance reasonably satisfactory to the Borrower, the Incremental Arranger and the Incremental Term Loan Lender(s) (and, solely with respect to their respective rights, duties, obligations, protections and immunities, and for operational, administrative and technical changes to implement or administer the Incremental Term Loans, the Administrative Agent and the Collateral Agent) providing the Incremental Term Loan Commitments, which Incremental Loan Assumption Agreement shall attach a commitment schedule with respect to the Incremental Term Loans being incurred pursuant thereto.

“Incremental Term Loan Lenders” shall have the meaning assigned to it in Section 2.7(a).

“Incremental Term Loan Notice” shall have the meaning assigned to it in Section 2.7(a).

“Indebtedness” shall mean, for any Person, without duplication: (i) the principal and premium, whether or not contingent, in respect of (x) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable and (y) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (ii) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all indebtedness, (iv) representing the balance deferred and unpaid of the purchase of any property, (x) in respect of earnout obligations or (y) constituting any obligations under leases that constitute capital leases for which such Person is liable, (v) all Swap Obligations of such Person, (vi) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clauses (i) through (v) and (vii) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (vii) to the extent not otherwise included, the obligations of the type referred to in clauses (i) through (vi) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; in each of clauses (i) through (vii) above, whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; provided that notwithstanding any of the foregoing, reimbursement or indemnity obligations related to surety bonds or letters of credit incurred in the ordinary course of business and fully secured by cash collateral shall not be considered “Indebtedness” hereunder.

“InfraCos” or “InfraCo” shall have the meaning assigned to it in the introductory paragraph hereof.

“Indemnified Person” shall have the meaning assigned to it in Section 12.4.

“Initial Lenders” shall mean Goldman Sachs Bank USA and TPG Angelo Gordon.

“Initial Term Loan” shall mean a loan made on the Closing Date pursuant to Section 2.1(a).

“Initial Term Loan Commitment” shall mean, as to each Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Annex 1 under the caption “Initial Term Loan Commitment”. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,000,000,000.

“Initial Term Loan Facility” shall mean the Initial Term Loan Commitments and the Initial Term Loans made pursuant thereto.

“Insurance Policies” shall have the meaning assigned to it in Section 6.6.

“Insurance Proceeds” shall mean all of the proceeds received under the Insurance Policies.

“Insurance Proceeds Account” shall mean that certain non-interest bearing segregated trust account, at Account Bank held in the name of the Borrower, subject to the Lien of the Collateral Agent on behalf of the Secured Parties with account number ending in 4000, into which Insurance Proceeds shall be deposited in accordance with Section 6.5.

“Intellectual Property” shall mean, collectively, all rights, title and interests in intellectual property (including copyrights, patents, trademarks, trade secrets, and proprietary rights in software and databases not otherwise included in the foregoing), and the right to sue at law or in equity or otherwise recover for any past, present or future infringement, dilution, misappropriation, breaches or other violation or impairment thereof, including the right to receive all proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean a trademark security agreement, a patent security agreement or a copyright security agreement, in each case, identifying as collateral the applicable United States federal registrations and pending applications for trademarks, patents, or copyrights, and in each case in form and substance reasonably acceptable to the Requisite Lenders, as applicable.

“Interest Election Request” shall mean a request by the Borrower to Convert or continue a Term Loan in accordance with Section 2.6 substantially in the form of Exhibit G hereto.

“Interest Payment Date” shall mean (a) with respect to interest on any SOFR Loan, the Payment Date following the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the Facility under which such Term Loan was made; provided, that if any Interest Period for a SOFR Loan exceeds three months, the respective Payment Date following the date that falls every three months after the beginning of such Interest Period shall also be an Interest Payment Date, (b) with respect to interest on any Base Rate Loan or Fixed Rate Loan, each Payment Date and (c) with respect to scheduled principal amortization payments required in respect of such Fixed Rate Loan pursuant to Section 2.8(d), each Payment Date.

“Interest Period” shall mean with respect to any SOFR Loan, the period commencing on the date of the borrowing of such Term Loan and ending on the date that is approximately one (1), three (3) or six (6) months thereafter, as the Borrower may elect and set forth in the applicable Borrowing Request or Interest Election Request; provided that the initial Interest Period with respect thereto shall commence on the date on which such Term Loans are incurred and end on the date that is approximately one (1), three (3) or six (6) months thereafter, as the Borrower may elect and set forth in the applicable Borrowing Request (and Term SOFR for such initial Interest Period shall be Term SOFR for a term of one, three or six months, as applicable, determined as of the Periodic Term SOFR Determination Day in respect of such initial Interest Period). For purposes of this definition, the date of a borrowing of a Term Loan initially shall be the date on which such Term Loan is made and thereafter shall be the first date of the Interest Period of the most recent Conversion or continuation of such Term Loan.

“Interest Rate Protection Agreement” shall mean any interest rate cap or other agreement (together with the confirmation and schedules relating thereto), in form and substance reasonably satisfactory to the Borrower and the applicable counterparty, between the Borrower and such counterparty and any renewal or replacement thereof, which agreement shall be pledged as Collateral hereunder and under which agreement the Borrower has no ongoing obligations or liabilities. The Borrower shall furnish a copy of any Interest Rate Protection Agreement within five (5) Business Days of the date of execution and delivery thereof.

“Interest Reserve Account” shall mean that certain segregated trust account at Account Bank held in the name of the Borrower, subject to the Lien of the Collateral Agent on behalf of the Secured Parties with account number ending in 3900.

“Interest Reserve Draw Amount” shall mean, with respect to any Payment Date, any amounts pursuant to clause third of the Priority of Payments that would be due and unpaid after accounting for all distributions pursuant to the Priority of Payments on such Payment Date, assuming that the only funds distributed pursuant to the Priority of Payments are the related Retained Collections.

“Interest Reserve Release Amount” shall have the meaning assigned to it in Section 6.15(c).

“Interest Service Payment” shall have the meaning assigned to it in Section 6.15(b).

“Investment” shall have the meaning assigned to it in Section 7.7.

“Involuntary Asset Entity Bankruptcy” shall have the meaning assigned to it in Section 7.13.

“Involuntary Bankruptcy” shall mean, in respect of any Person, any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which the Borrower is a debtor or any asset of any such entity is property of the estate therein.

“Irrevocable Payment Directions” shall mean each of (i) that certain irrevocable payment direction, dated July 9, 2025, from the Sponsor to JPMorgan Chase Bank, N.A., (ii) that certain irrevocable payment direction, dated July 9, 2025, from the Sponsor to Paymentech, LLC, and (iii) that certain irrevocable payment direction, dated July 9, 2025, from the Sponsor to AMDOCS BCS, Inc.

“Joinder Agreement” shall mean a joinder to this Agreement substantially in the form, of Exhibit J pursuant to which the applicable Person assumes all rights and obligations of a “Guarantor” and “Loan Party” hereunder. For the avoidance of doubt, no InfraCo is or shall be a Guarantor or a Loan Party.

“Knowledge” whenever used in this Agreement or any of the other Transaction Documents, or in any document or certificate executed pursuant to this Agreement or any of the other Transaction Documents (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean actual knowledge (without independent investigation unless otherwise specified) (i) of the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity; and (ii) also to the knowledge of the person signing such document or certificate.

“Lender” and “Lenders” shall mean each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a lender party hereto pursuant to an Assignment Agreement (in each case, other than any such Person that ceases to be a Lender pursuant to an Assignment Agreement).

“Lender Fee Letters” shall mean each fee letter agreement, dated as of the Closing Date, between the Borrower and the Initial Lenders.

“Lender-Related Distress Event” means, with respect to any Lender or any direct or indirect parent company of such Lender (each, a “Distressed Person”), (1) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (2) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or (3) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any direct or indirect parent company of a Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” shall mean the office or offices of any Lender set forth in its Administrative Questionnaire, as updated from time to time in writing from such Lender to the Administrative Agent.

“Lien” shall mean, with respect to any property or assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Loan Account” shall mean, with respect to any proposed borrowing of Term Loans an account designated in writing by the Borrower in the Borrowing Request applicable to such borrowing.

“Loan Party” or “Loan Parties” shall mean individually and collectively, the Borrower and Guarantors.

“Management Agreement” shall mean that certain Management Agreement, dated as of the Closing Date, by and among the Loan Parties and the Manager.

“Management Fee” shall mean a fee payable to the Manager, with respect to any Payment Date, equal to the sum of: (i) the sum of (a) $84.15 multiplied by the number of Video Subscribers during the related Collection Period and (b) $1.67 multiplied by the number of Data Subscribers during the related Collection Period (the “COGS Component”), (ii) the sum of (a) $7.40 multiplied by the number of Data Subscribers during the related Collection Period and (b) $3.96 multiplied by the number of Passed Locations at the end of the related Collection Period, (iii) $337.52 multiplied by the number of Data Total Additions during the related Collection Period, and (iv) the sum of (a) $142.74 multiplied by the number of FTTH Data Total Additions during the related Collection Period, (b) $62.42 multiplied by the number of HFC Data Total Additions during the related Collection Period, and (c) $154.21 multiplied by the number of Data Total Additions during the Collection Period, and (d) $0.97 multiplied by the number of Passed Locations at the end of the related Collection Period. With respect to the first Payment Date occurring after the Closing Date, the Management Fee will be calculated assuming that the Closing Date is the first day of the related Collection Period, and then such result will be multiplied by a fraction, the numerator of which is the number of days in the related Collection Period on and after the Closing Date and the denominator of which is the number of days in such Collection Period.

“Manager” shall mean the manager described in the Management Agreement or one or more Successor Managers as may hereafter become a Manager or sub-manager pursuant to the terms of the Management Agreement from time to time.

“Manager Report” shall have the meaning assigned to it in Section 6.1(c).

“Material Action” shall mean to (i) file a voluntary bankruptcy petition or file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal or state law relating to bankruptcy naming the Borrower as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Borrower or otherwise seek with respect to such entity relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of any of its properties; (iii) make or consent to any assignment for the benefit of the Borrower’s creditors; (iv) admit in writing the inability of the Borrower to pay its debts generally as they become due; (v) consent to substantive consolidation with any owner of equity interests of the Borrower or any Affiliate of such owner of equity interests (other than any Loan Party); (vi) sell, exchange, lease or otherwise transfer all or substantially all of the assets of the Borrower or consolidate or merge the Borrower with or into another Person whether by means of a single transaction or a series of related transactions (other than a merger with any other Loan Party); (vii) amend the limited liability company agreement of the Borrower or its other organizational documents (except as required by law), except for amendments to such documents in circumstances where the consent of the independent managers is not required pursuant to the terms therein; (viii) to the fullest extent permitted by law, dissolve, liquidate or wind up the Borrower or approve of any proposal relating thereto, (ix) intentionally breach any Transaction Document; (x) enter into any transactions with an Affiliate outside of the ordinary course of business and inconsistent with past practice, including, for the avoidance of doubt, any modifications to the Shared Infrastructure Services Agreement or the Management Agreement, in each case that would be adverse to the interest of any Loan Party, (xi) commence or resolve any litigation or other legal dispute or proceeding between any Loan Party, on the one hand, and the Sponsor or any of its Affiliates, on the other hand, and (xii) renew the Management Agreement pursuant to Section 18(a)(I) thereof after (x) the occurrence of an Insolvency Event (as defined therein) with respect to the Manager or (y) the receipt of direction from the Requisite Lenders to not renew such Management Agreement.

“Material Adverse Effect” shall mean, individually or in the aggregate:

(a)         the material impairment of the rights and remedies, taken as a whole, of the Administrative Agent, the Collateral Agent and the Lenders (in their capacities as such) in respect of the Collateral or under the Transaction Documents (taken as a whole);

(b)         a material adverse effect upon the business, operations or condition (financial or otherwise) of the Loan Parties (taken as a whole); or

(c)         the material impairment of the ability of the Loan Parties (taken as a whole) to perform any of their respective material obligations under the Transaction Documents (taken as a whole) or on the use, value or operation of the Network (taken as a whole).

“Material Agreement” shall mean any contract or agreement, or series of related written agreements, by any Loan Party or the Borrower relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Receivables Assets under which there is an obligation of a Loan Party in the aggregate to pay, or under which any Loan Party receives compensation in the aggregate, of more than $5,000,000 per annum, excluding (i) the Transaction Documents, (ii) any agreement which is terminable by a Loan Party on not more than thirty (30) days’ prior written notice without any material fee or penalty, (iii) any Customer Agreement and (iv) any Network Underlying Rights Agreement.

“Material Customer Agreement” shall mean any Customer Agreement that both (a) provides for annual payments in an amount equal to or greater than $5,000,000 and (b) may not be cancelled by the applicable Customer (or related Affiliate) without at least thirty (30) days’ notice and payment of a termination fee, penalty or other cancellation fee.

“Material Real Property” shall mean any fee owned real property owned by a Loan Party as of the Closing Date or acquired by a Loan Party after the Closing Date, in each case, with a fair market value as of the Closing Date or date the property is acquired, as applicable, in excess of $5,000,000.

“Maturity Date” shall mean (a) with respect to the Initial Term Loans, January 16, 2031; and (b) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Loan Assumption Agreement, provided that if such day is not a Business Day then the Maturity Date shall be the next succeeding Business Day.

“Maximum Cash Sweep Leverage Ratio” shall mean, initially, 2.80:1.00; provided that with each borrowing of Incremental Term Loans, the Maximum Cash Sweep Leverage Ratio shall be adjusted to the product of (x) 1.225:1.00; and (y) the ratio of (i) the outstanding principal balance of the Term Loans, together with any other borrowed money, notes, bonds, debentures and guarantees thereof measured on a pro forma basis for such issuance, to (ii) the greater of (A) the Current ARRNCF and (B) the Closing Date ARRNCF.

“Maximum Leverage Ratio” shall mean, as of any date of determination, 3.10:1.00; provided that with each borrowing of Incremental Term Loans, the Maximum Leverage Ratio shall be adjusted to the product of (x) 1.35:1.00; and (y) the ratio of (i) the outstanding principal balance of the Term Loans, together with any other borrowed money, notes, bonds, debentures and guarantees thereof measured on a pro forma basis for such issuance, to (ii) the greater of (A) the Current ARRNCF and (B) the Closing Date ARRNCF.

“Maximum Rate” shall mean the highest lawful and non-usurious rate of interest applicable to the Term Loans, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Term Loans and the Obligations under Applicable Law to the extent allowed by such Applicable Laws.

“Maximum Residential Data Churn” shall mean 2.5%.

“Maximum Video Churn” shall mean 3.0%.

“Minimum Cash Sweep DSCR” shall mean, initially, 3.10:1.00; provided that with each borrowing of Incremental Term Loans, the Minimum Cash Sweep DSCR shall be adjusted to the product of (x) 0.775:1.00 and (y) the ratio of (a) the greater of the Current ARRNCF and the Closing Date ARRNCF, less (b) amounts of the type paid ahead of (and pari passu with) clause third of the Priority of Payments for the most recently ended Test Period, to (ii) the amount of interest and scheduled amortization that the Loan Parties will be required to pay on the Term Loans and all other Indebtedness, calculated on a pro forma basis for such borrowing for the immediately succeeding twelve (12) months.

“Minimum DSCR” shall mean, as of any date of determination, 2.80:1.00; provided that with each borrowing of Incremental Term Loans, the Minimum DSCR shall be adjusted to the product of (x) 0.65:1.00 and (y) the ratio of (a) the greater of the Current ARRNCF and the Closing Date ARRNCF, less (b) amounts of the type paid ahead of (and pari passu with) clause third of the Priority of Payments for the most recently ended Test Period, to (ii) the amount of interest and scheduled amortization that the Loan Parties will be required to pay on the Term Loans and all other Indebtedness, calculated on a pro forma basis for such borrowing for the immediately succeeding twelve (12) months.

“Minimum Interest Reserve Amount” means, as of any date of determination, an amount equal to the maximum amount of all interest scheduled to be paid with respect to the Term Loans during the three (3)-month period following such determination date.

“Minimum Residential Data Penetration” shall mean 40.0%.

“Mortgages” shall mean, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Material Real Estate Asset in form and substance reasonably satisfactory to the Requisite Lenders with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 6.17(b).

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Proceeds” shall mean, with respect to any Prepayment Event, (a) the proceeds received in respect of such event in cash or cash equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a Casualty Event, insurance proceeds that are actually received in cash and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received in cash, minus (b) all reasonable and documented fees and out-of-pocket expenses paid by the Manager, the Borrower and its Subsidiaries in connection with such event, minus (c) the amount of any liabilities directly associated with such asset and retained by the Manager, the Borrower and its Subsidiaries, minus (d) the amount of all taxes paid (or estimated by the Borrower in good faith to be payable) (including pursuant to tax sharing arrangements or that are or would be imposed on intercompany distributions) with such proceeds, minus (e) the amount of any costs associated with unwinding any related swap, minus (f) the amount of any reserves established by the Manager, the Borrower and its respective Subsidiaries to fund contingent liabilities estimated by the Borrower in good faith to be payable, that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt at such time of Net Proceeds in the amount of such reduction.

“Network” shall mean each discrete collection of Receivables Assets within the Designated Perimeter contributed, obtained or otherwise transferred or assigned to the Loan Parties from time to time.

“Network Assets” shall mean, collectively, (i) current and future hybrid fiber-coaxial and fiber-to-the-premises infrastructure consisting of fiber optic cables, enclosures, cabinets, splitters, conduit, duct, fiber optic splicing and distribution closures, manholes and handholes, poles, telecommunications shelters and regeneration locations, demarcation points, switching equipment, cards, frame, shelves, slots, optical network terminals, modems, owned real property and related improvements, and other optical, power and networking equipment within the Designated Perimeter utilized to operate the business of the Loan Parties (subject to receipt of required consents from relevant utilities, jurisdictional authorities or other persons or entities, as applicable), and (ii) Network Underlying Rights Agreements.

“Network Underlying Rights Agreement” shall mean any current and future related leases, easements, rights of use, or other access agreements entered into with the relevant property owners or other parties, utilities or jurisdictional authorities in order to acquire access within the Designated Perimeter to locations where any fiber and/or hybrid fiber-coaxial broadband network service infrastructure may be placed, subject to receipt of required consents from such parties and authorities, as applicable, in each case to the extent owned, leased or licensed by, or subject to an easement in favor of, a Loan Party.

“Note(s)” shall mean, individually and collectively, the Notes issued hereunder in substantially the form of Exhibit A payable to a Lender, executed by the Borrower evidencing the Commitment of, and Term Loans made by, such Lender.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.4 and (b) has been approved by the Requisite Lenders.

“Non-U.S. Lender” shall have the meaning assigned to it in Section 13.8(f).

“NRSRO” shall mean a nationally recognized statistical ratings organization.

“NYC AssetCo” shall have the meaning assigned to it in the introductory paragraph hereof.

“NYC InfraCo” shall have the meaning assigned to it in the introductory paragraph hereof.

“NYC OV AssetCo” shall have the meaning assigned to it in the introductory paragraph hereof.

“NYC OV InfraCo” shall have the meaning assigned to it in the introductory paragraph hereof.

“Obligations” shall mean, without duplication, all present and future obligations of any Loan Party to the Agents, the Back-Up Manager, Account Bank and the Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in each case under any of the Transaction Documents, including, without limitation, interest (including the Default Rate, if applicable), all applicable fees, charges prepayment premiums (including any Prepayment Premium) and expenses and/or all amounts paid or advanced by Administrative Agent, the Collateral Agent, Account Bank or any Lender on behalf of or for the benefit of any Loan Party for any reason at any time, and including, in each case, obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any Loan Party.

“Obligee Guarantor” shall have the meaning assigned to it in Section 15.6.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Operating Account” shall mean an account in the name of the Sponsor maintained at JPMorgan Chase Bank, NA., which shall not be a Pledged Account and shall not be required to be subject to an Account Control Agreement.

“Operation Standards” shall mean that the Manager will perform the management services (or refrain from the performance of the management services) in accordance with and subject to the terms of the Management Agreement and the other Transaction Documents and Applicable Law and, to the extent consistent with the foregoing (i) using the same degree of care, skill, prudence and diligence that the Manager (or any of its Affiliates, if applicable) employed in the management of the Network and operations prior to entering into the Management Agreement and that the Manager uses for other assets it manages and (ii) with the objective, subject to its good faith business judgement, of maximizing profitability from the Network.

“Organizational Documents” shall mean (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, its by-laws, as amended, and any stockholders’ agreement, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any trust, its declaration of trust. In the event any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” shall mean, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent and the jurisdiction imposing such Tax (except for connections arising from such Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Term Loan or Transaction Document).

“Other Taxes” shall have the meaning assigned to it in Section 13.8(b).

“Participant” shall have the meaning assigned to it in Section 12.2(d).

“Participant Register” shall have the meaning assigned to it in Section 12.2(d).

“Passed Locations” means any residential home, commercial business, multi-dwelling unit or other potential Customer location by which the Loan Parties have fibers “passed” (as determined by the Manager in accordance with its internal methodology).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001), as amended.

“Payment Date” shall mean (a) the twenty fifth (25th) day of each calendar month (commencing on September 25, 2025); and (b) the Maturity Date (or, in each case, if any such day is not a Business Day, the next succeeding Business Day).

“Payment Recipient” shall have the meaning assigned to it in Section 13.12(a).

“Permitted Affiliate Payment” shall mean the Management Fee payable to the Manager and the fees payable to each InfraCo under Section 2 of the Shared Infrastructure Services Agreement.

“Permitted Affiliate Transaction” shall mean: (i) the Guaranty set forth herein, (ii) any existing or future assignments of any Receivables Assets to a Loan Party (other than Holdings), including any transfer of the Receivables Assets and all agreements, certificates and other documents related thereto or delivered in connection therewith and (iii) obligations or transactions explicitly required to be performed by the Loan Parties or otherwise expressly contemplated pursuant to (x) the Management Agreement or (y) any other Closing Date Transaction Document.

“Permitted Dispositions” shall mean any of the following:

(a)         Dispositions of obsolete, surplus or worn out property, in each case, that would not have an adverse impact on the amount of Retained Collections in any following Collection Period or the functionality of the Networks;

(b)         Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Network Assets or (ii) the proceeds thereof are applied to the purchase price of such replacement property or other Network Assets; provided that the aggregate amount thereof under clauses (i) and (ii) hereof shall not exceed $5,000,000 in any fiscal year;

(c)          Dispositions of property to any other Loan Party (other than Holdings);

(d)         Dispositions consisting of Liens permitted by Section 7.2 or Restricted Payments permitted by Section 7.3;

(e)          Involuntary transfers or losses of property due to Casualty Events, subject to compliance with Section 2.8(b), Section 6.5 and Section 6.13;

(f)          substitution of Receivables Assets to the extent permitted under Section 7.8; and

(g)        dispositions of Network Assets in accordance with prudent business practices and the terms of this Agreement with a value less than $5,000,000 in the aggregate for all dispositions pursuant to this clause (g) following the Closing Date.

“Permitted Distributions” shall mean, without duplication, distributions (i) by any Loan Party to any other Loan Party and/or (ii) with respect to any Payment Date, by the Borrower or any Loan Party to the Sponsor or any other direct or indirect parent company of the Borrower from time to time of:

(a)          amounts available to be distributed to or at the direction of the Borrower pursuant to priority tenth of the Priority of Payments on such Payment Date; and

(b)         if no Event of Default has occurred and is continuing, amounts deposited in the Operating Account pursuant to priority tenth of the Priority of Payment.

“Permitted Indebtedness” shall have the meaning assigned to it in Section 7.1.

“Permitted Investments” shall mean any of the following: (i) negotiable instruments or securities maturing on or before the Payment Date for which such funds are required to be distributed, represented by instruments in bearer, registered or book-entry form which evidence obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, in the case of this clause (ii) that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short term deposits, if any, or long term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a person or entity other than such institution or trust company), of such depositary institution or trust company shall have (A) in the case of certificates of deposit or short term deposits, (a) a credit rating of “F-1+” from Fitch Ratings, Inc.(“Fitch”) (and is not rated lower than such threshold by Fitch), (b) a credit rating of “P-1” from Moody’s Investors Service, Inc. (“Moody’s”) (and is not rated lower than such threshold by Moody’s), or (c) a credit rating of “A-1+” from S&P Global Ratings (“S&P”) (and is not rated lower than such threshold by S&P); (B) in the case of long term unsecured debt obligations, (a) a rating of “AAA” from Fitch (and is not rated lower than such threshold by Fitch), (b) a rating of “Aaa” from Moody’s (and is not rated lower than such threshold by Moody’s) or (c) a rating of “AAA” from S&P (and is not rated lower than such threshold by S&P); and (C) in the case of commercial paper, (a) a rating of “F-1+” from Fitch (and is not rated lower than such threshold by Fitch), (b) a rating of “P-1” from Moody’s (and is not rated lower than such threshold by Moody’s) or (c) a rating of “A-1+” by S&P (and is not rated lower than such threshold by S&P); (iii) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (iv) bankers’ acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; and (vi) investments in money market funds having (a) a rating of “AAA” from Fitch (and is not rated lower than such threshold by Fitch), (b) a rating of “Aaa” from Moody’s (and is not rated lower than such threshold by Moody’s) or (c) a rating of “AAA” from S&P (and is not rated lower than such threshold by S&P) (including funds for which the Collateral Agent or any of its Affiliates is an investment manager or advisor).

“Permitted Liens” shall mean, collectively, (i) Liens securing Obligations created pursuant to the Security Documents; (ii) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which adequate reserves have been maintained in accordance with GAAP with respect to such Liens; (iii) Liens created pursuant to zoning, subdivision and building laws and regulations of general application to the Network; (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; (v) with respect to a Network, the interests of the owner or lessor of the real property through which such Network runs; (vi) easements, rights-of-way, licenses, restrictions, encroachments, Liens and other similar encumbrances incurred in the ordinary course of the business of the Loan Parties or, with respect to any Network, existing on the date of the acquisition of such Network, which, in the aggregate, do not materially (1) interfere with the ordinary conduct of the business of the Loan Parties, taken as a whole, or (2) impair the use or operations of the interest of the Loan Parties in such Network; (vii) Liens arising in connection with any Remedial Work (as to the Loan Parties) not in excess of $1,000,000 in an aggregate amount at any time outstanding (excluding any portion thereof for which either (a) such Loan Party has been indemnified by another party other than an Affiliate or (b) with respect to which a cash reserve in an amount equal to the remediation costs has been provided for and funded); (viii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (ix) Liens created by lease agreements, statute or common law to secure the payments of rental amounts or other sums not yet delinquent thereunder; (x) grants or Liens on real or personal property that is leased, licensed or occupied by a Loan Party pursuant to an easement, license or other Network Underlying Rights Agreement created or caused by an owner or lessor thereof or arising out of the fee interest therein; (xi) Customer Agreements and other licenses, sublicenses, leases or subleases granted by the Loan Parties in the ordinary course of their businesses and not materially interfering with the conduct of the business of the Loan Parties; (xii) Liens incurred or created in the ordinary course of business on cash and Cash Equivalents to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders; (xiii) [reserved]; (xiv) Liens arising as a consequence of Liens imposed as a result of the failure of a Site Owner to pay taxes, assessments or similar charges; (xv) [reserved]; (xvi) Liens securing purchase money indebtedness and incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business, to the extent secured solely by such equipment, (xvii) [reserved], (xviii) deposits or pledges made to secure payment obligations supporting contractual obligations to municipalities or other Governmental Authorities in connection with the receipt of permits for the construction, development or improvement of any Network Asset, to the extent secured solely by the real property and/or other assets relating to such Network Assets, (xix) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by a Loan Party and permitted under this Agreement, in each case arising in the ordinary course of business in favor of banks or other depositary institutions, securities or commodities with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect solely to cash management and operating account management or arising under Section 4-208 or 4-210 of the UCC on items in the course of collection (and not with respect to any Indebtedness for borrowed money), and (xx) Liens arising in connection with any capital lease obligation, sale-leaseback transaction or Indebtedness, in each case permitted under this Agreement, including Liens with respect to obligations permitted pursuant to Section 7.1(b)(ii).

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, and which is or, within the six year period immediately preceding the Closing Date, was sponsored, maintained or contributed to by, or required to be contributed by, the Loan Parties or any of their respective ERISA Affiliates, other than a Multiemployer Plan.

“Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA.

“Platform” shall have the meaning assigned to it in Section 12.5(e).

“Pledged Accounts” shall mean, collectively, the Trust Accounts, the Company Accounts and all other Deposit Accounts, Securities Accounts and Commodities Accounts of the Loan Parties, other than the Operating Account.

“Pledged Collateral” shall mean with respect to any Loan Party (A) the issued and outstanding Equity Interests owned by such Loan Party, including, without limitation, any such Equity Interests set forth on Schedule 2.10A, (B) any additional Equity Interests obtained in the future by such Loan Party, (C) all of its voting rights in respect of such Equity Interests owned by it, (D) the certificates, if any, representing such Equity Interests and any interest of it on the books and records of the issuer of such Equity Interests or on the books and records of any securities intermediary pertaining to such Equity Interest, (E) any Instruments, debt securities and promissory notes issued to or otherwise acquired by such Loan Party and (F) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds (as defined in the UCC) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Post Closing Date” shall mean the date that is 180 days from the Closing Date.

“Pre-Existing Condition” shall have the meaning ascribed to it in Section 6.5(c).

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prepayment Event” shall mean: (a) any non-ordinary course sale, transfer or other Disposition of any property of the Borrower or any other Loan Party or a Casualty Event and, in each case, resulting in Net Proceeds exceeding $1,000,000 individually (except for any such Disposition that constitutes a Permitted Disposition under clause (b) of the definition thereof); or (b) the incurrence by the Borrower or any other Loan Party of any Indebtedness, other than Public ABS Notes (including any Additional Public ABS Notes), Permitted Indebtedness (or other Indebtedness consented to by the Requisite Lenders) or the issuances of any Capital Stock of the Loan Parties to Persons other than a Loan Party.

“Prepayment Premium” shall mean:

(a)           in respect of the Initial Term Loans,

(i)	on any prepayment date occurring prior to July 16, 2028 (the “Non-Call Date”), the excess (if any) of (A) the present value as of such prepayment date of (i) all remaining required interest payments on the Initial Term Loans being prepaid on such prepayment date through the Non-Call Date, plus (ii) the principal amount of such Term Loan being prepaid through the Non-Call Date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Initial Term Loan being prepaid; and

(ii)	on or after the Non-Call Date, during the first and second twelve (12)-month periods immediately following the Non-Call Date set out below, the following prepayment fees (expressed as a percentage of the principal amount of the Initial Term Loans being prepaid):

Period	Prepayment Fee

First 12-month period post Non-Call Date	4.00%
Second 12-month period post Non-Call Date	2.00%
Thereafter	0.00%

(b)         in respect of any Incremental Term Loans, a premium (if any) designated as the “Prepayment Premium” in the relevant Incremental Loan Assumption Agreement.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Requisite Lenders) or any similar release by the Federal Reserve Board (as determined by the Requisite Lenders).

“Priority of Payments” shall have the meaning assigned to it in Section 2.9.

“Private ABS Notes” shall mean privately issued asset-based notes that are pari passu in right of payment and security with the most highly-rated tranche of the Public ABS Notes (which, for the avoidance of doubt, shall be Class B Notes), with terms substantially consistent with the terms applicable to the Public ABS Notes, subject solely to the exceptions set forth on Schedule 11.3(B) hereto.

“Proceeds” shall mean, with respect to any portion of the Collateral, all “proceeds” as such term is defined in Article 9 of the UCC, including, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that such test or covenant shall have been calculated in accordance with Section 1.4.

“Pro Rata Share” shall mean (i) for all funding matters hereunder, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the unfunded Commitment of such Lender at such time and the denominator of which is the aggregate unfunded Commitments of all Lenders at such time, and (ii) with respect to all other matters, including the receipt of payments hereunder, with respect to each Lender at any time, the Pro Rata Share shall be determined based on each such Lender’s pro rata share of the aggregate Total Outstandings at such time.

“Public ABS Notes” shall have the meaning assigned to it in Section 11.3.

“Public ABS Transaction” shall have the meaning assigned to it in Section 11.3.

“Public Lender” shall have the meaning assigned to it in Section 12.5(d).

“Rating Criteria” with respect to any Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least “F2” by Fitch (or its equivalent from at least one NRSRO), or (ii) the long-term unsecured debt obligations of such Person are rated at least “BBB” by Fitch (or its equivalent from at least one NRSRO).

“Ratio” has the meaning assigned to it in Section 1.4(b).

“Ratio Calculation Date” has the meaning assigned to it in Section 1.4(b).

“Receipt” shall have the meaning assigned to it in Section 12.5(b).

“Receivables Assets” shall have the meaning assigned to it in the Transfer Agreement.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Requisite Lenders, and notified to the Administrative Agent in writing, and the Borrower in accordance with the Benchmark Replacement Conforming Changes; provided that such time shall be administratively feasible for the Administrative Agent.

“Register” shall have the meaning assigned to it in Section 2.4(b).

“Regulatory Authority” shall have the meaning assigned to it in Section 12.10.

“Related Parties” shall mean, with respect to any Person, any partner, member, shareholder, principal or Affiliate of such Person.

“Release” shall have the meaning assigned to it in Section 101(22) of CERCLA.

“Remedial Work” shall mean any investigation, site monitoring, cleanup or other remedial work of any kind required to be performed by any Loan Party under applicable Environmental Laws because of or in connection with any presence or release of any Hazardous Materials on, under or from any Receivables Assets.

“Reporting Date” shall have the meaning assigned to it in Section 6.1(c).

“Requisite Lenders” shall mean, as of any time of determination, the Lenders holding Total Outstandings representing at least 50% of the sum of the Total Outstandings of all Lenders at such time; provided that “Requisite Lenders” shall include, as of any date of determination, each Initial Lender and each of its Affiliates and Approved Funds, so long as such Initial Lender (together with its Affiliates and Approved Funds) continues to hold at least 25% of the aggregate outstanding Initial Term Loans.

“Reserved Fixed Costs” shall mean without duplication, all fixed recurring costs and expenses relating to network-related power, customer premises equipment costs, and service-related usage charges accrued on a monthly basis.

“Reserves” shall mean the reserve funds held by or on behalf of the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement or the other Transaction Documents, including the funds held in the Interest Reserve Account.

“Residential Data Churn” shall mean, in any Test Period, the ratio (expressed as a percentage) of (x) (i) Residential Subscribers that ceased receiving any broadband services using the Network, plus (ii) Residential Subscribers that migrated from HFC to FTTH, to (y) the total number Residential Subscribers at the beginning of such Test Period.

“Residential Data Penetration” shall mean the number of residential home, multi-dwelling unit or other potential customer locations at which the Loan Parties provide services, divided by the aggregate number of residential home, multi-dwelling unit and other potential customer locations by which the Borrower or its Subsidiaries have fiber or hybrid fiber-coaxial “passed” (as determined by the Manager in accordance with its internal methodology) as received and approved by the Initial Lenders; provided, that the Manager’s internal methodology for the calculation of “passed” locations may be amended by the Manager with the consent of the Requisite Lenders at any time for purposes of this definition.

“Residential Subscribers” means each Consumer Customer whose Customer Agreement includes broadband services for such location.

“Responsible Officer” shall mean, with respect to (i) the Collateral Agent and the Account Bank shall mean, any officer within the corporate trust department of the Collateral Agent and the Account Bank including any trust officer or any other officer of the Collateral Agent and the Account Bank who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and (ii) the Administrative Agent shall mean, any officer within the loan agency department of the Administrative Agent including any other officer of the Administrative Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any loan agency matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Agreement and (iii) any other Person, the chief executive officer, president, vice president, senior vice president, executive vice president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary of such Person, or any other officer of such Person reasonably acceptable to the Requisite Lenders; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, the treasurer, assistant treasurer or the controller of such Person, or any or any other officer of such Person reasonably acceptable to the Requisite Lenders). Any document delivered hereunder or under any other Transaction Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person in such Responsible Officer’s official capacity on behalf of such Person.

“Restoration” shall have the meaning assigned to it in Section 6.5(c).

“Restricted Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Equity Interests of Borrower now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of Borrower now or hereafter outstanding; and (iv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Indebtedness that is subordinated to the Obligations.

“Retained Collections” shall mean, with respect to a Payment Date, the amount of Collections received during the immediately preceding Collection Period (excluding all Excluded Amounts).

“Retained Collections Contribution” shall have the meaning assigned to it in Section 2.15(b).

“Risk Retention Letter” shall have the meaning assigned to it in Article IV.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctions” shall mean (a) economic or financial sanctions, trade embargoes and export or import control laws imposed, administered or enforced from time to time by: (i) the US government, including those administered by OFAC or the U.S. Department of State, (ii) the United Nations Security Council, (iii) the European Union or (iv) His Majesty’s Treasury of the United Kingdom.

“Sanctions List” shall mean the lists of specifically designated nationals or designated persons or entities (or equivalent) held by: (a) OFAC or the US State Department, (b) the United Nations Security Council, (c) the European Union or (d) the United Kingdom, each as amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission or successor thereto.

“Secured Obligations” shall mean the Obligations.

“Secured Party” shall mean the Administrative Agent, Collateral Agent, Account Bank, and each Lender and the Back-Up Manager.

“Securities Account” shall have the meaning assigned to such term in the UCC.

“Securities Intermediary” shall have the meaning assigned to such term in the UCC.

“Security Documents” shall mean this Agreement, the Account Control Agreements, each other Account Control Agreement, and any other agreement delivered in connection therewith as required pursuant to this Agreement to create or perfect the Liens in the Collateral.

“Security Interest” shall have the meaning assigned to it in Section 2.10.

“Shared Infrastructure Assets” shall have the meaning assigned to it in the Shared Infrastructure Services Agreement.

“Shared Infrastructure Back-Up Management Agreement” shall mean that certain Shared Infrastructure Back-up Management Agreement, dated as of the date hereof, among NYC InfraCo, NYC OV InfraCo, the Sponsor, and the Shared Infrastructure Back-Up Manager.

“Shared Infrastructure Back-Up Manager” shall mean Altman Solon US, LP, a Delaware limited partnership.

“Shared Infrastructure Management Agreement” shall mean the Shared Infrastructure Management Agreement, dated as of the Closing Date among the Shared Infrastructure Manager, NYC InfraCo and NYC OV InfraCo.

“Shared Infrastructure Manager” shall mean CSC Holdings, LLC and/or another direct or indirect parent of the Borrower reasonably satisfactory to the Administrative Agent (acting at the direction of the Requisite Lenders) who becomes a Manager or sub-manager pursuant to the terms of the Shared Infrastructure Management Agreement from time to time.

“Shared Infrastructure Services Agreement” shall mean the Infrastructure Services Access and Services Agreement, dated as of the Closing Date, among the Manager, the InfraCos, the NYC AssetCo and the NYC OV AssetCo.

“Similar Business” means any businesses, services or activities (including marketing) engaged in by the Sponsor or any of its Subsidiaries on the Closing Date.

“Site Owner” shall mean the real property owner of land with respect to a Network.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Term Loan that bears interest at Term SOFR, other than pursuant to clause (c) of the definition of Base Rate.

“Solvent” shall mean, in respect of any Loan Party, that as of the date of determination: (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; or (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on such date of determination or with respect to any transaction contemplated or undertaken after such date of determination; or (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” shall mean CSC Holdings, LLC, a Delaware limited liability company.

“Sponsor Model” shall mean the financial model in excel format in the form delivered by the Borrower to the Initial Lenders prior to the Closing Date.

“Standby Investment” shall the chosen investment (which shall be a Permitted Investment) as directed in writing by the Borrower after the Closing Date or such other Permitted Investment as may be directed in writing from time to time by the Borrower to the Collateral Agent.

“Subsidiary” shall mean, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and (ii) such Person or any subsidiary of such Person meeting this definition of “Subsidiary” is a controlling general partner or otherwise directly or indirectly controls such entity. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Borrower.

“Subsidiary Interests” shall have the meaning assigned to it in Section 7.12(a).

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, for the avoidance of doubt, no convertible Indebtedness (nor any agreement or instrument with respect thereto) shall constitute a Swap Agreement.

“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.

“Tax Returns” has the meaning assigned to it in Section 5.10.

“Taxes” shall have the meaning assigned to it in Section 13.8(a).

“Term Loans” shall mean (i) the Initial Term Loan, or (ii) the Incremental Term Loan, as the context may require.

“Term SOFR” shall mean:

(a)          for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)         for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Requisite Lenders in their reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the first date on which (i) all Commitments have expired or terminated, and (ii) the principal of, and interest on, each Term Loan and all fees, expenses and other Obligations (other than indemnity obligations under the Transaction Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been paid in full in cash or, solely in the event of a Public ABS Transaction, in Private ABS Notes (or a combination of cash and Private ABS Notes) in accordance with the terms of Section 11.3.

“Test Period” means the most recently ended three calendar month period for which a Manager Report has been (or was required to have been) delivered to the Administrative Agent (provided, that (i) prior to the first date that a Manager Report for the first full calendar month elapsed after the Closing Date is required to be delivered, the Test Period in effect shall be the period of one calendar month of the Borrower ended on or about December 31, 2024 (and any related calculations shall be based on the Sponsor Model), (ii) prior to the first date that a Manager Report for the second full calendar month elapsed after the Closing Date is required to be delivered, the Test Period in effect shall be the first full calendar month elapsed after the Closing Date, and (iii) prior to the first date that a Manager Report for the third calendar month elapsed after the Closing Date is required to be delivered, the Test Period in effect shall be the first full two calendar month period elapsed after the Closing Date).

“Total Outstandings” shall mean, as of any date of determination, the aggregate outstanding principal amount of all Term Loans as of such date.

“TPG Angelo Gordon” shall mean any Lender that is, from time to time administrated, controlled, advised or managed by Angelo, Gordon & Co., L.P. or any of its Affiliates.

“Transaction Costs” shall mean the fees, premiums, expenses and other transaction costs payable or otherwise borne by the Sponsor, Holdings, the Borrower and/or their respective subsidiaries in connection with the Transactions and the other transactions contemplated hereby (including, without limitation, any transfer of the Receivables Assets from time to time on and after the Closing Date).

“Transaction Documents” shall mean, collectively and each individually, (i) each of the Closing Date Transaction Documents, (ii) each of the Security Documents or Account Control Agreements executed and delivered on or after the Closing Date, and (iii) any other agreements, documents, instruments and certificates executed or delivered by a Loan Party on or after the Closing Date in connection with any of the foregoing and designated by the Borrower and the Administrative Agent as a “Transaction Document.” Any reference in this Agreement or any other Transaction Document to a Transaction Document shall include all appendices, exhibits and/or schedules thereto.

“Transactions” shall mean, collectively and individually, (a) the Loan Parties’ entry into this Agreement, the borrowing of any Term Loans and use of proceeds thereof, (b) the Designation, (c) the transfer of assets contemplated by the Transfer Agreement, (d) the execution and delivery of the Management Agreement and each other Transaction Document; and (e) the payment of all Transaction Costs (including original issue discount or upfront fees).

“Transfer Agreement” shall mean that certain Omnibus Transfer Agreement, dated as of the date hereof, by and among the Loan Parties, the Sponsor, CSC Optimum Holdings, LLC, NY OV LLC, the InfraCos, Cablevision Asset Aggregator LLC, the Real Estate Asset Assignors (as defined therein), and the Administrative Agent.

“Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two Business Days prior to such time (or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to the Non-Call Date.

“Trust Accounts” shall mean the Collection Account, the Interest Reserve Account and the Insurance Proceeds Account.

“Type”, when used in respect of any Term Loan, shall refer to the Rate by reference to which interest on such Term Loan is determined. For purposes hereof, the term “Rate” shall mean the Term SOFR, the Base Rate, the Applicable Rate or the Daily Simple SOFR.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Interests” shall have the meaning assigned to it in Section 7.12(a).

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash” means, on any date of determination, the aggregate amount of cash and Cash Equivalents of the Loan Parties (or any subset thereof) that (A)(1) would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries or (2) are restricted in favor of the Facility; and (B) at all times after the date that is forty five (45) days after the Closing Date, are deposited in accounts subject to Account Control Agreements in favor of the Collateral Agent.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall have the meaning assigned to it in Section 13.1(f).

“Video Churn” shall mean as of any determination date, the number of disconnects and migrations by Video Subscribers during the Collection Period related to such determination date divided by the number of Video Subscribers as of the last day of the Collection Period immediately preceding the Collection Period related to such determination date.

“Video Subscribers” means each location of a Customer in the Designated Perimeter whose Customer Agreement includes video services for such location.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, one hundred percent (100%) of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

1.2         Certain Terms, Interpretation, etc.

(a)               All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified, as used in the Transaction Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Transaction Documents, all accounting terms not defined in Section 1.1 or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

(b)               Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Annex, Schedule or Exhibit shall be to a Section, an Annex, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with practice in, or norms of, the industry in which such Person operates or such Person’s past practice (in each case, as determined by Borrower in good faith). Unless the context requires otherwise (i) any definition of, or reference to, any agreement, instrument or other document herein or in any Transaction Document shall be construed as referring to such agreement, instrument or other document (in each, together with all schedules, exhibits, annexes and other attachments thereto) as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings expressly set forth herein), (ii) any reference to any Applicable Law herein or in any other Transaction Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such Applicable Law, (iii) any reference herein or in any other Transaction Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision hereof, (v) in the computation of periods of time herein or in any other Transaction Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (vi) the words “asset” and “property”, when used herein or in any other Transaction Document shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) the word “or” shall be construed to be not exclusive.

1.3        Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. No Agent shall be under any duty or obligation to (i) monitor, determine or verify the unavailability, replacement or cessation of any Benchmark or applicable benchmark index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Transition Start Date or Benchmark Unavailability Period, (ii) identify, select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) identify, select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

1.4          Pro Forma Calculations

(a)               Whenever any financial ratios and tests are specified to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” or other words of similar effect, such financial ratios and tests shall be calculated in the manner prescribed by this Section 1.4.

(b)               [reserved].

(c)               For purposes of making the computation referred to above, investments, acquisitions, Dispositions, mergers, consolidations and Retained Collections Contributions made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Ratio Calculation Date shall be calculated on a Pro Forma Basis in accordance with GAAP (except as set forth in the last sentence of clause (d) below) assuming that all such investments, acquisitions, Dispositions, mergers, consolidations and Retained Collections Contributions (and the change in any associated fixed charge obligations and the change in Aggregate Annualized Run Rate Net Cash Flow resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Loan Party or was merged with or into any Loan Party since the beginning of such Test Period shall have made any investment, acquisition, Disposition, merger, consolidation and Retained Collections Contributions, in each case that would have required adjustment pursuant to this Section 1.4, then the applicable Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such investment, acquisition, Disposition, merger, consolidation and Retained Collections Contributions (and the change in any associated fixed charge obligations and the change in Aggregate Annualized Run Rate Net Cash Flow resulting therefrom) had occurred at the beginning of the applicable Test Period.

(d)             For purposes of making the computation referred to above, whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower or the Manager on its behalf. If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Ratio Calculation Date had been the applicable rate for the entire Test Period (taking into account any Swap Obligations or the Interest Rate Protection Agreement applicable to such Indebtedness); provided that in the case of repayment of any Indebtedness to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period and to give Pro Forma Effect to such repayment. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

1.5        Timing of Payment and Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

II.	LOANS, PAYMENTS, INTEREST AND COLLATERAL

2.1         Commitments; Term Loans.

(a)               Subject to the terms and conditions set forth herein, each Lender, in each case severally and not jointly, agrees to make Initial Term Loans on the Closing Date in an aggregate principal amount not to exceed its Initial Term Loan Commitment as set forth on Annex 1. Initial Term Loans borrowed under the Initial Term Loan Facility that are repaid or prepaid may not be reborrowed. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action upon the funding of any Initial Term Loan (in the amount of such Initial Term Loan funded).

(b)               Subject to the terms and conditions set forth in any Incremental Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties in the applicable Incremental Loan Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

2.2        Availability. The Initial Term Loans will be available for a single drawing by the Borrower on the Closing Date. Any Borrowing made pursuant to an Incremental Term Loan Commitment, shall be in accordance with the terms of the related Incremental Loan Assumption Agreement.

2.3         Request for Term Loan. (a) Each Term Loan shall be made on notice, given not later than (x) 12:00 p.m. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Term Loans (or such shorter period as may be agreed by the Administrative Agent (acting reasonably)) in the case of a Term Loan consisting of Fixed Rate Loans or SOFR Loans or (y) 12:00 p.m. (New York City time) three (3) Business Days prior to the date of the proposed Term Loan (or such shorter period as may be agreed by the Administrative Agent (acting reasonably)) in the case of Base Rate Loans, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by electronic mail. Each such notice of a Term Loan (a “Borrowing Request”) shall be by electronic mail, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Term Loan (which shall be a Business Day), (ii) Type of Loan (provided, for the avoidance of doubt, that all Term Loans under the Initial Term Loan Commitment shall be Fixed Rate Loans unless converted pursuant to Section 2.6), (iii) aggregate amount of such Term Loan, (iv) wiring instructions for the Loan Account and (v) in the case of a Term Loan consisting of a SOFR Loan, initial Interest Period for such Term Loan. Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Term Loan, make available to the Administrative Agent to the Administrative Agent’s Account (or as otherwise agreed among the Borrower and the Lenders), in same day funds, such Lender’s ratable portion of such Term Loan. After the Administrative Agent’s receipt of all of such requested funds, the Administrative Agent will make such funds received available to the Borrower in same day funds at the Loan Account.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of a Term Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with prior paragraph of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Term Loan available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay the corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Term Loan in accordance with Section 2.5. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Term Loan included in such borrowing.

2.4         Register; Notes.

(a)               Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Term Loan; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)              The Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain a register for the recordation of the names of the Lenders and the Commitments of, and principal amount of the Term Loans (and stated interest amounts) owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Back-Up Manager, the Shared Infrastructure Back-Up Manager, the Administrative Agent, the Collateral Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Back-Up Manager, the Shared Infrastructure Back-Up Manager, or any Lender at any reasonable time and from time to time upon reasonable prior written notice. The Administrative Agent shall record in the Register the Commitments and the Term Loans, and each repayment or prepayment in respect of the principal amount (and each payment of stated interest) of the Term Loans, and any such recordation shall be conclusive and binding on the Borrower, the Collateral Agent and each Lender, absent manifest error. The Borrower hereby designates the entity serving as the Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4(b). The parties intend that any interest in or with respect to the Commitments and Term Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(c)               The Borrower agrees that upon written notice by any Lender to the Borrower that a promissory note is requested by such Lender to evidence the Obligations payable to such Lender, the Borrower shall promptly execute and deliver to such Lender an appropriate promissory note or notes substantially in the form of Exhibit A attached hereto, provided that such note shall not be in duplication of any other outstanding Note delivered by the Borrower.

2.5         Interest on the Term Loans.

(a)               Base Rate Loans. During such periods as any Term Loan is a Base Rate Loan, interest shall accrue on such Base Rate Loan at a rate per annum equal at all times to the sum of (A) the Base Rate in effect at such time plus (B) the Applicable Margin applicable to Base Rate Loans in effect at such time, payable in arrears on each Interest Payment Date, in an amount equal to the interest accrued on the Total Outstandings that are Base Rate Loans.

(b)               SOFR Loans. During such periods as any Term Loan is a SOFR Loan, interest shall accrue on such SOFR Loan during each Interest Period at a rate per annum equal at all times during each Interest Period for such Term Loan to the sum of (A) Term SOFR for such Interest Period at such time for such Term Loan plus (B) the Applicable Margin applicable to SOFR Loans in effect at such time, payable in arrears on each Interest Payment Date, in an amount equal to the interest accrued on the Total Outstandings that are SOFR Loans for such Interest Period (for the avoidance of doubt, without any penalty or other fees owed for not paying such interest at the end of an Interest Period).

(c)               Fixed Rate Loans. During such periods as any Term Loan is a Fixed Rate Loan, interest shall accrue on such Fixed Rate Loan at a rate per annum equal to the Applicable Rate, payable in arrears on each Interest Payment Date, in an amount equal to the interest accrued on the Total Outstandings that are Fixed Rate Loans from and including the last Interest Payment Date on which interest was paid (or in the case of the first payment of interest, the Closing Date) to but excluding such Interest Payment Date.

(d)               Default Rate. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of any Event of Default, interest on the principal amount of the Term Loans and all overdue non-principal Obligations shall accrue at the applicable Default Rate (other than to any Defaulting Lenders) to the fullest extent permitted by Applicable Law.

(e)               Computation of Interest. Interest on the Term Loans and all other Obligations owing to the Lenders shall be computed by the Administrative Agent (and notified to the Manager for inclusion by the Manager in the Manager’s Report) on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of Base Rate Loans based on the Prime Rate).

(f)                Interest Laws. Notwithstanding any provision to the contrary contained herein or in the Note or the other Transaction Documents, the Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law (the “Excess Interest”). If any Excess Interest is provided for, whether in the Default Rate, through any contingency or event, or otherwise, or is determined by a court of competent jurisdiction to have been provided for herein or in the Note or in any of the other Transaction Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that any Lender may have received hereunder shall be, at such Lender’s option, to the fullest extent provided by Applicable Law: (a) applied as a credit against either or both of the outstanding principal balance of the Term Loans or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by Applicable Law), (b) refunded to the payor thereof or (c) any combination of the foregoing; (4) the Applicable Margin and/or Applicable Rate provided for herein shall be automatically reduced to the Maximum Rate, and this Agreement, the Note and the other Transaction Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrower shall not have any action against any Lender for any monetary damages arising out of the payment or collection of any Excess Interest, other than arising solely from any Lender’s gross negligence or willful conduct in exercising its remedies under this Section 2.5(f). Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under the Note of any Lender, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by Applicable Law, remain at the Maximum Rate until such Lender shall have received or accrued the amount of interest which such Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Applicable Margin and/or Applicable Rate shall be applicable during any time when the Default Rate would have been applicable hereunder; provided, however, that if the Maximum Rate is greater or lesser than the Applicable Margin and/or Applicable Rate, then the foregoing provisions of this paragraph shall apply.

(g)               Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement, Administrative Agent (acting at the direction of the Requisite Lenders) will have the right, with the consent of the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document (and the Lenders hereby (i) authorize and direct the Administrative Agent to make any Benchmark Replacement Conforming Changes (and to enter into any modifications to this Agreement or other Transaction Documents implementing such Benchmark Replacement Conforming Changes) that have been consented or agreed to by the Requisite Lenders, or in respect of which the Administrative Agent has received a direction from the Requisite Lenders to implement and (ii) acknowledge and agree that the Administrative Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of the Administrative Agent in implementing any Benchmark Replacement Conforming Changes (or in entering into any modifications to this Agreement or the other Transaction Documents implementing the same) that have been consented or agreed to by the Requisite Lenders, or in respect of which the Administrative Agent has received a direction from the Requisite Lenders to implement).

(h)               Benchmark Replacement.

(i)                Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(ii)              Administrative Agent (if and as directed by the Requisite Lenders) will promptly notify all the parties hereto of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

(iii)             Any determination, decision or election that may be made by the Administrative Agent or any Lenders pursuant to this Section 2.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made without consent from any other party to this Agreement or any other Transaction Document.

(iv)             Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent (acting at the direction of the Requisite Lenders)may, in consultation with the Borrower, modify by providing notice thereof (which may be via email) to the Borrower and the Lenders the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) that is accessible by the Administrative Agent or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (acting at the direction of the Requisite Lenders) may modify by providing notice thereof (which may be via email) to the Borrower and the Lenders the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)              The Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Reference Rate (or any other applicable Benchmark) or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as directed by the Requisite Lenders), any termination date relating to the Term SOFR Reference Rate (or any other applicable Benchmark), (ii) to select determine or designate any alternative rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any other modifier to any alternative rate or (iv) to determine whether or what alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Reference Rate (or any other applicable Benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any Lender, any Loan Party, the Collateral Agent or the Manager in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any alternate replacement index to the Term SOFR Reference Rate, including without limitation, whether the composition or characteristics of any such alternate replacement index to the Term SOFR Reference Rate will be similar to, or produce the same value or economic equivalence of, the Term SOFR Reference Rate or have the same volume or liquidity as did the Term SOFR Reference Rate prior to its discontinuance or unavailability.

(vi)             In no event shall the Account Bank have any liability or obligation with respect to any determination of (i) the occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes or (iv) any other determination, decision or election that may be made by pursuant to this Section 2.5.

(vii)          In no event shall the Collateral Agent or Account Bank have any liability or obligation with respect to any monitoring, verification or determination of (i) the occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the selection, designation or implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes or (iv) liability for any failure or delay in performing its duties hereunder as a result of the Benchmark Replacement or a successor or replacement reference rate, or (v) unavailability of a failure or delay in the selection or determination of Term SOFR or any other determination, decision or election that may be made by pursuant to this Section 2.5.

2.6         Optional Conversion of Loans. The Borrower may on any Business Day, upon written notice given to the Administrative Agent in the form of an Interest Election Request not later than 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Conversion or continuation, (x) Convert Term Loans of one Type comprising the same Term Loan into the Term Loans of the other Type or (y) continue Term Loans of one Type as a Term Loan of the same Type; provided that no Fixed Rate Loans may be converted to or continued as a Base Rate Loan or SOFR Loan and no Base Rate Loan or SOFR Loan may be converted into or continued as a Fixed Rate Loan without the prior written consent of the Administrative Agent and all Lenders of the relevant Term Loans. Each such Interest Election Request shall specify (a) the date of such Conversion or continuation (which date shall be a Payment Date), (b) the Term Loans to be Converted or continued (and whether the resulting Term Loan is to be a Base Rate Loan, a SOFR Loan or a Fixed Rate Loan) and (c) if such Conversion or continuation is into SOFR Loans, the initial Interest Period for such Term Loan. Each Interest Election Request shall be irrevocable and binding on the Borrower. If the Borrower fails to notify the Administrative Agent that a SOFR Loan shall be Converted or continued by the end of its Interest Period, such SOFR Loan shall continue as a SOFR Loan for an Interest Period of one (1) month.

2.7         Incremental Term Loans.

(a)               Incremental Term Loans. On any date during the period commencing after the Closing Date, subject to compliance with the terms of this Section 2.7(a) and Section 2.7(b), the Borrower shall have the right, by written notice (the “Incremental Term Loan Notice”) to the Administrative Agent and the Person appointed by the Borrower to arrange Incremental Term Loan Commitments (such Person (who (i) may be the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower), the “Incremental Arranger”) from time to time, request from one or more existing or additional Lenders one or more new commitments for new Term Loans which may be of the same Class as any outstanding Class of Term Loans or new Class of Term Loans (the “Incremental Term Loan Commitments”). The Incremental Arranger shall promptly deliver a copy of the Incremental Term Loan Notice to each of the Lenders, which shall set forth (i) the amount of the Incremental Term Loan Commitments being requested; (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than ten (10) Business Days (or such shorter period as agreed by the Incremental Arranger)) after the date of such Incremental Term Loan Notice (the “Incremental Effective Date”); and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans of the same Class or commitments to make Term Loans with terms different from such Term Loans which shall constitute a separate Class of Term Loans hereunder. On the Incremental Effective Date, subject only to compliance with the terms of this Section 2.7 and the applicable Incremental Loan Assumption Agreement, (i) each lender of Incremental Term Loans of such Class (the “Incremental Term Loan Lenders” shall make a Term Loan to the Borrower (an “Incremental Term Loan”)) in an amount equal to its Incremental Term Loan Commitment of such Class; and (ii) each Incremental Term Loan Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. The Borrower may seek Incremental Term Loan Commitments from existing Lenders and subject Section 2.7(b)(i) below, additional banks, financial institutions and other institutional lenders who will become Incremental Term Loan Lenders in connection therewith; provided that the Borrower shall have consented to such additional banks, financial institutions and other institutional lenders to the extent the consent of the Borrower would be required if such institution were receiving an assignment of Term Loans under Section 12.2. The Borrower and each Incremental Term Loan Lender shall execute and deliver to the Administrative Agent and the Incremental Arranger an Incremental Loan Assumption Agreement and such other documentation as the Incremental Arranger or the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Loan Lender. No existing Lender shall be under any obligation to provide any portion of any requested Incremental Term Loan Commitments. On any Incremental Effective Date, if any, Annex A shall be deemed to be amended to reflect the Commitments of the Incremental Term Loan Lenders in accordance with the commitment schedule attached to the applicable Incremental Loan Assumption Agreement, and the Administrative Agent is authorized and directed to update the Register in accordance with such commitment schedule.

(b)              Conditions to Effectiveness of Incremental Term Loans. Each Incremental Effective Date shall be subject to the satisfaction (or waiver by the Administrative Agent, acting at the direction of the Requisite Lenders)) of the following conditions precedent:

(i)                the Consolidated Total Net Leverage Ratio for the most recently ended Test Period (calculated on a Pro Forma Basis) shall not exceed 5.00:1.00 and the Debt Service Coverage Ratio for the most recently ended Test Period (calculated on a Pro Forma Basis) shall not be less than 2.35:1.00;

(ii)               in the case of Incremental Term Loans incurred in the form of a delayed draw term loan facility, such delayed draw term loan facility shall be deemed to be incurred on the date of designation, fully drawn and outstanding for purposes of calculating the availability to incur hereunder;

(iii)              any Incremental Term Loan shall rank equally in right of payment with the Initial Term Loans and shall be secured by Liens on the Collateral ranking equal in priority with the Liens on the Collateral securing the Initial Term Loans, shall be incurred by the Borrower and shall not be guaranteed by any Person that does not guarantee the Initial Term Loans or benefit from any collateral other than the Collateral;

(iv)              the representations and warranties made to the Administrative Agent or the Lenders by the Loan Parties contained herein and in the other Transaction Documents (except as set forth in Sections 5.15 and 5.16) shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects after giving effect to such qualifier), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on such date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects after giving effect to such qualifier);

(v)               as of each Incremental Effective Date, the Borrower shall be Solvent;

(vi)              no “Default” or “Event of Default” under the Existing Debt Documents shall have occurred or be continuing;

(vii)             no Event of Default shall have occurred and be continuing or would result therefrom; and

(viii)            no Cash Sweep Period shall then be in effect or would result therefrom.

(c)               Terms of Incremental Term Loans. With respect to any Incremental Term Loan Facility:

(i)                the Incremental Term Loans shall have a final scheduled maturity no earlier than the Maturity Date of the Initial Term Loans,

(ii)               the weighted average life to maturity of such Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Initial Term Loans,

(iii)              the All-In Yield applicable to such Incremental Term Loans shall not be higher than the corresponding All-In Yield for the Initial Term Loans (calculated in the same manner and on the same date and after giving effect to any amendment to the Applicable Rate with respect to the Initial Term Loans after the Closing Date but prior to the time of the addition of such Incremental Term Loans) unless the Applicable Rate with respect to the Initial Term Loans is increased by an amount equal to the difference between the All-In Yield with respect to such Incremental Term Loans and the corresponding All-In Yield on the Initial Term Loan Facility; provided that to the extent such Incremental Term Loan is not a fixed rate Term Loan, (x) the foregoing calculation of the All-In Yield applicable to such Incremental Term Loan shall assume the interest rate for such Incremental Term Loan is the initial interest rate applicable on the closing date for such Incremental Term Loan and (y) the Spread applicable to such Incremental Term Loans shall not be higher than the corresponding Spread for the Initial Term Loans unless the Applicable Rate with respect to the Initial Term Loans is increased by an amount equal to the difference between the Spread with respect to such Incremental Term Loans and the corresponding Spread (on the Initial Term Loans), where the “Spread” for such Incremental Term Loan shall mean the All-In Yield for such Incremental Term Loan (assuming that the interest rate for such Incremental Term Loan is the initial interest rate applicable on the closing date for such Incremental Term Loan), less the USOSFR rate for the period equal to the weighted average life of such Incremental Term Loan shown on Bloomberg for the date such Incremental Term Loan is made, as determined by the Requisite Lenders and notified in writing to the Administrative Agent and the Borrower on which the Administrative Agent shall conclusively rely without liability therefor, and the “Spread” for the Initial Loans is equal to the All-In Yield for the Initial Loans, less 3.65% per annum (representing USOSFR5 Curncy as found on Bloomberg as of the date of closing in effect on the Closing Date);

(iv)             such Incremental Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of the Term Loans,

(v)               in no event shall any Incremental Term Loan be an Initial Term Loan,

(vi)             except as otherwise required herein, the conditions to borrowing such Incremental Term Loans shall be as agreed between the Borrower and the relevant Lenders providing such Incremental Term Loans, and

(vii)            except as otherwise required or permitted in clauses (i) through (v) above, including as they otherwise relate to fees, premiums, pricing, or rate floors, prepayment or redemption terms, all other terms of such Incremental Term Loans, if not consistent with the terms of the Initial Term Loans, shall not be more restrictive (taken as a whole) to the Borrower and its Subsidiaries (as determined by the Borrower in good faith in consultation with the Requisite Lenders) than those applicable to the Initial Term Loans (except for covenants or other provisions applicable only to the periods after the latest maturity date of the Initial Term Loans) (it being understood to the extent that any more restrictive financial maintenance covenant, mandatory prepayment trigger or condition precedent to borrowing is added for the benefit of any Incremental Term Loans prior to the period after Maturity Date of the Initial Term Loan Facility, the terms will be deemed to be materially more restrictive (taken as a whole) to the Borrower and its Subsidiaries unless such financial maintenance covenant, mandatory prepayment trigger or condition precedent to borrowing is also added for the benefit of each Term Loans which has a final scheduled maturity prior to the final scheduled maturity of such Incremental Term Loans (as determined on the date such Incremental Term Loan Facility is incurred)).

(d)              Amendments. Notwithstanding anything in Section 10.4 to the contrary, each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, (i) this Agreement shall be amended pursuant to the terms of the Incremental Loan Assumption Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby and (ii) each Incremental Loan Assumption Agreement may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Transaction Documents solely to the extent necessary to effect the provisions, and subject to compliance with the terms, of this Section 2.8, including technical and corresponding amendments to this Agreement and the other Transaction Document; provided no amendment to this Agreement that affects the rights, duties, obligations, protections, immunities or indemnities of an Agent shall be effective without the written consent of such Agent.

2.8        Prepayments and Repayments of the Term Loans; Commitment Reductions.

(a)               Voluntary Prepayments. The Borrower may, without any premium or penalty (except as and to the extent provided in Section 2.8(g)), upon prior written notice provided to the Administrative Agent and the Collateral Agent no later than 2:00 p.m. (New York City time) (x) three (3) Business Days prior to the proposed prepayment date in the case of a SOFR Loan or Fixed Rate Loan or (y) 12:00 p.m. (New York City Time) one (1) Business Day prior to the proposed prepayment date in the case of a Base Rate Loan (which notice shall state the proposed date and aggregate principal amount of the prepayment), and if such notice is given the Borrower shall, prepay the outstanding principal amount of such Term Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Any partial prepayment of principal pursuant to this Section 2.8(a) shall be in a principal amount of at least $50,000,000.

(b)               Mandatory Prepayments. In the event and on each occasion that any Net Proceeds are received by the Borrower or any other Loan Party in respect of any Prepayment Event or if any of the circumstances set forth in clauses (iii), (iv), (v) or (vi) below occur, (x) the Borrower shall furnish the Administrative Agent with written notice thereof pursuant to Section 2.8(c) and (y) within five (5) Business Days of receipt of such Net Proceeds or such occurrence, as applicable, the Borrower shall deposit in the Collection Account for application on the immediately following Payment Date:

(i)                in the case of a Prepayment Event described in clause (a) of the definition thereof, an aggregate amount equal to such Net Proceeds; provided that, with respect to this clause (i), if (x) no Event of Default has occurred and is continuing, and (y) the Borrower or any other Loan Party invests (or commits to invest) the Net Proceeds from any Prepayment Event (or a portion thereof) that constitutes a Casualty Event in long-term assets of the same or greater quality or value (as determined by the Borrower in good faith) within three (3) months after receipt of such Net Proceeds by the Borrower or such other Loan Party (including pursuant to any repair, restoration or replacement of assets), then, at the option of the Borrower, no prepayment shall be required pursuant to this clause (i) in respect of such Net Proceeds in respect of such Prepayment Event (or, the applicable portion of such Net Proceeds, if applicable) except to the extent of the amount of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of the three (3) month period from the date of receipt of such Net Proceeds (or if committed to be so invested within such three (3) month period, have not been so invested within six (6) months from the date of receipt of such Net Proceeds), at which time a prepayment shall be required in an amount equal to 100% of the amount of such Net Proceeds that have not been so invested (or committed to be invested);

(ii)               in the case of a Prepayment Event described in clause (b) of the definition thereof, an aggregate amount equal to such Net Proceeds;

(iii)              if on any Payment Date (1) the Residential Data Churn exceeds the Maximum Residential Data Churn, (2) the Video Churn exceeds the Maximum Video Churn, or (3) the Residential Data Penetration is less than the Minimum Residential Data Penetration, commencing with the first Payment Date following the Closing Date and continuing on each Payment Date until each of the applicable Maximum Residential Data Churn, Maximum Video Churn and Minimum Residential Data Penetration have been achieved for two consecutive Test Periods, the Cash Sweep Percentage of the Excess Cash Flow; provided that any such prepayment that is due and payable for the first and second full calendar months following the Closing Date shall be paid on the Payment Date immediately following the delivery of the applicable Manager Report for such month;

(iv)             if on any Payment Date (A) the Debt Service Coverage Ratio is less than the Minimum Cash Sweep DSCR or (B) the Consolidated Total Net Leverage Ratio exceeds the Maximum Cash Sweep Leverage Ratio, commencing with the first Payment Date following the Closing Date and continuing on each Payment Date until the applicable Minimum Cash Sweep DSCR and Maximum Cash Sweep Leverage Ratio, as applicable, have been achieved for two consecutive Test Periods, the Cash Sweep Percentage of the Excess Cash Flow; provided that any such prepayment that is due and payable for the first and second full calendar months following the Closing Date shall be paid on the Payment Date immediately following the delivery of the applicable Manager Report for such month;

(v)              if an Event of Default has occurred and is continuing, at the election of the Requisite Lenders, the Cash Sweep Percentage of the Excess Cash Flow; and

(vi)             if a Manager Termination Event occurs under clause (vii) of the definition thereof (excluding any “prepack” bankruptcy process under chapter 11 of the Bankruptcy Code of the Sponsor and its subsidiaries (excluding any Loan Party or InfraCo) that is entered into in order to implement a liability management exercise (i) in which a chapter 11 plan is confirmed and consummated within 45 days after the petition date, (ii) where such chapter 11 plan provides that the Sponsor has assumed its obligations under the Management Agreement and (iii) the plan of reorganization or similar instrument implementing such a restructuring provides a customary “debtor release” in favor of the Lenders, the Agents and the Loan Parties under this Agreement with respect to the Transactions and all material transaction relating thereto).

(c)              Notification and Application of Prepayments. The Borrower shall notify the Administrative Agent by email or other written transmission of any voluntary prepayment of the Term Loans under Section 2.8(a) not later than the deadline set forth in Section 2.8(a). By no later than 2:00 p.m. (New York City time), three (3) Business Days prior to any prepayment of the Term Loans under Section 2.8(b) or, in the case of Section 2.8(b)(iii), Section 2.8(b)(iv), Section 2.8(b)(v), and Section 2.8(b)(vi), if a prepayment is no longer applicable, the Borrower shall notify the Administrative Agent by email or other written transmission, and include the amount of the applicable prepayment (if relevant) together with reasonably detailed calculations demonstrating the occurrence or cure of the relevant condition for such prepayment and an officer’s certificate certifying to the accuracy of such information. Promptly following Receipt of any notice of prepayment, the Administrative Agent shall advise each Lender of the contents thereof, and of the amount of such Lender’s Pro Rata Share of such prepayment. All voluntary prepayments shall be remitted to the Administrative Agent and applied by the Administrative Agent first to any amounts then due and owing and described in clause (x) of clause first of the Priority of Payments (to the extent the Administrative Agent has been notified of such amounts and has received any documentation reasonably requested by the Administrative Agent necessary to make such payments (including any administrative and tax forms)), and then to the remaining installments of principal as directed by the Borrower; which may be applied to any specific Class or Classes, tranche or tranches as selected by the Borrower; provided that such prepayments shall be made on a pro rata basis within such Class or tranche. Mandatory prepayments shall be deposited into the Collection Account and applied in accordance with the Priority of Payments as set forth in the applicable Manager Report (without duplication and to the extent that a mandatory prepayment applies on the applicable Payment Date, then only the greatest amount shall apply).

(d)              Repayment. The Borrower hereby agrees to pay amortization payments in respect of the Initial Term Loans to the Administrative Agent, for the account of the Lenders, on each applicable Interest Payment Date commencing with the first Payment Date occurring after the Closing Date in an amount equal to the product of (i) the Amortization Percentage divided by (x) in the case of the first Payment Date, 5.2173913 and (y) in all other cases, twelve (12), multiplied by (ii) the aggregate principal amount of all outstanding Initial Term Loans on the Closing Date. Amortization payments, if any, in respect of Incremental Term Loans shall be set forth in the Incremental Loan Assumption Agreement or other documentation establishing such Class of Incremental Term Loans. To the extent not previously paid in accordance with this Agreement, all Term Loans shall be due and payable in full on the Maturity Date.

(e)              Termination of Commitments. The Initial Term Loan Commitment shall terminate immediately and without further action following borrowing of the Initial Term Loans on the Closing Date. Amounts repaid on the Term Loans may not be reborrowed.

(f)               All prepayments of Term Loans pursuant to Section 2.8(a) or Section 2.8(b) shall be accompanied by accrued interest to the date of prepayment, together with any amounts payable pursuant to Section 3.2 and any amounts due (i) to the Administrative Agent for payment of Administrative Agent Fees and other fees, costs, expenses and indemnities owing to the Administrative Agent as of such prepayment date pursuant to this Agreement and the other Transaction Documents, (ii) to the Collateral Agent for payment of Collateral Agent Fees and other fees, costs, expenses and indemnities owing to the Collateral Agent as of such prepayment date pursuant to this Agreement and the other Transaction Documents, (iii) to the Back-Up Manager for payment of all Back-Up Manager Fees and other fees, costs, expenses and indemnities owing to the Back-Up Manager as of such Payment Date pursuant to this Agreement and the other Transaction Documents, and (iv) to the Account Bank for payment of the Account Bank Fees and other costs, expenses and indemnities owing to the Account Bank as of such prepayment date pursuant to this Agreement and the other Transaction Documents.

(g)              Loan Call Protection. All prepayments of Term Loans pursuant to Section 2.8(a), Section 2.8(b)(i) and Section 2.8(b)(ii) following the Post Closing Date shall be accompanied by the Prepayment Premium (if applicable), provided that any such prepayments made prior to the Post Closing Date shall be accompanied by all remaining required interest payments on the Term Loans; provided further that any such prepayments made within 90 days of the Closing Date shall be accompanied by a payment in an amount equal to the amount of interest that would have accrued on such Term Loans in the event that such Term Loans had remained outstanding for 90 days following the Closing Date. For the avoidance of doubt, notwithstanding anything herein to the contrary, neither Agent shall have any responsibility or duty to calculate, verify or confirm the amount of any Prepayment Premium.

(h)             Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that all Term Loans under this Agreement, whenever incurred, exchanged, refinanced or otherwise existing, shall constitute the same Class for all purposes of relating to sharing of payments, whether of principal, interest, fees or other amounts, under this Agreement, including this Section 2.8.

2.9      Priority of Payments. On each Payment Date, (x) all Retained Collections on deposit in the Collection Account as of the last day of the applicable Collection Period, plus all mandatory prepayment amounts on deposit in the Collection Account, plus any amounts received by the Borrower pursuant to an Interest Rate Protection Agreement during the applicable Collection Period and any Interest Reserve Release Amount received by the Borrower during the applicable Collection Period, and (y) any Interest Reserve Draw Amount for such Payment Date and any other amounts expressly required to be distributed pursuant to the Priority of Payments and any amounts released from the Insurance Proceeds Account pursuant to Section 6.6 (collectively, the “Available Funds”), and on each date of prepayment pursuant to Section 2.8(b), any amounts to be paid pursuant to Section 2.8(b) from sources other than amounts referred to in clause (x) and (y) above, shall be allocated and distributed by the Account Bank in accordance with the related Manager Report in the following order of priority (the “Priority of Payments”) (provided, however, that the Manager Report shall provide that (x) the amounts received by the Borrower pursuant to an Interest Rate Protection Agreement shall be allocated and distributed first to payments of interest pursuant to clause (c), second, to scheduled amortization payments required by Section 2.8(d) and (f), and thereafter to the other priorities following clause (c) and (y) all mandatory prepayment amounts shall be allocated first to amounts in clause (a), second to amounts in clause (c) and thereafter to the other priorities following clause (c)):

(a)               first, without duplication, in each case to the extent applicable on such Payment Date, (x) first, pro rata based on amounts due (i) to the Administrative Agent for payment of Administrative Agent Fees and other fees, costs, expenses and indemnities owing to the Administrative Agent as of such Payment Date pursuant to this Agreement and the other Transaction Documents, (ii) to the Collateral Agent for payment of Collateral Agent Fees and other fees, costs, expenses and indemnities owing to the Collateral Agent as of such Payment Date pursuant to this Agreement and the other Transaction Documents, (iii) to the Back-Up Manager for payment of all Back-Up Manager Fees and other fees, costs, expenses and indemnities owing to the Back-Up Manager as of such Payment Date pursuant to this Agreement and the other Transaction Documents, and (iv) to the Account Bank for payment of the Account Bank Fees and other costs, expenses and indemnities owing to the Account Bank pursuant to this Agreement and the other Transaction Documents, and (y) second, to the payment of Additional SPV Expenses, in each case of items (a)(x) and (y), at all times, in an aggregate amount not to exceed $2,000,000 in any fiscal year; provided that if an Event of Default has occurred and is continuing, no limit shall apply to payments under clause (x) and no payments shall be made under clause (y) above;

(b)              second, without duplication, to the Manager or its designee(s), the Management Fee for the immediately preceding Collection Period and, to the extent unpaid, such amounts for all prior Collection Periods;

(c)               third, to the Administrative Agent for distribution to the Lenders, pro rata, (i) first, in respect of any interest, and (ii) second, in respect of any scheduled amortization payment required by Section 2.8(d) in each case, with respect to the Term Loans, which is due and payable on such Payment Date or prior to the immediately following Payment Date; provided that with respect to any amounts due on a date occurring after such Payment Date but prior to the immediately following Payment Date, such amount will be held in the Collections Account and paid on such other Payment Date,

(d)               fourth, so long as no Event of Default has occurred and is continuing, to the Administrative Agent for distribution to the Lenders, pro rata, in respect of any due and unpaid Additional Principal Payment Amount together with any Prepayment Premium payable in connection therewith;

(e)               fifth, to the Interest Reserve Account in an amount necessary to ensure that the total amount then on deposit in or credited to the Interest Reserve Account is equal to the Minimum Interest Reserve Amount as of such Payment Date;

(f)               sixth, if a Cash Sweep Period is continuing, the product of the Cash Sweep Percentage as of such Payment Date and the remaining Available Funds, to the Administrative Agent for distribution to the Lenders, pro rata, in respect of principal of the Term Loans;

(g)              seventh, to the recipients specified in (a)(x) of priority first of this Section 2.9, any due and unpaid amounts described therein in excess of the cap set forth therein;

(h)              eighth, following an acceleration of the maturity of the Term Loans following the occurrence and continuation of an Event of Default, to the Administrative Agent for distribution to the Lenders to pay 100% of any remaining Available Funds to the Lenders, pro rata, in respect of principal of the Term Loans;

(i)                ninth, to the recipients specified in (a)(y) of priority first of this Section 2.9 and the recipients of Additional SPV Expenses, any due and unpaid amounts described in such clause first in excess of the cap set forth therein and all due and unpaid Additional SPV Expenses; and

(j)               tenth, (i) first, to any AHYDO Catch-up Payment then due and payable and then (ii) any remaining Available Funds, to the Operating Account or to such other account or location as may be directed by the Borrower.

All such allocations by the Account Bank shall be based solely on the information set forth in the Manager Report. In no event shall the Account Bank or the Administrative Agent have any obligation to recalculate or verify the information contained in the Manager Report nor shall the Account Bank or the Administrative Agent have any liability therefor. The Administrative Agent may assume, without any liability, that the amounts remitted to it for further distribution to the Lenders are in accordance with the terms herein and shall have no obligation to ascertain or confirm that the amount of any such remittance is in accordance with the terms herein. The Administrative Agent shall update the Register in conclusive reliance upon the amounts so remitted to it for distribution to the Lenders.

2.10       Grant of Security Interest; Collateral.

(a)              To secure the timely payment and performance in full of the Secured Obligations, each Loan Party hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest (the “Security Interest”) in, and Lien upon, and pledges to the Collateral Agent, for the benefit of itself and the other Secured Parties, all of such Loan Party’s right, title and interest in, to and under all of the following assets now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest:

(i)                the Equity Interests of any Person owned by such Loan Party, and all rights as or to become a member or shareholder of each such Person under the Organizational Documents of each such Person, the certificates, if any, representing such Equity Interests and any interest of it on the books and records of the applicable issuer or securities intermediary pertaining to such Equity Interest, including without limitation, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of such Equity Interests, all management rights and all voting rights;

(ii)               the Loan Parties’ rights, title and interest in and under the Customer Agreements with respect to the Network and the related Receivables Assets (including all Customer Receivables and other rights to payment thereunder, but excluding any rights that cannot be assigned without third party consent), excluding any Customer Agreement or Receivables Asset which, by its terms, does not allow such a Security Interest to be granted except (x) to the extent such prohibition is rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or (y) any proceeds thereof;

(iii)              the Loan Parties’ rights, title and interest in and to any other Receivables Asset owned by the Loan Parties;

(iv)              all Receivables Assets;

(v)              the Network Underlying Rights Agreements and any and all rights, remedies and proceeds thereunder and derived therefrom (other than any Network Underlying Rights Agreement which, by its terms, does not allow such a Security Interest to be granted) except (x) to the extent such prohibition is rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or (y) any proceeds thereof;

(vi)              all leases of personal property and any Customer Agreements that constitute personal property;

(vii)             all Receivables Assets that constitute real property;

(viii)            the IP License;

(ix)              the Shared Infrastructure Services Agreement;

(x)               all the following personal property of such Loan Party:

(A)             all Equipment (as defined in the UCC), including all parts thereof and all accessions thereto, including machinery, satellite receivers, antennas, headend electronics and furniture, but excluding motor vehicles and other assets subject to certificates of title;

(B)             all Fixtures (as defined in the UCC), all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures (including proceeds which constitute property of the types described herein);

(C)              all Documents (as defined in the UCC);

(D)             all Deposit Accounts, Securities Accounts and Commodities Accounts;

(E)              all Accounts (as defined in the UCC);

(F)              all Inventory (as defined in the UCC);

(G)             all Goods (as defined in the UCC);

(H)            all Commercial Tort Claims now or hereafter listed on Schedule 2.10B hereto, as supplemented by any notice delivered pursuant to Section 2.10(e);

(I)              all General Intangibles (as defined in the UCC), including any limited liability company or other ownership interests which are not “securities” as provided under Section 8-103 of the UCC and all rights and remedies of any of the Loan Parties under the Transaction Documents to which it is a party (including all rights to payment thereunder);

(J)               all Investment Property (as defined in the UCC), all deposit accounts (as defined in the UCC), all other Account Collateral and all Money, cash and Cash Equivalents;

(K)             all Chattel Paper (as defined in the UCC);

(L)              all Instruments (as defined in the UCC);

(M)            all Letter-of-Credit Rights (as defined in the UCC);

(N)             to the extent not otherwise included, all Contract Rights (as defined in the UCC) including under (1) all Customer Agreements, (2) the Management Agreement, each Interest Rate Protection Agreement and the other Transaction Documents and (3) any and all rights, remedies and proceeds under the foregoing and derived therefrom (including all rights to payment thereunder, if any);

(O)             to the extent not otherwise included, all Proceeds (as defined in the UCC) and products of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

(P)              all books and records pertaining to the foregoing Collateral, including all Conveyed Customer Data; and

(xi)             all proceeds of the foregoing, as security for payment and performance of all of the Obligations hereunder;

provided, that in no event shall the Security Interest attach to any right, title or interest of any Loan Party in, to or under any Collateral Exclusions (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of such asset being an Collateral Exclusions, the term “Collateral” shall not include such asset); provided, however, that the Security Interest shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be Collateral Exclusions. As of the date hereof, the Collateral Exclusions do not include a material portion of the Collateral and do not have a material adverse impact on the Collections included in the Annualized Run Rate Net Cash Flow. Except as required pursuant to Section 6.17(b) or Section 6.18, no mortgage, deed of trust or fixture filings shall be required in respect of the Collateral. The Loan Parties have granted a security interest in (I) all Receivables Assets that constitute real property, such as (x) the Network Underlying Rights Agreements that constitute easements and (y) any real estate owned in fee simple by the Loan Parties, but, in the case of any assets described in the foregoing clause (I), will not be taking any action to perfect such security interest, other than the filing of the financing statements in the jurisdictions of organization of each Loan Party, the filing of “transmitting utility” financing statements in the applicable filing office of the state in which the applicable Collateral is located and as required pursuant to Section 6.17(b) or Section 6.18.

(b)              Each Loan Party has full right and power to grant to the Collateral Agent, for the benefit of itself and the other Secured Parties, a perfected, first-priority Security Interest in and Lien on the Collateral pursuant to this Agreement, subject to the terms of this Section 2.10. This Agreement is effective to create a legal, valid and enforceable Lien on, and Security Interest in, the Collateral in which a Security Interest may be perfected by filing a financing statement under the UCC, and, subject to the terms of this Section 2.10 and the satisfaction of the applicable perfection actions with respect to the Security Interest, the Collateral Agent will have a fully perfected Lien on the Collateral securing the Secured Obligations to the extent required by this Agreement. Upon the execution and delivery of this Agreement, and upon (i) filing of the necessary and appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each applicable Loan Party, (ii) delivery of all Instruments, Chattel Paper and certificated Equity Interests and pledged Indebtedness, in each case together with instruments of transfer executed in blank, (iii) execution of the applicable Account Control Agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to a Control Account, (iv) recordation and/or filing of the Security Interest granted hereunder in United States federal registrations and pending applications for patents, trademarks and copyrights in the applicable intellectual property registries, including but not limited to the filing of appropriate notices, collateral assignments or appropriate filings with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, without any further action, the Collateral Agent will have an enforceable, valid and first-priority perfected Lien and Security Interest in the personal property and Collateral, subject to Permitted Liens. As of the Closing Date, no financing statement (other than those naming any Customer as “debtor” and a Loan Party as “secured party” thereunder) relating to any of the Collateral, as applicable, is on file in any public office except those on behalf of the Collateral Agent and those related to the Permitted Liens. As of the Closing Date, no Loan Party is party to any agreement, document or instrument that conflicts with this Section 2.10.

(c)               Each Loan Party hereby authorizes the Requisite Lenders (or their designee) to prepare and file financing statements (including transmitting utility financing statements) provided for by the UCC (which financing statements may describe the Collateral as “all assets” or such similar words of the Loan Parties), prepare and file Intellectual Property Security Agreements with the United States Patent and Trademark Office or United States Copyright Office (as applicable) and to take such other action as may be required, in the Requisite Lenders’ judgment, in order to perfect and to continue the perfection of Collateral Agent’s Security Interests in the Collateral, as applicable, unless prohibited by Applicable Law.

(d)               Subject to Section 6.18, the Borrower represents and warrants, as to itself and the other Loan Parties, to the Collateral Agent and the Secured Parties on the Closing Date and on and as of each other date required by the Transaction Documents, as applicable, except, for the avoidance of doubt, with respect to any Collateral Exclusions, that:

(i)                upon the filing of the UCC financing statements in the appropriate office in each Loan Party’s state of organization which, as of the Closing Date, is set forth on Schedule 2.10C, a perfected security interest in all Collateral in which a security interest may be perfected by filing a financing statement under the UCC;

(ii)               subject to the filings in the preceding clause (i), and the timely filing with and acceptance by the United States Patent and Trademark Office and the United States Copyright Office, as applicable, of the Intellectual Property Security Agreements with respect to the Intellectual Property listed on Schedule 2.10E hereto, a perfected security interest in all Collateral in which a security interest may be perfected by the recording of the filing of a financing statement under the UCC and/or the relevant Intellectual Property Security Agreements with respect to United States federal registrations and pending applications for trademarks, patents, or copyrights with the United States Patent and Trademark Office and the United States Copyright Office, as applicable;

(iii)             all Commercial Tort Claims of each Loan Party as of the Closing Date valued in excess of $2,000,000 are described on Schedule 2.10B hereto; and

(iv)             set forth on Schedule 2.10D hereto is a true and correct list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account (other than the Collection Account, the Insurance Proceeds Account and the Interest Reserve Account), together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account.

(e)               Each Loan Party agrees that:

(i)          Such Loan Party will take any or all steps in order for Collateral Agent, for the benefit of itself and the other Secured Parties, to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC with respect to all of its Pledged Accounts and Pledged Collateral that constitute Collateral. Except with respect to the Operating Account, no Loan Party shall hereafter establish or maintain (1) any Deposit Account outside of the United States or (2) any other Deposit Account unless the applicable Bank and such Loan Party shall have duly executed and delivered to the Collateral Agent an Account Control Agreement with respect to such Deposit Account (x) with regard to any Deposit Account existing on the Closing Date, within the time period set forth in Schedule 6.18 and (y) with regard to any Deposit Account established or acquired after the Closing Date, within 45 days of the date such Deposit Account is established or acquired, as applicable (or such later date as authorized by the Collateral Agent at the direction of the Requisite Lenders). Except with respect to the Operating Account, no Loan Party shall hereafter establish or maintain any (A) Securities Account or Commodities Account outside of the United States or (B) any other Securities Account or Commodities Account with any Securities Intermediary or Commodities Intermediary unless the applicable Securities Intermediary or Commodities Intermediary, as the case may be, and such Loan Party shall have duly executed and delivered an Account Control Agreement with respect to such Securities Account or Commodities Account, as the case may be (x) with regard to any Securities Account or Commodities Account existing on the Closing Date, within the time period set forth in Schedule 6.18 and (y) with regard to any Securities Account or Commodities Account established or acquired after the Closing Date, within 45 days of the date such Securities Account or Commodities Account is established or acquired, as applicable (or such later date as authorized by the Collateral Agent at the direction of the Requisite Lenders). If any Deposit Account, Securities Account or Commodities Account that is not a Pledged Account becomes a Pledged Account, the Borrower shall promptly (but in any event within 5 Business Days) notify the Collateral Agent, and in any event, within 45 days of such event (or such later period as authorized by the Collateral Agent at the direction of the Requisite Lenders) deliver to the Collateral Agent an Account Control Agreement with respect to such Deposit Account, Securities Account or Commodities Account, as applicable. Each Loan Party shall deliver to the Collateral Agent all Instruments, Chattel Paper and certificated Equity Interests and pledged Indebtedness in the form of a promissory note, in each case together with instruments of transfer duly executed in form and substance reasonably satisfactory to the Requisite Lenders. In the Collateral Agent’s discretion, the Collateral Agent may engage a third-party custodian to hold such items on the Collateral Agent’s behalf. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon direction from the Requisite Lenders, notify the Collateral Agent to notify any bank or Securities Intermediary or Commodities Intermediary to liquidate the applicable Pledged Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Collection Account for application in accordance with the Priority of Payments.

(ii)         If any Loan Party shall at any time hold or acquire a Commercial Tort Claim valued in excess of $2,000,000, such Loan Party shall promptly (but in any event within ten (10) Business Days) notify the Collateral Agent in writing signed by such Loan Party of the details thereof to the extent necessary to grant to the Collateral Agent a security interest hereunder in such Commercial Tort Claim and the proceeds thereof, all upon the terms of this Agreement.

(iii)        (1) (A) With respect to any Intellectual Property of the Loan Parties as of the Closing Date constituting United States federal registrations and pending applications for trademarks, patents, or copyrights, concurrently with the delivery of Schedule 2.10E hereto, each Loan Party shall sign and deliver to the Collateral Agent one or more Intellectual Property Security Agreements, or supplements or amendments thereto, in form and substance reasonably satisfactory to the Requisite Lenders, with respect to all such applications and registrations for copyrights, patents and trademarks of the Loan Parties, which shall be listed on Schedule 2.10E hereto, to the extent such Intellectual Property constitutes Collateral; and (B) with respect to any Intellectual Property of the Loan Parties acquired after the Closing Date constituting United States federal registrations and pending applications for trademarks, patents, or copyrights, each Loan Party shall, no later than fifteen (15) Business Days after the acquisition thereof, sign and deliver to the Collateral Agent one or more Intellectual Property Security Agreements, or supplements or amendments thereto, with respect to such after acquired Intellectual Property and (2) each Loan Party shall, in each case, cooperate as reasonably necessary to enable the Collateral Agent to make prompt filings of any reasonably necessary recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

(f)              At any time upon the reasonable request of the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders, the Loan Parties shall execute or deliver to the Administrative Agent (for prompt delivery to all Lenders) any and all financing statements, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders may request in its reasonable discretion, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Requisite Lenders), to create, perfect, continue or improve the priority of the Collateral Agent’s Liens in the Collateral of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal). To the maximum extent permitted by Applicable Law, upon the occurrence and during the continuance of an Event of Default, each Loan Party authorizes the Collateral Agent to execute any such Additional Documents in such Loan Party’s name and authorizes the Collateral Agent (or its designee) to file such executed Additional Documents in any appropriate filing office.

(g)               Each Loan Party hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Section 2.10(g), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 2.10(g); provided, however, that the Collateral Agent shall have no duty or obligation to so act except upon direction from the Requisite Lenders. Anything in this Section 2.10(g) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.10(g) unless an Event of Default shall have occurred and be continuing. Each Loan Party acknowledges that the Collateral Agent may utilize the power of attorney set forth herein in connection therewith.

(h)               Notwithstanding anything herein to the contrary, (a) each applicable Loan Party shall remain liable for all obligations with respect to its applicable Collateral pledged hereunder and nothing contained herein is intended or shall be construed to be a delegation of duties to Collateral Agent, Administrative Agent or any Lender; provided that following any foreclosure or transfer in lieu thereof, such obligations and duties of ownership of the Collateral shall pass to the succeeding owner thereof, (b) each applicable Loan Party shall remain liable under each of the agreements with respect to its respective Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and none of the Collateral Agent, Administrative Agent or any Lender shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement related to its respective Collateral, and (c) the exercise by the Collateral Agent or Administrative Agent of any of its rights hereunder shall not release any applicable Loan Party from any of its duties or obligations under such contracts or agreements.

2.11     Collateral Administration.

(a)               As and when determined by the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders in its or their reasonable discretion, upon the occurrence and during the continuation of a Default or an Event of Default, the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders may, at the Borrower’s expense, perform UCC, judgment, litigation, tax Lien and other similar searches, in any jurisdictions determined by the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders from time to time, against any Loan Party.

(b)             The Borrower, and Manager, as applicable, shall keep accurate and complete records of the Customer Agreements and all payments and Collections thereon and shall submit such records to the Administrative Agent on such periodic basis (and at least quarterly) as the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders may reasonably request. If requested by the Administrative Agent (acting at the direction of the Requisite Lenders), the Borrower, and each other Loan Party, as applicable, shall execute and deliver to the Collateral Agent, formal written assignments or allonges, in form and substance reasonably acceptable to the Collateral Agent (acting at the direction of the Requisite Lenders), of any or all of the Customer Agreements as the Administrative Agent (acting at the direction of the Requisite Lenders) may reasonably request, together with copies of claims, invoices and/or other information related thereto.

(c)              The Borrower shall, upon the Administrative Agent’s (acting at the direction of the Requisite Lenders) written request upon the occurrence and during the continuation of an Event of Default, (i) provide prompt written notice to each Customer that the Collateral Agent has been granted a Lien on and Security Interest in, upon and to all Customer Agreements payable by such Customer and (ii) shall do anything further that may be lawfully required under Applicable Law and requested in writing by the Collateral Agent or the Requisite Lenders in their reasonable discretion to secure the Collateral Agent’s interest in the Collateral and effectuate the intentions of this Agreement.

2.12      Power of Attorney. Each Loan Party, as applicable, hereby agrees and acknowledges that the Collateral Agent and Administrative Agent each, is hereby irrevocably made, constituted and appointed the true and lawful attorney for such Loan Party (without requiring Collateral Agent or Administrative Agent to act as such) with full power of substitution to do the following upon the occurrence and during the continuation of an Event of Default to: (i) endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to the Borrower and constitute Collections on Customer Agreements or other Accounts of the Borrower; (ii) execute and/or file in the name of such Loan Party any financing statements, amendments to financing statements, schedules to financing statements, releases or terminations thereof, assignments, instruments or documents that it is obligated to execute and/or file under any of the Transaction Documents (to the extent such Loan Party fails to so execute and/or file any of the foregoing within two (2) Business Days of the Administrative Agent’s or Collateral Agent’s written request or the time when such Loan Party is otherwise obligated to do so); and (iii) do such other and further acts and deeds in the name of such Loan Party that the Requisite Lenders may deem necessary to enforce, make, create, maintain, continue, enforce or perfect the Collateral Agent’s Security Interest, Lien or rights in any Collateral.

2.13       Release of Lien on Receivables Assets.

(a)           Release Upon Sale. With respect to any Collateral or any Guarantor, in connection with a Disposition by any Loan Party of such Collateral (or in respect of any such Guarantor) in a transaction permitted under Section 7.6 of this Agreement (other than (i) any such sale, transfer or other Disposition to the Borrower or any other Loan Party (it being understood and agreed that, in the case of a transfer among Loan Parties, the applicable Lien shall be released with respect to the transferor Loan Party to the extent such asset will be (substantially contemporaneously therewith) pledged by the transferee Loan Party) and (ii) Dispositions consisting of Liens permitted by Section 7.2), the Security Interest and other Liens in such Collateral created by this Agreement or any other Transaction Document, and any applicable Guaranty by such Guarantor, shall in each case be automatically released upon the consummation of any such Disposition. Upon such sale, transfer or other Disposition, the Collateral Agent shall (and the Lenders hereby irrevocably authorize and direct the Collateral Agent to) (x) execute and deliver to the Borrower (at the Borrower’s sole cost and expense), any evidence of release, satisfaction, discharge and/or termination agreements or similar instruments or filings prepared by and reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Collateral Agent to evidence in the public record such automatic release and (y) return any applicable Collateral to the Borrower, or any other Loan Party, as applicable; provided, that prior to delivery of any such evidence of release, satisfaction, discharge and/or termination from the Collateral Agent, the Borrower shall have delivered to the Collateral Agent and the Administrative Agent a certificate executed by a Responsible Officer of the Borrower certifying that such release, satisfaction, discharge and/or termination, as applicable, is permitted under the Transaction Documents and this Section 2.13(a) (and the Lenders hereby authorize and direct the Collateral Agent and the Administrative Agent to rely on such certificate in performing its obligations under this Section 2.13(a) and Section 7.6).

(b)           Release for Regulatory or Operational Purposes. With respect to any Collateral or any Guarantor, the Security Interest and other Liens in such Collateral created by this Agreement or any other Transaction Document, and any applicable Guaranty by such Guarantor, shall be released, with the consent of the Requisite Lenders, in the event that (i) due diligence conducted (a summary of which shall be delivered to the Lenders) by the Sponsor or the Borrower has identified that assets constituting Collateral and/or Guarantors are required to be released in order to comply with rules and regulations applicable to the Sponsor or the Borrower or (ii) the Sponsor or the Borrower identifies in good faith, and in consultation with the Collateral Agent, that assets constituting Collateral do not relate to the Designated Perimeter; provided that, with respect to this Section 2.13(b), (u) such release shall not occur until receipt of the proceeds from such disposition into the Collection Account, (v) the Borrower has received the prior written consent of the Requisite Lenders (not to be unreasonably withheld, delayed or conditioned) prior to such disposition and release, (w) no Event of Default has occurred and is continuing or would result therefrom, (x) after giving Pro Forma Effect to such Disposition and any related repayment of Term Loans, the Consolidated Total Net Leverage Ratio is not higher than immediately prior to any such release, (y) after giving Pro Forma Effect to such release, the Debt Service Coverage Ratio will exceed the Minimum Cash Sweep DSCR and (z) the aggregate fair market value of all such Collateral released shall not exceed $2,500,000. In connection with such release, the Collateral Agent and (with respect to the release of any Guarantor) the Administrative Agent shall (and the Lenders hereby irrevocably authorize and direct the Collateral Agent and the Administrative Agent to) (x) execute and deliver to the applicable Guarantor (at the Borrower’s sole cost and expense), any evidence of such release or similar instruments or filings prepared by and reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent (without representation, warranty or recourse) to evidence such release and (y) return any applicable Collateral to the Borrower, or the applicable Guarantor, as applicable; provided, that prior to delivery of any such evidence of release, the Requisite Lenders shall have consented to such release (such consent not to be unreasonably withheld, delayed or conditioned) and the Borrower shall have delivered to the Collateral Agent and the Administrative Agent a certificate executed by a Responsible Officer of the Borrower certifying that such release is permitted under the Transaction Documents and this Section 2.13(b).

(c)           Release Upon Termination of Transaction Documents. On the Termination Date, the Security Interests and other Liens in all the Collateral created by this Agreement or any other Transaction Document, and the Guaranty by each Guarantor, shall in each case be automatically and irrevocably terminated and released. The Requisite Lenders shall notify the Collateral Agent in writing upon the occurrence of the Termination Date and promptly upon such termination and release, at the request of the Borrower, the Collateral Agent shall (and Lenders hereby irrevocably authorize and direct the Collateral Agent to) (i) execute and deliver such documents, at the Borrower’s sole cost and expense, as are prepared by and reasonably requested by the Borrower to evidence such automatic termination and release and (ii) return the Collateral to the Borrower, or any other Loan Party, as applicable; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, common law or equitable cause or any other Applicable Law, then the Obligations intended to be satisfied by such payment and the Security Interest granted hereunder in the Collateral shall be revived and reinstated and shall continue as if such payment had not been received by the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered.

(d)           Release as Permitted by Transaction Documents. At the Borrower’s sole cost and expense, promptly following receipt of the consent of the Requisite Lenders (not to be unreasonably withheld, delayed or conditioned) and a certificate of a Responsible Officer of the Borrower confirming that any conditions under the Transaction Documents pursuant to which the Collateral may be released from the Lien under the Transaction Documents (and/or any Guarantor released from its obligations under this Agreement and the other Transaction Documents) has been met, the Collateral Agent shall (and the Lenders hereby irrevocably authorize and direct the Collateral Agent to) (x) execute and deliver any necessary documents prepared by and reasonably requested by the Borrower to the Borrower or its designee to evidence such termination and release and (y) return any applicable Collateral to the Borrower, or any other Loan Party, as applicable; provided that such release documents may be delivered to an escrow agent acceptable to the Requisite Lenders and the Borrower for release to the Borrower or its designee immediately following receipt by the Collateral Agent and Administrative Agent of a certificate executed by a Responsible Officer of the Borrower certifying that such release is permitted under the Transaction Documents.

(e)            Collateral Replacement and Additions. At any time following the Closing Date, the Loan Parties may, with the written consent of the Administrative Agent (acting at the direction of the Requisite Lenders) (i) dispose of or otherwise transfer any Collateral, provided that such disposed or transferred Collateral is replaced with other assets of equal or greater quality and value that are satisfactory to the Requisite Lenders; and (ii) acquire (through contribution, acquisition or otherwise) additional assets, provided such assets, other than those acquired in the ordinary course of business are of equal or greater quality and value as the existing Collateral, and provided, further that, any material assets acquired after the Closing Date from the Manager or an Affiliate of the Manager shall be accompanied by a customary true sale opinion.

2.14        Payments Generally.

(a)            The Borrower shall make or cause to be made each payment required to be made by it under any Transaction Document (whether of principal, interest, fees or other amounts) on or prior to the time expressly required hereunder or under such other Transaction Document for such payment (or, if no such time is expressly required, on or prior to 12:00 P.M. (New York City time) on the date when due), in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments of principal and interest shall be made to such account as may be specified by the Administrative Agent and payments pursuant to Section 3.2, Section 3.3, Section 12.4 and Section 12.7 shall be made directly to the Persons entitled thereto and payments pursuant to other Transaction Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments of principal and interest received by it pursuant to the Priority of Payments ratably for the account of each Lender promptly following receipt thereof. If any payment (other than payments on the SOFR Loans) under any Transaction Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day (other than any such payment due and payable on the Maturity Date which shall be governed by, and subject to, Section 1.5), the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments under each Transaction Document shall be made in Dollars.

(b)           If at any time insufficient funds are received by, and available to, the Account Bank or the Administrative Agent, as applicable, to pay fully all amounts of principal, interest and fees then due hereunder, subject to Section 2.9 hereof, such funds shall be applied (i) first, toward the payment to the Agents and Account Bank of Administrative Agent Fees, Collateral Agent Fees, Account Bank Fees, and other fees, costs, expenses and indemnities owing to the Administrative Agent, Collateral Agent and Account Bank pursuant to this Agreement and the other Transaction Documents, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (with such amounts being applied to fees prior to interest), and (iii) third, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.15        Additional Receivables Assets; Retained Collections Contributions.

(a)           Additional Receivables Assets. From time to time the Manager may, but is not required to, contribute, convey, assign or otherwise transfer additional Receivables Assets (“Additional Receivables Assets”) to a Loan Party (including by contributing, conveying, assigning or otherwise transferring to a Loan Party one hundred percent (100%) of the Equity Interests in an entity directly or indirectly owning such Additional Receivables Assets), which Additional Receivables Assets shall constitute additional Collateral for the Obligations, in each case subject to and in accordance with the Operation Standards; provided that in connection with each such addition the following conditions, as certified in a Responsible Officer’s certificate to the Administrative Agent by the Manager, are satisfied immediately after giving effect to the addition:

(i)               that such Additional Receivables Assets are acceptable to the Requisite Lenders; and

(ii)              if any of the Additional Receivables Assets constitute direct or indirect assets of an entity other than a Loan Party, the applicable entity executes and delivers to the Administrative Agent a Joinder Agreement (provided that the Administrative Agent shall not have any obligation to review such agreement and the Administrative Agent shall not have any liability in connection therewith).

In connection with the designation and contribution of Additional Receivables Assets pursuant to this Section 2.15(a), the Manager may designate one of its subsidiaries to act as shared infrastructure asset companies in addition to the InfraCos in connection with the operation of the related business, in which case the Loan Parties may enter into shared infrastructure services agreements and/or shared infrastructure management agreements on terms substantially similar to the Shared Infrastructure Services Agreements and the Shared Infrastructure Management Agreements and in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Requisite Lenders, acting reasonably) with respect to shared infrastructure assets relating to the additional business.

(b)           Retained Collections Contributions. Any Loan Party may designate (x) cash capital contributions made to such Loan Party at any time by the Manager or Affiliate thereof or (y) any amount allocated under clause tenth of the Priority of Payments on any Payment Date that is retained by the Borrower and, in each case, deposited into the Collection Account, as a “Retained Collections Contribution” for purposes of the Cure Right set forth in Section 7.14(b) (each, a “Retained Collections Contribution”); provided that a cash capital contribution cannot be deemed to be a Retained Collections Contribution if, as of the related deposit date into the Collection Account, (x) the aggregate Retained Collection Contributions during the immediately preceding twelve-month period would exceed the greater of (A) 15% of Annualized Run Rate Net Cash Flow as of the last day of the immediately preceding calendar month and (B) $72,000,000 or (y) the aggregate Retained Collection Contributions since the Closing Date would exceed the greater of (A) 25% of Annualized Run Rate Net Cash Flow as of the last day of the immediately preceding calendar month and (B) $120,000,000. Any Retained Collections Contribution made following a Collection Period, but on or before the related Payment Date may, at the Borrower’s discretion as designated in the applicable Manager Report, be included in Aggregate Annualized Run Rate Net Cash Flow as of the related determination date. Any Retained Collections Contributions will be part of Aggregate Annualized Run Rate Net Cash Flow for one (1) year from the related deposit date. Any Retained Collections Contribution will be required to be retained in the Collection Account until the earlier of (i) one year after its related deposit date and (ii) such Retained Collections Contribution being required to be used in accordance with Priority of Payments. Upon the satisfaction of the preceding clause (i), any Loan Party (or the Manager on their behalf) may direct the Account Bank in writing to release the related Retained Collections Contributions from the Collection Account and deposit such amount to the Collection Account on the following Payment Date for application in accordance with the Priority of Payments on such Payment Date pursuant to the related Manager Report. For the avoidance of doubt, Retained Collections Contributions will not be annualized for the purpose of calculating Aggregate Annualized Run Rate Net Cash Flow.

III.	FEES AND OTHER CHARGES

3.1          Computation of Fees. All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.

3.2          Yield Protection and Illegality.

(a)            Increased Costs; Capital Adequacy.

(i)              If any Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (each, a “Funding Source”), (B) subject any Funding Source to any Taxes (other than (x) Taxes indemnified pursuant to Section 13.8, (y) Taxes that are excluded from indemnification by reason of Section 13.8, or (z) any Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto) or (C) impose on any Lender any other condition cost or expense, and the result of any of the foregoing shall be to increase the cost to such Funding Source of making or maintaining the Term Loans (or of maintaining its obligation to make any such Term Loans), or to reduce the amount of any sum received or receivable by such Funding Source hereunder (whether of principal, interest or otherwise), the Borrower shall pay to such Funding Source such additional amount or amounts as will compensate such Funding Source for such additional costs incurred or reduction suffered.

(ii)              If any Funding Source determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Funding Source’s capital or on the capital of such Funding Source’s holding company, if any, as a consequence of this Agreement, the Term Loans made by such Funding Source to a level below that which such Funding Source or such Funding Source’s holding company, as applicable, could have achieved but for such Change in Law (taking into consideration such Funding Source’s policies and the policies of such Funding Source’s holding company, as applicable, with respect to capital adequacy), then from time to time, the Borrower will pay to such Funding Source such additional amount or amounts as will compensate such Funding Source’s or such Funding Source’s holding company, as applicable, for any such reduction suffered.

(iii)            A certificate of a Funding Source setting forth the amount or amounts necessary to compensate such Funding Source or such Funding Source’s holding company, as the case may be, as specified in clauses (a) and (b) above, shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Funding Source the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that with respect to any notice given to the Borrower under this Section 3.2 the Borrower shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice; provided, further, if the Change in Law giving rise to such increased costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof. A Funding Source will, within a reasonable period of time after the officer of such Funding Source having primary responsibility for administering the Term Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Funding Source to receive payments under this Section 3.2, to avoid or reduce any increased or additional costs or any other amounts payable by the Borrower under this Section 3.2, to the extent not inconsistent with the internal policies of such Funding Source and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain its portion of the Term Loans through another office of such Funding Source, or (ii) take such other measures as such Funding Source may deem reasonable, if as a result thereof the circumstances which would cause the additional amounts which would otherwise be required to be paid to such Funding Source pursuant to this Section 3.2 to be materially reduced and if, as determined by such Funding Source in its reasonable discretion, the making, issuing, funding or maintaining of its portion of the Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of such Funding Source.

(iv)             Failure or delay on the part of any Funding Source to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Funding Source’s right to demand such compensation; provided, however, the Borrower shall not be required to compensate any Funding Source pursuant to this Section 3.2 for any increased costs or reductions or other amounts suffered more than sixty (60) days prior to the date that such Funding Source notifies the Borrower of the event or the existence of a condition that would entitle such Funding Source to receive payments under this Section 3.2.

(b)           Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Funding Source to continue to make Term Loans or to determine or charge interest rates based upon the Term SOFR Reference Rate, such Funding Source shall give notice thereof to the Borrower through Administrative Agent. Upon Receipt of such notice, the Borrower shall, upon demand from such Funding Source (with a copy to Administrative Agent), either (i) prepay in full all Term Loans owing to such Funding Source, either on the next succeeding Payment Date in respect of thereof, if such Funding Source may lawfully continue to maintain Term Loans until such date, or immediately, if such Funding Source may not lawfully continue to do so, or (ii) at the option of the Borrower, pay interest on such Funding Source’s Term Loans at a rate per annum equal to the Base Rate (determined without giving effect to clause (c) thereof) (taking into account any increased cost to such Funding Source of continuing to maintain Term Loans). Upon any such prepayment, Borrower shall also pay accrued interest on the amount so prepaid, but such prepayment shall not be subject to any prepayment penalty or fee.

(c)            Inability to Determine Rates. If (x) the Requisite Lenders determine that for any reason adequate and reasonable means do not exist (other than as a result of a Benchmark Transition Event in respect of which a Benchmark Replacement for Term SOFR has been implemented in accordance with the terms hereof) for determining Term SOFR for any period for any Term Loans, or (y) the Requisite Lenders determine that Term SOFR with respect to any period for any Term Loans does not adequately and fairly reflect the cost to the Funding Sources of maintaining such Term Loans, the Administrative Agent (acting at the direction of the Requisite Lenders) will promptly so notify the Borrower and each Funding Source. Thereafter, the Term Loans shall bear interest at the Base Rate (determined without giving effect to clause (c) of the definition thereof) until the Requisite Lenders determine) that the conditions giving rise to such change no longer exist.

3.3              Fees.

(a)            Lenders Fee. On the Closing Date, the Borrower agrees to pay to each Lender that provides a Commitment on the Closing Date the fees set forth in the Lender Fee Letters.

(b)           Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees and other amounts payable in the amounts and at the times set forth in the Administrative Agent Fee Letter.

(c)           Collateral Agent and Account Bank Fees. The Borrower agrees to pay to the Collateral Agent and the Account Bank, for its own account, fees payable in the amounts and at the times set forth in the Collateral Agent Fee Letter.

IV.	CONDITIONS PRECEDENT TO THE CLOSING DATE

This Agreement and the other Transaction Documents and the Commitments of each Initial Lender hereunder shall become effective on the first date on which each of the following conditions precedent are satisfied (or waived by each Initial Lender in its sole discretion):

(a)           subject to the last paragraph of this Article IV, the Initial Lenders (or their counsel) shall have received fully executed copies of the Transaction Documents, all in form and substance satisfactory to the Initial Lenders;

(b)           subject to the last paragraph of this Article IV, the Initial Lenders (or their counsel) shall have received (i) a report of UCC financing statement, tax, judgment and litigation Lien searches performed with respect to each Loan Party in such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, and/or the state(s) of operation of the relevant Network, and such report shall show no Liens on the Collateral (other  than Permitted Liens) and (ii) each document (including, without limitation, drafts of any UCC financing statement) required by any Closing Date Transaction Document to be filed, registered or recorded to create, in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, a first priority and perfected Security Interest upon the Collateral that constitutes personal property, all in form and substance satisfactory to the Initial Lenders;

(c)           the Initial Lenders (or their counsel) shall have received the Closing Date Certificate of (or on behalf of) each Loan Party, and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (i) certify that attached thereto is a true and complete copy of each Organizational Document of each applicable Loan Party, certified by the appropriate governmental office; (ii) identify by name and title and bear the signatures of (x) the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the applicable Transaction Documents to which it is a party on the Closing Date and/or (y) the individuals to whom such officers, managers, directors or other authorized signatories of such Loan Party have granted powers of attorney to sign such Transaction Documents; (iii) certify that attached thereto is a true and complete copy of the resolutions (or other evidence of authorization acceptable to the Initial Lenders) of the Board of Directors or similar governing body of (x) each such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and that such resolutions (or other evidence of authorization) have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect as of the Closing Date and (y) the Sponsor, approving and authorizing the Designation; and (iv) attach thereto a good standing certificate for each applicable Loan Party as of a recent date from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and each other jurisdiction in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, all in form and substance satisfactory to the Initial Lenders;

(d)           the Initial Lenders (or their counsel) and the Collateral Agent shall have received a customary written opinion of (i) Ropes & Gray International LLP, in its capacity as Special New York counsel to the Loan Parties, (including, without limitation, with respect to the non-consolidation of the Loan Parties with their direct parent entities and other subsidiaries thereof, the true contribution of the Collateral on the Closing Date, and no conflicts with other indebtedness and material agreements of Altice USA, Inc. and its Subsidiaries), and (ii) Richards, Layton & Finger, PA, in its capacity as Delaware counsel for the Loan Parties in each case, dated as of the Closing Date and addressed to the Administrative Agent, the Collateral Agent and the Initial Lenders, in form and substance reasonably satisfactory to the Initial Lenders;

(e)            the Initial Lenders (or their counsel) shall have received a solvency certificate dated as of the Closing Date in substantially the form of Exhibit C hereto from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower or the Manager on behalf of the Borrower certifying as to the matters set forth therein;

(f)            on or prior to the Closing Date, the Borrower shall deliver a customary written opinion of Ropes & Gray LLP, in its capacity as special New York counsel to the Loan Parties and the Collateral Agent, with respect to non-consolidation and true sale or true contribution in form and substance reasonably satisfactory to the Initial Lenders;

(g)           the Initial Lenders, the Administrative Agent and the Collateral Agent shall have received (x) at least three (3) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and such applicable Initial Lender, the Collateral Agent or Administrative Agent), all documentation and other information about the Loan Parties that is reasonably requested in writing by the Collateral Agent, Administrative Agent and the Initial Lenders at least ten (10) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Initial Lender, the Collateral Agent or Administrative Agent) and is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the Patriot Act and (y) at least one (1) Business Day prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Initial Lender or Administrative Agent), if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a Beneficial Ownership Certification (limited to a single LSTA form beneficial ownership certification) in relation to the Borrower, so long as such information is requested in writing at least three (3) Business Day prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Initial Lender or Administrative Agent);

(h)            the Administrative Agent shall have received a Borrowing Request in respect of the Initial Term Loans;

(i)             immediately before and after giving effect to the Term Loan, (x) the DSCR, calculated on a Pro Forma Basis, is greater than or equal to 3.73 to 1.00 and (y) the Consolidated Total Net Leverage Ratio, calculated on a Pro Forma Basis, is less than or equal to 2.41 to 1.00;

(j)            as of date of the Closing Date (x) no Default or Event of Default has occurred or shall be continuing after giving effect to Transactions; (y) the representations and warranties made to the Administrative Agent or the Initial Lenders by the Loan Parties contained herein and in the other Transaction Documents (except as set forth in Sections 5.15 and 5.16) shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects after giving effect to such qualifier), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on such date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects after giving effect to such qualifier); and (z) there has been no Material Adverse Effect since December 31, 2024 and a certificate shall be delivered to the Initial Lenders certifying as to the foregoing;

(k)           the Administrative Agent, the Collateral Agent and the Initial Lenders shall have received (i) all fees required to be paid by the Borrower on or prior to the Closing Date pursuant to the Transaction Documents (including pursuant to Section 3.3) and (ii) all reasonable out-of-pocket expenses (including fees and disbursements of counsel) of the Administrative Agent, the Collateral Agent and the Initial Lenders for which invoices have been presented at least one (1) day prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Initial Lender or Administrative Agent), which amounts, in the Borrower’s sole discretion, may be offset against the proceeds of the Term Loans or may be paid from the proceeds of the Term Loans;

(l)             on or prior to the Closing Date, the Borrower will deliver to the Initial Lenders a customary risk retention letter (the “Risk Retention Letter”), substantially in the form of Exhibit D hereto;

(m)          setting forth the terms and conditions on which a direct or indirect parent entity thereof, in its capacity as the EU/UK retention holder, will irrevocably and unconditionally covenant and agree that, on an ongoing basis, so long as the Facility remain outstanding, it will retain a material net economic interest in the transaction in order to address Lender compliance with applicable EU/UK securitization regulations;

(n)           the Initial Lenders shall have received documentation evidencing the release of (i) any guarantees provided by the Loan Parties in respect of outstanding indebtedness of the Sponsor; and (ii) all liens and security interests in the Collateral securing any outstanding indebtedness of the Sponsor, in each case in form and substance satisfactory to the Initial Lenders;

(o)           the Collateral Agent shall have received from each other party to a Transaction Document to which the Collateral Agent is a party, a certificate from an officer of such party which shall identify by name and title and bear the signatures of (x) the officers, managers, directors or authorized signatories of such party authorized to sign the applicable Transaction Documents and/or (y) the individuals to whom such officers, managers, directors or other authorized signatories of such party have granted powers of attorney to sign such Transaction Documents;

(p)           the Initial Lenders shall have received a recycled entity certification of the Manager with respect to NYC AssetCo that is reasonably satisfactory to the Initial Lenders;

(q)            no “Default” or “Event of Default” shall have occurred or be continuing under any of the Existing Debt Documents as a result of the Transactions, the Transactions shall not conflict with or result in any breach, termination, or contravention of, or constitute a default under any of the Existing Debt Documents, the Loan Parties constitute “Unrestricted Subsidiaries” under the Existing Debt Documents and all transfer and contribution of assets to the Loan Parties as part of the Transactions are permitted under the Existing Debt Documents, each Person transferring assets to a Loan Party under the Transfer Agreement can certify the statements in Section 2 of the solvency certificate in the form of Exhibit C as if applicable to such Person, mutatis mutandis, and the Initial Lenders shall have received an officer’s certificate from a duly authorized officer at CSC Holdings confirming the foregoing, in form and substance reasonably satisfactory to the Initial Lenders;

(r)            the Initial Lenders shall have received certificates of insurance demonstrating that the Loan Parties have the insurance required under this Agreement in place on this Closing Date;

(s)           the Initial Lenders shall have received evidence that the Irrevocable Payment Directions have been delivered to the applicable payment processors; and

(t)             the Initial Lenders shall have received a certificate of the chief financial officer of the Sponsor regarding the sufficient availability of the applicable “baskets” under the Existing Debt Documents permitting the Designation.

For purposes of determining compliance with the conditions specified in this Article IV, each Lender that has delivered an executed signature page to this Agreement shall be deemed to have received, consented to, approved accepted or to be satisfied with, each document or other matter required thereunder to be received, consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

V.	REPRESENTATIONS AND WARRANTIES

Each of the Loan Parties represents and warrants to the Administrative Agent and each Lender, as of the Closing Date, as follows:

5.1          Organization, Existence, Qualification and Powers. Each of the Loan Parties (a) is a corporation, limited liability company, trust, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Applicable Laws of the jurisdiction of its incorporation, organization, or formation; (b) has all requisite power and authority to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (c) has all requisite governmental licenses, permits, authorizations, consents and approvals to carry on its business; and (d) is duly qualified and is licensed and, where applicable, in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (a) (other than with respect to the Borrower), (b) (other than with respect to the Borrower) (c) and (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.2          Authorization, No Contravention, etc.

(a)            Authorization. The execution, delivery and performance by each Loan Party of each Transaction Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of any of such Person’s Organizational Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under or require any payment to be made under any (x) Material Agreement or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case under this clause (ii), which has had or would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation of any Lien upon any asset of any Loan Party or any guarantee by any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents and guarantees in favor of the Collateral Agent); or (iv) violate any Applicable Law where such violation has had or would reasonably be expected to have a Material Adverse Effect.

(b)           Binding Effect. This Agreement has been, and each other Transaction Document, when delivered, will have been, duly executed and delivered by each of the Loan Parties. This Agreement constitutes, and each other Transaction Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.3         Financial Statements; No Material Adverse Effect Financial Statements; Projections.

(a)           The Financial Statements and the Projections delivered to the Initial Lenders as of the Closing Date fairly present the financial condition of the entities therein (prior to giving effect to the Transactions) as of the date thereof; provided¸ however, that this representation is made only to the Knowledge of the Borrower with respect to Financial Statements of entities that were not Subsidiaries of the Borrower as of the date of such Financial Statements.

(b)           No Material Adverse Effect. As of the Closing Date, there has not occurred any Material Adverse Effect or any event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.4          Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, (x) by or against it or any of the Loan Parties or against any of their properties, rights or revenues or (y) related to the Designation. As of the Closing Date, Schedule 5.4 sets forth any such actions, suits, proceedings, claims or disputes, judgments, orders or injunctions in excess of $5,000,000 (on an individual basis).

5.5          Ownership of Property; and Intellectual Property.

(a)            Ownership of Property. Each of the Loan Parties has good and marketable title in fee simple to or valid leasehold interests in, or easements or other limited property interests in, all real estate necessary or used in the ordinary conduct of its business, free and clear of all Liens (except Permitted Liens) except for minor defects in title that do not interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Transaction Documents and except as does not have and would not reasonably be expected to have a Material Adverse Effect.

(b)            Intellectual Property. Each of the Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. No claim or litigation regarding any infringement of any Intellectual Property is pending or, to the best of the Knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.6          Compliance with Laws; Environmental Matters; and Labor Matters.

(a)            Compliance with Laws. Each of the Loan Parties is in compliance in all respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)            Environmental Matters. No Loan Party (i) has failed to comply with applicable Environmental Laws or to obtain, maintain or comply with any permits required by applicable Environmental Laws, or (ii) has become subject to any liability in respect of the Environmental Laws, or has received notice of any claim with respect to any such Environmental Liability, or has a Responsible Officer with Knowledge of any basis for any such Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Labor Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts, slowdowns or other labor disputes against any of the Loan Parties pending or, to the Knowledge of any of them, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act and any other applicable federal, state, local or foreign law dealing with such matters.

5.7         Margin Regulation and Investment Company Act. No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Term Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulations T, U or X. None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.8          Employee Benefit Plan. Except to the extent set forth on Schedule 5.8, no Loan Party or any ERISA Affiliate thereof maintains, sponsors, or participates in, contributes to or has any obligation to any Employee Benefit Plans. Each Loan Party is in material compliance with all applicable provisions and requirements of applicable law, including ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan, and have performed all their material obligations under each Plan. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Plan is so qualified (or may rely on a determination letter issued to the sponsor of a master or prototype plan) and, to the Knowledge such Loan Party, nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status. No ERISA Event has occurred or is reasonably expected to occur, which would reasonably be expected to result in a material liability of any of the Loan Parties. Except to the extent required under Section 4980B of the Code or similar state laws, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Loan Parties or any of their respective ERISA Affiliates. No Loan Party is deemed to hold "plan assets" within the meaning of the Plan Asset Regulation and neither the execution of this Agreement nor the making of any credit extensions hereunder will give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation in the immediately preceding sentence is being given on the assumption that no portion of a Facility shall be funded with “plan assets” within the meaning of the Plan Asset Regulation, unless Lender relied on an available prohibited transaction exemption, all of the conditions of which are satisfied.

5.9          Security Documents; Guarantees. The Security Documents create or will create when executed, to the extent purported to be created thereby, in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable perfected first priority Security Interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. All Subsidiaries of the Loan Parties as of the Closing Date are Guarantors hereunder. All Loan Parties are “Unrestricted Subsidiaries” under the Existing Debt Documents.

5.10        Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party has filed all U.S. federal, state and other tax returns and reports (collectively, the “Tax Returns”) required to be filed and have paid when due and payable (subject to any grace periods) all U.S. federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except Taxes that are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any tax dispute involving any Loan Party that would, if adversely determined, have a Material Adverse Effect.

5.11        Subsidiaries; and Disclosures.

(a)            Subsidiaries. As of the Closing Date, (a) each Subsidiary of the Borrower is a Loan Party; (b) the Loan Parties have no Subsidiaries other than those specifically disclosed in Schedule 5.11, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and the percentage interest of such Loan Party therein; (c) the outstanding Capital Stock in such Subsidiaries described in Schedule 5.11 as owned by a Loan Party (or a Subsidiary of a Loan Party) have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) free and clear of all Liens, other than Permitted Liens; (d) except as set forth in Schedule 5.11, there are no outstanding rights to purchase any Capital Stock in any Subsidiary and (e) all of the outstanding Capital Stock in the Loan Parties have been validly issued, and are fully paid and non-assessable and, with respect to the Loan Parties and their direct Subsidiaries, are owned in the amounts specified in Schedule 5.11 free and clear of all Liens other than Permitted Liens; in each of the foregoing clauses (a) through (e), including such modifications or supplements to Schedule 5.11 as have been delivered by the Borrower to the Administrative Agent from time to time. As of the Closing Date, the copies of the Organizational Documents of each Loan Party and each amendment thereto provided pursuant to Article IV are true and correct copies of each such document, each of which is valid and in full force and effect.

(b)           Disclosure. Each report, Financial Statement, certificate and all other information furnished (whether in writing or orally) by or on behalf of the Loan Parties or any of their respective authorized representatives to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Transaction Document or delivered hereunder or under any other Transaction Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished to the Lenders, it being understood that such projections may vary from actual results and that such variations may be material, and using due care in the preparation of such information, report, Financial Statement or certificate.

5.12        Solvency.

(a)            As of the Closing Date, after giving effect to the Transactions consummated on such date, the Borrower is Solvent.

(b)            No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.13        Sanctions; Anti-Terrorism and Anti-Corruption.

(a)            No Loan Party is using or will use the proceeds of this Agreement for the purpose of financing or making funds available directly or knowingly indirectly to any person or entity which is listed on a Sanctions List, or located in a Sanctioned Country, to the extent such financing or provision of funds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

(b)           No Loan Party is contributing or will contribute or otherwise make available the proceeds of this Agreement to any other person or entity for the purpose of financing the activities of any person or entity which is listed on a Sanctions List, or located (or ordinarily resident) in a Sanctioned Country, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

(c)            Each of the Loan Parties is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act; and (c) Anti-Corruption Laws. No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage or otherwise in violation of any Anti-Corruption Laws. No Loan Party, to the best of its Knowledge and belief: (i) is listed on any Sanctions List; or (ii) has, since April 24, 2019, violated, or is violating, any applicable Sanctions.

5.14        Receivables Assets. Each of the Loan Parties is the owner, lessee or licensee of the Receivables Assets and the access rights granted pursuant to the Network Underlying Rights Agreements, owned, leased or licensed by it, free and clear of all Liens except for Permitted Liens. Upon the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of the applicable Loan Party, (i) a perfected security interest in all personal property constituting Collateral in which a security interest is created and may be perfected by filing, recording or registering a financing statement or analogous document in such office (including the Customer Agreements and Customer Receivables) will, upon such filing be a perfected security interest in and to such personal property in connection therewith and (ii) a perfected security interest in all fixtures constituting Collateral in which a security interest is created and may be perfected by filing, recording or registering a financing statement or analogous document in such office will, upon such filing be a perfected security interest in all such fixtures, in each case of (i) and (ii), subject only to Permitted Liens. There are (i) no proceedings in condemnation or eminent domain affecting a material portion of the Receivables Assets, and to the Knowledge of the Loan Parties, none is threatened, and (ii) no mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting a material portion of the Receivables Assets. As of the Closing Date, there are no consensual Permitted Liens securing Indebtedness other than those identified on Schedule 5.14(b). The Permitted Liens, in the aggregate, do not (w) materially interfere with the benefits of the security intended to be provided by the UCC financing statements and this Agreement, (x) materially and adversely affect the value of the Receivables Assets taken as a whole, (y) materially impair the use or operations of the Receivables Assets or (z) materially impair the Loan Parties’ ability to pay their respective obligations in a timely manner.

5.15        Customer Agreements; Other Agreements.

(a)               Customer Agreements; Agreements. The Loan Parties have delivered to the Lenders (i) true and complete copies (in all material respects) of all Material Customer Agreements and (ii) a list of all Material Agreements affecting the operation and management of the Receivables Assets as in effect, and such Material Customer Agreements and Material Agreements have not been modified or amended, except pursuant to amendments or modifications made available to the Lenders. Except for the rights and obligations of the Manager pursuant to the Management Agreement (and its sub-managers thereunder), no Person has any right or obligation to manage or operate any of the assets held by the Loan Parties or to receive compensation in connection with such management. No Person (other than the Manager and its sub-managers pursuant to the Management Agreement) has any right or obligation to enter into customer contracts or solicit customers for the Receivables Assets, or to receive compensation in connection with such contracts.

(b)           Customer Agreements. To the Knowledge of each Loan Party(i) the Customer Agreements are in full force and effect; (ii) the Loan Parties have not given any notice of default to any Customer under any Customer Agreement which remains uncured; (iii) other than pursuant to customary terms, no Customer has any set off, claim or defense to the enforcement of any Customer Agreement; and (iv) no Customer is in default in the performance of any other obligation under its Customer Agreement, except to the extent that the failure of the representations set forth in items (i) through (iv) is not reasonably likely to have a Material Adverse Effect.

5.16      Separate Legal Entity. Each Loan Party hereby acknowledges that the Lenders are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Loan Party’s identity as a legal entity separate from any other Person. Each Loan Party has taken all reasonable steps to continue Borrower’s identity as a separate legal entity and to make it apparent to third Persons that such Loan Party is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person.

5.17        Collections. Immediately after giving effect to the Closing Date, at least 85% of Collections will be Control Account Collections.

5.18      Indebtedness and Contingent Obligations. The Loan Parties have no outstanding Indebtedness or Contingent Obligations other than the Obligations and Permitted Indebtedness.

5.19       Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable companies which are not Affiliates of the Borrower, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks, as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

VI.	AFFIRMATIVE COVENANTS

From the Closing Date until the Termination Date, the Borrower and each of the Loan Party hereto hereby covenants and agrees that:

6.1          Financial Statements, Reports and Other Information.

(a)            Financial Statements.

(i)               Quarterly Reporting. Within ninety (90) days from the end of each of the first three fiscal quarters of a fiscal year after the Closing Date (excluding the fourth fiscal quarter of any fiscal year) commencing with the fiscal quarter ending on September 30, 2025, the Borrower shall furnish to the Administrative Agent, with a copy to the Back-Up Manager, a copy of the unaudited quarterly consolidated Financial Statements of the Borrower and its Subsidiaries for such fiscal quarter, without notes, prepared in accordance with GAAP;

(ii)              Annual Reporting. Within one hundred twenty (120) days after the end of each fiscal year after the Closing Date, the Borrower shall furnish to the Administrative Agent, with a copy to the Back-Up Manager, a copy of the audited annual consolidated Financial Statements of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP, accompanied by a report by an independent certified public accounting firm of national standing;

(iii)            Budgets. Within ninety (90) days after the commencement of each fiscal year after the Closing Date, the Borrower shall furnish to the Administrative Agent a consolidated budget of the Borrower and its Subsidiaries, setting forth in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 6.1(a) setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an authorized officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

(iv)            Certifications of Financial Statements and Other Documents, Compliance Certificate. The Borrower shall furnish to the Administrative Agent, with a copy to the Back-Up Manager, (A) within five (5) Business Days of delivery of the Financial Statements pursuant to Section 6.1(a)(i) and Section 6.1(a)(ii), a Compliance Certificate (including calculations of the Consolidated Total Net Leverage Ratio and Debt Service Coverage Ratio) upon which the Administrative Agent may conclusively rely with no obligation to verify or confirm and with no liability therefor, executed by an Responsible Officer of the Borrower, stating that to such officer’s Knowledge after due inquiry such Financial Statements fairly present the financial condition and results of operations of the Borrower, on a consolidated basis for the period(s) covered thereby (except for the absence of footnotes with respect to the quarterly Financial Statements), and that there does not exist any Default or Event of Default, or if any of the foregoing exists, specifying the same in detail; and (B) within ninety (90) days of the end of each fiscal year, the annual projections for the succeeding fiscal year.

(v)              Conference Call or Management’s Discussions and Analysis. Following the delivery of Financial Statements pursuant to Section 6.1(a)(i), the Borrower shall, at its option, either (i) host a conference call with such members of senior management of the Borrower as the Borrower deems appropriate, the Lenders, the Back-Up Manager, and each of their respective representatives and advisors to review the financial information presented in such Financial Statements, or (ii) furnish to the Administrative Agent, with a copy to the Back-Up Manager, and the Lenders a written management’s discussion and analysis in customary form and substance in respect of the financial information presented in such Financial Statements.

(b)            Material Notices.

(i)               Events of Default, etc. Promptly upon the Borrower or any of its Subsidiaries obtaining Knowledge of any condition or event that constitutes a Default or an Event of Default, the Borrower shall deliver to the Agents, with a copy to the Back-Up Manager, (upon which each may conclusively rely with no obligation to verify or confirm and with no liability therefor) a certificate executed on its behalf by an Responsible Officer of the Borrower specifying the nature and period of existence of such condition or event and what action the Borrower or the affected Subsidiary thereof has taken, is taking and proposes to take with respect thereto.

(ii)             Litigation; ERISA Events. Promptly upon the Borrower or any of its Subsidiaries obtaining Knowledge of (A) the institution or threatening in writing of any action, suit, proceeding, governmental investigation or arbitration against the Borrower, or any of its ERISA Affiliates or any of the Networks or the receipt of any regulatory notice related thereto not previously disclosed in writing to the Administrative Agent, or (B) any material development or event which affects the compliance with ERISA by the Borrower or any of its ERISA Affiliates with respect to an Employee Benefit Plan which, in each case of clauses (A) and (B), would be reasonably likely to result in material liability to the Borrower, the Borrower shall give notice thereof to the Agents (with a copy to the Back-Up Manager), together with such other information as may be reasonably available to it to enable the Lenders to evaluate it.

(iii)            Manager Notices. Promptly upon the Borrower obtaining Knowledge of the institution of any action, suit, or proceeding by the creditors of the Manager or its Affiliates against the Manager or any its Affiliates challenging the validity of the Transactions (to the extent not previously disclosed in writing to the Administrative Agent), the Borrower shall give notice thereof to the Agents (with a copy to the Back-Up Manager), together with such other information as may be reasonably available to it to enable the Lenders to evaluate it.

(iv)             Material Agreements. Promptly and in any event within five (5) Business Days after execution, receipt or delivery thereof, copies of any notices that any Loan Party executes or receives in connection with any Existing Debt Document or Material Agreement in respect of matters that are materially adverse to the interests of the Lenders under the Transaction Documents.

(v)               Dispositions. As soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party.

(c)            Manager Report. No later than four (4) Business Days prior to each Payment Date and on or before 4:30 pm (New York time) the Borrower shall furnish, or cause the Manager to furnish, to the Administrative Agent, with a copy to the Back-Up Manager, the Collateral Agent and the Account Bank a report substantially in a form to be agreed by the Lenders and the Agents (in each case acting reasonably), Account Bank and the Borrower prior to the Closing Date specifying, among other matters, the allocations of Retained Collections on the immediately following Payment Date (the “Manager Report”), including calculations of allocations under the Priority of Payments, calculations of the Debt Service Coverage Ratio and Consolidated Total Net Leverage Ratio, a line-item description for (x) the aggregate amount of Excluded Amounts for the relevant period and (y) any individual type of Excluded Amount in excess of $250,000 (other than taxes and other amounts described in clause (d) of the definition of Excluded Amounts) for the relevant period covered by such Manager Report and information regarding Residential Data Churn, Video Churn, and Residential Data Penetration;

(d)           Other Information. With reasonable promptness following request therefor, the Borrower shall deliver such other information and data with respect to the Borrower, any of its Subsidiaries or the Network as from time to time may be reasonably requested by the Initial Lenders.

6.2          Payment of Taxes. Each Loan Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all U.S. federal, state and other taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a Lien or charge upon any properties of such Loan Party or any of its Subsidiaries not otherwise permitted under the Transaction Documents; provided that neither such Loan Party nor any of its Subsidiaries shall be required to pay any such tax, assessments, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (ii) to the extent the failure to pay such tax, assessment, charge, levy or claim could not reasonably be expected to result in a Material Adverse Effect.

6.3          Existence; Qualification. Each Loan Party shall, and shall cause its Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence as a corporation, partnership, limited liability company or trust, as applicable, and (ii) all rights, franchises, licenses and permits material to its business, including its qualification to do business in each state where it is required by Applicable Law to so qualify, except, in the case of this clause (ii), to the extent that the failure of any of the foregoing would not reasonably be expected have a Material Adverse Effect; provided that nothing contained in this Section 6.3 shall restrict the merger, consolidation or amalgamation of any Subsidiary with the Borrower or another Subsidiary.

6.4          Payment of Obligations. The Borrower shall make full and timely payment in cash of the principal of and interest on the Term Loans and each Loan Party shall make full and timely payment in cash of all other Obligations thereof when due and payable (other than contingent indemnification Obligations in respect of which no claim has been asserted).

6.5          Operation and Maintenance of the Network.

(a)            Each Loan Party shall and shall cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material property necessary for use in the business of such Loan Party or such Subsidiary, including the applicable Network, and to make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. All work required or permitted under this Agreement shall be performed in a workmanlike manner and in compliance with all Applicable Law except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)           In the event of condemnation, casualty or loss with respect to the Receivables Assets or other property of the Borrower or any of its Subsidiaries at any Network, the Borrower shall give prompt written notice, and in any event within three (3) Business Days of obtaining Knowledge thereof, of any such condemnation, casualty or loss to the insurance carrier (if applicable) and the Administrative Agent.

(c)            In the event of condemnation, casualty or loss with respect to the Receivables Assets or other property of the Borrower and its Subsidiaries in any Network (each, a “Casualty Event”), all Insurance Proceeds shall be deposited into the Insurance Proceeds Account and made available to the Borrower and its Subsidiaries to repair and restore the Network at least substantially to the Pre-Existing Condition (a “Restoration”) or reimburse the Borrower, its Subsidiaries or the Manager, as applicable, for amounts previously spent to restore the Network if: (i) no Event of Default is continuing; (ii) unless the applicable restoration has already occurred, the Manager determines that there will be sufficient funds to complete the Restoration of the Receivables Assets or other property of the Borrower and its Subsidiaries within the Network to at least substantially the condition it was in immediately prior to such event (excluding replacement of obsolete assets which are not required in connection with operating the applicable Network) (the “Pre-Existing Condition”) and in compliance with Applicable Law and to timely make all payments due under the Transaction Documents during the Restoration of the affected Receivables Assets or other property of the Borrower and its Subsidiaries within the Network; and (iii) unless the applicable restoration has already occurred, the Manager determines that the Restoration of the affected Receivables Assets or other property of the Borrower and its Subsidiaries within the Network will be completed no later than six (6) months prior to the latest Maturity Date of any Term Loans then outstanding. If any of the foregoing clauses (i) through (iii) are not satisfied (which for purposes of clauses (ii) and (iii) will be deemed not satisfied upon delivery by the Manager to the Borrower and the Administrative Agent of written notice of its determination that such conditions are not satisfied), the related Insurance Proceeds, after deducting any amounts due to the Manager and the Administrative Agent, shall be paid as an Additional Principal Payment Amount on the immediately succeeding Payment Date, and the Borrower shall transfer or cause to be transferred the related Insurance Proceeds to the Collection Account on such Payment Date for distribution pursuant to the Priority of Payments.

(d)           Notwithstanding the foregoing to the contrary, the Borrower, in its reasonable discretion, and within thirty (30) days of receipt of such Insurance Proceeds into the Insurance Proceeds Account, if any, may elect by a notice to the Manager and Administrative Agent not to restore or replace the Receivables Assets or other property of the Borrower and its Subsidiaries at the Network, in which event all related Insurance Proceeds held in the Insurance Proceeds Account, after reimbursing any amounts due to the Manager and the Administrative Agent, shall be paid as an Additional Principal Payment Amount on the Payment Date immediately following such election, and the Borrower shall transfer or cause to be transferred the related Insurance Proceeds to the Collection Account on such Payment Date for distribution pursuant to the Priority of Payments.

(e)           The Borrower hereby authorizes and empowers (without obligation) the Manager as attorney-in-fact for the Borrower and its Subsidiaries (jointly with the Manager unless an Event of Default has occurred and is continuing), or any of them, with respect to Insurance Proceeds in excess of $1,000,000 to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds (to be held in the Insurance Proceeds Account in accordance with the preceding paragraphs of this Section 6.5(b)), and to deduct therefrom the Administrative Agent’s and the Manager’s reasonable expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this Section 6.5 shall require the Administrative Agent or the Manager to incur any expense or take any action hereunder.

(f)            In connection with any determination required to be made by the Manager pursuant to this Section 6.5, the Manager shall be entitled to request and conclusively rely on any determination made by, or a certificate or opinion from, an independent certified public accountant or other expert appointed in connection with its determination with respect to such application of Insurance Proceeds and the Manager shall have no liability for either (i) making any such determination solely on the basis of any such determinations made by the Manager or such certificates or opinions requested and received by it or (ii) failing to make such determination in the absence of its receipt of such determination of the Manager and such certificates or opinions.

(g)            To the extent it is necessary for the Administrative Agent or the Collateral Agent to disburse Insurance Proceeds received by it, the Administrative Agent and the Collateral Agent shall not be obligated to disburse Insurance Proceeds more frequently than once every calendar month and shall disburse such Insurance Proceeds in accordance with (and in conclusively reliance upon) written direction from the Manager or Borrower. If Insurance Proceeds are applied as an Additional Principal Payment Amount, such application shall not extend or postpone the due dates of any under the Transaction Documents or change the amounts of such payments. If the Administrative Agent or the Collateral Agent acquires ownership of any Collateral, the Administrative Agent or the Collateral Agent shall have all of the right, title and interest of the Borrower and its Subsidiaries in and to any Insurance Proceeds and unearned premiums on insurance policies relating to such Collateral.

(h)           In no event shall the Borrower or the Manager direct the Administrative Agent or the Collateral Agent to make disbursements of Insurance Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Borrower, less a retainage equal to the greater of (x) the actual retainage required pursuant to the applicable contract, or (y) 10% of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by the Borrower and its Subsidiaries from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until the Restoration has been completed in accordance with the provisions of this Section 6.5 and that all approvals necessary for the use of the Network have been obtained from all appropriate Governmental Authorities, and the Borrower delivers to the Manager final Lien waivers and such other evidence reasonably satisfactory to the Manager that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

6.6          Insurance. (a) Subject to availability on a commercially reasonable basis, the Borrower, or the Manager shall continuously maintain for the benefit of the Borrower and its Subsidiaries the following described policies of insurance with respect to the Borrower’s and its Subsidiaries’ business without cost to the Agents (the “Insurance Policies”):

(i)              Commercial general liability insurance, including coverage for death, bodily injury, property damage, premises and operations, and contractual liability, with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate for any policy year; and

(ii)              An umbrella/excess liability policy with a limit of not less than $10,000,000 per occurrence/claim, which policy shall include such additional coverages and insured risks which are acceptable to the Manager.

(b)           All Insurance Policies shall be in content (including endorsements or exclusions, if any), form, and amounts, and issued by companies, reasonably satisfactory to the Manager from time to time and, to the extent permissible, within ten (10) Business Days from the Closing Date, shall name the Collateral Agent not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Secured Parties and its successors and assignees as their interests may appear as an “additional insured” (and, if applicable, “loss payee”) for each of the policies under this Section 6.6 and contain a waiver of subrogation clause reasonably acceptable to the Manager.

(c)            All Insurance Policies shall provide, to the extent permissible, that the coverage shall not be materially reduced by Manager or the Loan Parties without ten (10) days’ advance written notice to the Administrative Agent and the Collateral Agent and shall provide that no proceeds, if any, with respect to claims arising out of physical damage to the Receivables Assets shall be paid thereunder to a Person other than the Loan Parties and the Collateral Agent, as loss payee, without ten (10) days’ advance written notice to the Administrative Agent and the Collateral Agent and the Manager.

(d)           The Borrower may obtain any insurance required by this Section 6.6 through blanket policies; provided that such blanket policies shall afford the Collateral Agent the same protections required under this Section 6.6. If a blanket policy is issued, upon written request from the Requisite Lenders after ten (10) Business Days from the Closing Date, a copy of a certificate of insurance evidencing the policy and indicating that the Administrative Agent, not in its individual capacity but solely in its capacity as Administrative Agent, is an additional insured (and, if applicable, loss payee) under such policy in the designated amount.

(e)           The Borrower shall deliver a copy of an industry standard Acord 25 Certificate of Insurance of all Insurance Policies to the Administrative Agent and the Collateral Agent; provided, however, within seven (7) Business Day following the date of expiration of any Insurance Policy, the Borrower shall provide the Administrative Agent and the Collateral Agent (if requested, at the direction of the Requisite Lenders) with an insurance certificate executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy, which certificate shall be acceptable to the Requisite Lenders.

(f)            An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the state, territory or province where the applicable Network is located and (b) has a rating (x) by (i) S&P, (ii) Moody’s or (iii) Fitch of “BBB+” (or its equivalent) or better or (y) by A.M. Best Rating Services, Inc. of “A-” (or its equivalent) or better; provided that if the rating of any such insurer is withdrawn or downgraded below “A-” (or its equivalent) by any applicable rating agency, then such insurer must have a rating by Fitch of “BBB” or “F2” or better. Notwithstanding the foregoing, a carrier which does not meet the foregoing ratings requirement shall nevertheless be deemed acceptable hereunder if both (i) such carrier is reasonably acceptable to the Manager and (ii) the Borrower shall obtain and deliver to the Manager a rating agency confirmation with respect to such carrier.

(g)           If applicable, losses shall be payable to the Collateral Agent pursuant to a standard loss payable clause in its favor; provided that the parties hereto acknowledge that coverage will not continue in effect if the applicable insurance carrier(s) are not notified of changes in ownership or substantial increase in risk prior to the loss in accordance with the policy. For purposes of determining whether the required insurance coverage is being maintained hereunder, the Agents shall be entitled to rely solely on a certification thereof furnished to it by the Borrower or the Manager, without any obligation to investigate the accuracy or completeness of any information set forth therein and shall have no liability with respect thereto. The Insurance Policies shall not contain any deductible (excluding self-insured retention amounts) in excess of $5,000,000. For the avoidance of doubt, in no event shall the Administrative Agent have any duty to monitor the Borrower’s compliance with, or to review any documents delivered in connection with, this Section 6.6.

6.7          Compliance with Legal Obligations. Each Loan Party shall, and shall cause its Subsidiaries to, (A) comply with the requirements of all present and future Applicable Laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental Laws, applicable tax laws, ERISA, Patriot Act, FCPA, OFAC and other anti-terrorism and anti-money laundering laws) in all jurisdictions in which it conducts business, and (B) maintain all licenses and permits now held or hereafter acquired by such Loan Party and its Subsidiaries, the loss, suspension, or revocation of which, or failure to renew, in the aggregate could have a Material Adverse Effect.

6.8          Use of Proceeds. The Borrower shall use the proceeds of the Initial Term Loans (i) to finance working capital, to prepay Indebtedness and/or for other general corporate purposes (excluding, for the avoidance of doubt, the payment of any dividends or distributions to the shareholders of any direct or indirect parent of the Sponsor); (ii) to fund the Interest Reserve Account with the Minimum Interest Reserve Amount in accordance with the terms of this Agreement; and (iii) to pay the Transaction Costs.

6.9          Maintenance of Books and Records. Each Loan Party shall, and shall cause its Subsidiaries to, maintain and implement administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and each Loan Party shall, and shall cause its Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under Applicable Law.

6.10       Inspection. Each Loan Party shall permit, the Initial Lenders to visit and inspect at such reasonable times during normal business hours its Receivables Assets and its business, including its financial and accounting records, and to discuss its affairs, finances and business with its officers and independent public accountants (with such party’s representative(s) present), at such reasonable times during normal business hours to be agreed, and in each case upon reasonable advance notice to the Borrower; provided that, any such inspection visit is (x) conducted in such a manner as to not unreasonably interfere with such Loan Party’s business and (y) only to the extent permitted under the relevant Network Underlying Rights Agreement, if applicable; provided, however, that no subsurface investigations or other investigations that would reasonably be deemed to be intrusive shall be conducted. Unless an Event of Default has occurred and is continuing, the Initial Lenders shall not be entitled to more than one (1) such visit and inspection per year, and shall provide advance written notice of at least three (3) Business Days prior to any such visit or inspection.

6.11        Security; Guaranteed Obligations

Each of the Loan Parties shall ensure that the Guaranty and the Security Interests provided by such Loan Party pursuant to the Transaction Documents at all times constitute legal, valid and enforceable, and with respect to the Security Interests provided, fully perfected first priority Security Interests in favor of the Collateral Agent for the benefit of the Secured Parties, subject to Permitted Liens.

6.12        Further Assurances.

Each Loan Party shall, from time to time, execute or deliver any and all further documents, instruments, agreements, financing statements, and perform all such further acts (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) as might be necessary to (x) evidence, preserve or protect the Collateral at any time securing or intended to secure the Obligations or to better and more effectively carry out the purposes of the Transaction Documents or (y) that may be required under any applicable law or (z) that the Collateral Agent or the Requisite Lenders may reasonably request. Each Loan Party shall file or cause to be filed all documents (including all financing statements) required to be filed by the terms of the Transaction Documents. In furtherance of the foregoing, each Loan Party shall ensure that UCC-3 termination statements are filed on the Closing Date with respect to all UCC-1 financing statements filed with respect to Indebtedness previously secured by any portion of the Collateral.

6.13       Cash Management Systems.

(a)           On or prior to the Closing Date, the Borrower shall establish the Collection Account, the Interest Reserve Account and the Insurance Proceeds Account, each as a non-interest bearing segregated trust account and Eligible Account under the sole dominion and control of the Collateral Agent; and which may be invested in Permitted Investments in accordance with Section 6.13(h) below. The Borrower shall pay, in accordance with the Priority of Payments, all Account Bank Fees. Amounts may only be withdrawn from the Collection Account, Interest Reserve Account and Insurance Proceeds Account by the Account Bank pursuant to Section 2.9. The Borrower shall not withdraw amounts from the Collection Account, Interest Reserve Account and Insurance Proceeds Account.

(b)           If any Eligible Account ceases to be an Eligible Account, within forty-five (45) days (or such later date approved by the Administrative Agent (acting at the direction of the Requisite Lenders)) of obtaining Knowledge thereof, the Borrower shall (i) establish a new Account, as applicable, that is an Eligible Account and (ii) cause the depositary maintaining such new Account, to assume the obligations of the existing Account Bank under this Agreement. The Account Bank shall not be responsible for determining or monitoring if any Account is an Eligible Account or providing notice thereof.

(c)            [Reserved].

(d)          The Manager will direct all Customers and/or financial institutions or other payment processors that process payments from Customers to pay all Collections directly or indirectly into either (i) certain accounts maintained in the name of the Manager or other Affiliate of the Manager that is not a Loan Party (the “Company Accounts” and Collections directly deposited therein by Customers and/or financial institutions or other payment processors that process payments from Customers, “Company Account Collections”) or (ii) a Control Account (Collections directly deposited into a Control Account by Customers, “Control Account Collections”); provided that on or prior to the Closing Date, the Manager shall have instructed all Customers to make credit card and non-EFT ACH remittances with respect to their Customer Agreements directly to a Control Account or the Collection Account; provided further that each Company Account and a Control Account shall be subject to an Account Control Agreement no later than forty-five (45) days after the Closing Date. The Loan Parties and the Manager agree to deposit into a Control Account or the Collection Account all fees and other amounts due to the Loan Parties in respect of the Receivables Assets that have not been identified as Excluded Amounts that are paid by a Customer into an account other than a Control Account, the Collection Account or a Company Account or that are otherwise received but not deposited directly into a Control Account, the Collection Account or a Company Account, in all cases within two (2) Business Days following receipt of such amounts by the Manager or the Loan Parties or up to thirty (30) calendar days with respect to receipts paid by customers at retail locations in the form of cash, checks, money orders and other physical payment methods. The Borrower (i) shall cause, beginning on the Closing Date and at all times thereafter, at least 85% of Collections to be Control Account Collections rather than Company Account Collections, (ii) will exercise commercially reasonable efforts to modify its and the Loan Parties’ cash management arrangements such that, from and after the date that is one hundred twenty (120) days after the Closing Date, at least 95% of Collections will be Control Account Collections rather than Company Account Collections, and (iii) following the achievement of the modifications to the cash management arrangements described in clause (ii), will not modify such arrangements in a manner that would reduce the percentage of Collections that will be Control Account Collections thereafter. The Manager will, promptly following the earlier of the completion of such modifications and the last day of such period, provide a written certification as to the completion thereof (or written notice of its failure to do so) to the Administrative Agent, with a copy to the Back-Up Manager. Any Company Account Collections shall be deemed to be held in trust by the Manager or such applicable Affiliate on behalf of the Loan Parties; provided that, for the avoidance of doubt, the Manager will be required to enter into Account Control Agreements in favor of the Collateral Agent with respect to the Company Accounts as and when set forth above. The Manager may terminate, or permit to be terminated, any Company Account if the Manager reasonably expects that any Company Account will contain a non-material amount of Retained Collections from time to time (provided, that a “non-material amount” for purposes of this sentence shall be an amount equal to less than $50,000). The Borrower shall cause all amounts received pursuant to Section 9 of the Management Agreement to be promptly deposited into a Control Account.

(e)           Notwithstanding anything herein to the contrary, any Retained Collections required under the Transaction Documents to be deposited into the Insurance Proceeds Account shall not be required to be deposited into the Collection Account until such time, if any, as they are released into the Collection Account as set forth in Section 6.5. Notwithstanding anything to the contrary in this Agreement, any Collections received from Customers in the forms of checks or other physical means of payment shall be deemed to be received upon the deposit of the related funds in the applicable Company Account or other applicable Deposit Account.

(f)            Excluded Amounts will not be required to be transferred into the Collection Account, will not constitute Collateral regardless of whether such amounts are deposited into any Account; provided, that (i) cash capital contributions as set forth in clause (b) of the definition of Excluded Amounts may be applied in the manner designated by the Manager (including to be transferred into the Collection Account or to pay interest on and principal of the Term Loans) and (ii) any Excluded Amounts inadvertently held in the Collection Account may be used for the purposes described in the definition of Excluded Amounts. The Manager, acting on behalf of the Loan Parties, will direct the Account Bank in writing to withdraw from the applicable Account and distribute to the Manager (i) amounts deposited into the Collection Account in error or other Excluded Amounts that are not intended to be on deposit in the Collection Account or the Interest Reserve Account or (ii) amounts on deposit in the Collection Account in order for the Manager to pay any due and unpaid Reserved Fixed Costs. Upon receipt of any such written direction from the Manager (each, a “Direction Letter”), the Account Bank shall promptly, and in any event within two (2) Business Days of receipt, disburse the funds specified in the Direction Letter to the Manager who shall, if applicable, cause the payment of such amounts to the applicable recipients thereof. Neither the Account Bank nor the Administrative Agent shall have any duty or obligation to ascertain whether Manager or any Loan Party is authorized or permitted to direct the Account Bank or the Administrative Agent or whether such direction complies with the terms of the Transaction Documents, and neither the Account Bank nor the Administrative Agent shall be liable for acting in accordance with any such direction.

(g)           If an Event of Default has occurred and is continuing, the Account Bank shall, from time to time and solely in accordance with a Direction Letter, without regard to the limitations described under Section 2.9, make withdrawals from the Collection Account to pay or reimburse the Administrative Agent, the Collateral Agent, the Account Bank for any amounts then due to such Persons under the Transaction Documents. To the extent that the Account Bank makes any withdrawals to make payments of amounts in the manner described in this clause (g), such amounts shall not be included in the Manager Report to be paid on any subsequent Payment Date pursuant to the Priority of Payments.

(h)           Sums on deposit in the Collection Account, Insurance Proceeds Account and the Interest Reserve Account shall be invested in Permitted Investments. Each of the Permitted Investments may be purchased by the Account Bank or through an Affiliate of the Account Bank. Except during the continuance of an Event of Default, the Manager shall have the right to direct the Account Bank in writing to make a Permitted Investment, which, unless otherwise provided in writing by the Manager, shall be the Standby Investment; provided, however, in no event shall the Manager direct the Account Bank to make a Permitted Investment if the maturity or liquidation date of that Permitted Investment is later than the Business Day prior to the date on which the invested sums are required for payment of an obligation for which the Account was created. If the Standby Investment is no longer available and in the absence of written instructions, such funds shall remain uninvested. After an Event of Default of which a Responsible Officer of the Account Bank shall have received written notice thereof and during the continuance thereof, sums on deposit in the Collection Account and the Interest Reserve Account shall remain uninvested, unless otherwise directed in writing by the Requisite Lenders. The Loan Parties hereby irrevocably authorize the Account Bank to apply any interest or income earned from Permitted Investments to the Collection Account and the Interest Reserve Account in accordance with the priorities set forth in Section 2.9 hereof with any such interest or income available on any Payment Date being deemed to be attributable to the immediately preceding Collection Period for such purposes. The Loan Parties shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Collection Account, the Insurance Proceeds Account and the Interest Reserve Account shall be assigned the federal tax identification number of the Borrower. In no event shall the Account Bank or Collateral Agent be responsible for, or incur any liability with respect to, any investment losses on investments made in accordance with the terms of this Agreement. The Account Bank shall have no duty or obligation to determine whether an investment is a Permitted Investment.

6.14       Risk Retention & UK/EU Securitization Regulations.

(a)           The Borrower will use commercially reasonable efforts to cause the “SR Retention Holder” to comply with the provisions of the Risk Retention Letter.

(b)           The Borrower shall take such action and provide such information (e.g. financial projections, rent rolls, churn data, collections data, performance triggers and information customary to enterprise fiber and small cell securitization transactions), documents, reports, and notifications, as reasonably requested by the Lenders and to the extent reasonably available to the Borrower, in order to address compliance by the Lenders with applicable EU/UK securitization regulations; provided that the Borrower shall not be required to perform any such actions or provide information that would be unduly burdensome or require the expenditure of material resources by the Borrower or, in the case of information, the Borrower shall not be required to provide any information which is not otherwise generally available to the Borrower.

6.15       Interest Reserve Account.

(a)            The Borrower shall maintain or cause to be maintained at all times a balance in the Interest Reserve Account at least equal to the Minimum Interest Reserve Amount.

(b)            If on any Payment Date, there are insufficient funds in the Collection Account to make any payment of accrued but unpaid interest on the Term Loans due to the Secured Parties after giving effect to the payments required under clauses (a) to (c) of Section 2.9 (the amount of such insufficiency, the “Interest Service Payment”) on the next Payment Date, the Borrower shall instruct the Account Bank in the next Manager Report to withdraw the Interest Reserve Draw Amount from funds on deposit in the Interest Reserve Account to be deposited in the Collection Account on such date to pay such Interest Service Payment in accordance with the Priority of Payments.

(c)            In the event that the funds on deposit in or credited to the Interest Reserve Account at any time in the aggregate exceed the Minimum Interest Reserve Amount, the Borrower shall instruct the Account Bank in the next Manager Report to transfer such excess funds from the Interest Reserve Account to the Collection Account (such amount, the “Interest Reserve Release Amount”) for application in accordance with Priority of Payment in order to cause the funds on deposit in the Interest Reserve Account to be equal to the Minimum Interest Reserve Amount.

6.16       Maintenance of Ratings. Use commercially reasonable efforts to maintain a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Sponsor.

6.17        Additional Guarantors; Mortgages.

(a)           If any Loan Party acquires or creates another Subsidiary on or after the Closing Date, then on the date on which it is acquired or created, the Borrower shall cause such newly created or acquired Subsidiary to become a Loan Party execute and deliver to the Administrative Agent a Joinder Agreement, become a party to the applicable Security Documents and as promptly as practicable thereafter, execute and deliver any and all further documents, instruments, agreements, financing statements, and perform all such further acts (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) as might be necessary vest in the Collateral Agent a perfected, first-priority Security Interest in and Lien in the properties and assets of such Subsidiary that constitutes Collateral.

(b)            Not later than ninety (90) days with respect to any Material Real Property, in each case, after (i) the acquisition by any Loan Party of such Material Real Property after the Closing Date, (ii) the formation or acquisition of any new direct or indirect Subsidiary of a Loan Party that owns such Material Real Property or (iii) the Closing Date with respect to any Material Real Property owned by Loan Parties on the Closing Date (or, in each case of the foregoing sub-clauses (i)-(iii), such longer period as the Administrative Agent (acting at the direction of the Requisite Lenders in their discretion) may agree in writing), cause such each such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be reasonably necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, including the following: the Collateral Agent or a third-party service provider engaged by the Collateral Agent shall have received (u) counterparts of a Mortgage with respect to such Material Real Property duly executed and delivered by the record owner of such property in form suitable for filing or recording by a third-party service provider engaged by the Collateral Agent in all relevant filing or recording offices in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (v) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Requisite Lenders, (v) fully paid policies of title insurance on such Material Real Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns issued by a nationally recognized title insurance company reasonably acceptable to the Requisite Lenders in form and substance and in an amount acceptable to the Requisite Lenders, insuring the applicable Mortgage to be a valid subsisting first priority Lien on the property described therein, free and clear of all Liens other than Permitted Liens, each of which shall have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, (y) a new ALTA/NSPS Land Title Survey certified to the Collateral Agent and the applicable title insurance company, or an existing survey together with no change affidavits, of such Material Real Property, fully paid, which shall be acceptable to the Administrative Agent (acting at the direction of the Requisite Lenders) and the applicable title insurance company and otherwise sufficient for such title insurance company to issue the applicable mortgage policy with reasonably requested survey-related endorsements referenced in clause (v) above and without the standard survey exception, (x) with respect to each Mortgage, such UCC financing statements as may be necessary to perfect the Lien on the fixtures granted in such Mortgage therein, (y) customary legal opinions, addressed to the Administrative Agent, the Collateral Agent and the Secured Parties as to the enforceability of such Mortgage and other customary opinions relating to the perfection of such Mortgage and UCC financing statements, in form and substance reasonably acceptable to the Requisite Lenders, and (z) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property, and in the event any “building” (as defined in the Flood Insurance Laws) is located in a “special flood hazard area”, flood notices duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance. Notwithstanding the foregoing, the Loan Parties shall not be required to comply with the requirements set forth in this Section 6.17(b) until one hundred eighty (180) days after the Closing Date.

6.18       Post-Closing Actions. The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete (i) the requirements provided for Company Accounts and Control Account Collections set forth in Section 6.13(d) and (ii) each of the actions described on Schedule 6.18 by no later than the date set forth therein (or such later date as the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders may reasonably agree). This Section 6.18 shall be deemed to qualify the representations, warranties, covenants and other agreements in the Transaction Documents such that no inaccuracy or breach thereof shall arise in respect of the matters set forth in this section or on Schedule 6.18 prior to the time by which such actions are required to be taken pursuant to this Section 6.18.

VII.	NEGATIVE COVENANTS

From the Closing Date until the Termination Date, each Loan Party hereto hereby covenants and agrees that:

7.1          Indebtedness. No Loan Party shall create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for the following (collectively, “Permitted Indebtedness”):

(a)            the Secured Obligations, including, for the avoidance of doubt, Obligations in respect of any Incremental Term Loans;

(b)            (i) unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business, (ii) Indebtedness incurred in the financing of equipment or other personal property used in connection with any Network in the ordinary course of business, and (iii) obligations incurred or created in the ordinary course of business in respect of (a) performance of statutory, regulatory or licensing obligations, surety or appeal bonds, performance bonds, bids or tenders, letters of credit, workers’ compensation, unemployment insurance and other social security legislation and liability to insurance carriers under insurance or self-insurance arrangements or (b) construction or other work on or operation of the Network or under the Network Underlying Rights Agreements; provided, however, that (A) none of such trade payables or other Indebtedness is secured by a Lien on the Collateral of the Loan Parties other than a Permitted Lien, (B) each such trade payable is payable not later than (sixty) 60 days after the original invoice date and is not overdue by more than thirty (30) days and (C) the aggregate amount of all Indebtedness referred to in this Section 7.1(b) does not, at any time, exceed an amount equal to 3% of the aggregate principal balance of the Term Loans; and

(c)            Indebtedness owed to any Loan Party.

In no event shall any Indebtedness (including any Permitted Indebtedness) other than the Secured Obligations be secured, in whole or in part, by the Collateral or other assets or any portion thereof or interest therein or any proceeds of any of the foregoing (other than Permitted Liens).

7.2          Liens; Negative Pledges. No Loan Party shall create, incur, assume or permit to exist any Lien on or with respect to the Network or any other Collateral, except for Permitted Liens.

7.3          Restricted Payments. No Loan Party shall make any Restricted Payment; provided, that any Loan Party may declare, pay or make, so long as no Event of Default shall have occurred and be continuing: (i) Permitted Distributions or Permitted Affiliate Payments; provided that, subject to Section 2.8(d), any Permitted Distribution shall only be made following the Post Closing Date, (ii) Restricted Payments paid to the Borrower or any of other Loan Party (other than Holdings) and (iii) Restricted Payments consisting of any part of an Excluded Amount.

7.4          Transactions with Affiliates. No Loan Party shall enter into or consummate any transaction of any kind with any of its Related Parties other than (i) a Permitted Affiliate Transaction, (ii) Restricted Payments permitted by Section 7.3 (iii) transactions among the Loan Parties and (iv) Investments in accordance with Section 7.7.

7.5          Restriction on Fundamental Changes. Except as otherwise expressly permitted in this Agreement, the Borrower shall not, and shall not permit its Subsidiaries to, (i) amend, modify or waive any term or provision of their respective articles of incorporation, by-laws, articles of organization, limited liability company agreements or other Organizational Documents so as to violate or permit the violation of the provisions of Section 7.12, unless required by law; or (ii) merge, consolidate, amalgamate, liquidate, wind-up or dissolve; provided that nothing contained in this Section 7.5 shall restrict the merger, consolidation or amalgamation of one Loan Party (other than the Borrower) into another Loan Party (other than Holdings).

7.6          Disposition of Property

The Loan Parties shall not dispose of or otherwise transfer any of their assets or property, other than in connection with Permitted Dispositions.

7.7          Advances, Investments and Loans.

The Loan Parties will not make any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to another Person, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Person, together with all items that are barter contributions or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP, or hold any cash or Cash Equivalents or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets or business of another Person or assets constituting a business unit, line of business or division of any Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i)              the Loan Parties may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Loan Parties;

(ii)              the Loan Parties may acquire and hold cash and Cash Equivalents;

(iii)            the Loan Parties may make Investments in the Borrower or any of other Loan Parties (other than Holdings);

(iv)             intercompany loans between and among the Loan Parties including terms subordinating payment of such indebtedness to the prior payment in full of all Obligations;

(v)              the Loan Parties may make Investments in deposit accounts and securities accounts maintained by the Borrower or any other Loan Parties, as the case may be, in each case as permitted by this Agreement;

(vi)            the Loan Parties may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of such Loan Parties;

(vii)           without duplication, the Loan Parties may make and hold Investments constituting pledges and deposits referred to in the Permitted Liens;

(viii)           [reserved];

(ix)             without duplication, the Loan Parties may hold Investments received as the non-cash or Cash Equivalent portion of consideration received in connection with merger, consolidation or amalgamation of one Loan Party (other than Holdings or the Borrower) with or into another Loan Party (other than Holdings);

(x)              without duplication, the Loan Parties may make Investments constituting dividends or distributions permitted under Section 7.3;

(xi)             to the extent constituting Investments, Swap Agreements otherwise permitted hereunder;

(xii)            the Loan Parties may hold Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers; and

(xiii)           any Permitted Investments.

Notwithstanding anything contained herein to the contrary, all assets contributed to the Loan Parties on or after the Closing Date shall be invested or contributed to the Loan Parties in a manner permitted under the Existing Debt Documents, but in any event without utilizing baskets related to “Qualified Receivables Financing” set forth in the Existing Debt Documents.

7.8          Substitution of Receivables Assets. The Loan Parties may at any time substitute a portion of the Receivables Assets within the Designated Perimeter for replacement of receivables assets; provided that Administrative Agent, acting at the direction of the Requisite Lenders, has consented to such substitution. For the avoidance of doubt, the foregoing is not intended to restrict ordinary course maintenance, upgrades and buildouts of existing Network owned by the Loan Parties or the related decommissioning or disposal of obsolete, surplus or worn-out property.

7.9          Change in Business and Fiscal Year. None of the Loan Parties shall (i) engage at any time in any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and (ii) change its fiscal year after the Closing Date.

7.10        Limitation on Restrictive Agreements. None of the Loan Parties shall enter into any agreement or instrument that by its terms restricts (a) the payment of dividends or other distributions or the making of cash advances to the Borrower or any of its Subsidiaries that is a direct or indirect parent of such Subsidiary, or (b) the granting of Liens by the Loan Parties to secure the Secured Obligations, in each case other than those arising under any Transaction Documents, except, in each case, restrictions existing by reason of (i) restrictions imposed by requirement of Applicable Law, (ii) contractual encumbrances or restrictions existing on the Closing Date, (iii) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness, (iv) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business, (vi) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other Disposition of any asset permitted under Section 7.6 pending the consummation of such sale, transfer, lease or other Disposition, (vii) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation, (viii) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto, (ix) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, and (x) restrictions arising under or as a result of the terms of any license, authorization, concession or permit.

7.11        Modifications of Certain Agreements.

(a)           None of the Loan Parties shall enter into any amendment or modification to its Organizational Documents or any Transaction Document without the prior written consent of the Requisite Lenders.

(b)            None of the Loan Parties shall, nor shall any Loan Party permit the Sponsor or any of its Affiliates to, amend, terminate or withdraw any Irrevocable Payment Direction (it being understood and agreed that the Irrevocable Payment Directions may not be accepted by their recipients).

7.12          Separateness

Each of the Loan Parties agrees that:

(a)           except for properties, or interests therein, which such Loan Party has sold and for which such Loan Party has no continuing obligations or liabilities, it will not own any assets other than (i) the Receivables Assets, the Customer Agreements, other property interests and related property (including, for the avoidance of doubt, any such assets contributed to such Loan Party after the Closing Date) (the “Underlying Interests”) and (ii) any direct or indirect ownership interests in its Subsidiaries and related property or such incidental assets as are necessary to enable it to discharge its obligations with respect to its Subsidiaries (the “Subsidiary Interests”);

(b)           it will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Underlying Interests or the Subsidiary Interests, as applicable;

(c)            it will not enter into any contract or agreement with any Related Party except in the ordinary course of business and upon terms and conditions that would be available on an arm’s-length basis with third parties other than a Related party (it being understood and agreed that the Management Agreement and the other Transaction Documents comply with this covenant);

(d)           it has not incurred any Indebtedness that remains outstanding as of the date such Loan Party first became a party to the Transaction Documents and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, in each case, Permitted Indebtedness;

(e)            it has not made any loans or advances to any Person (other than among the Loan Parties) that remain outstanding as of the date such Loan Party first became a party to the Transaction Documents and will not make any loan or advance to any Person (including any of its Affiliates) other than another Loan Party, and has not acquired and will not acquire obligations or securities of any Related Party, in each case, except as expressly permitted by the Transaction Documents;

(f)             it is and intends to remain solvent and, except as expressly contemplated by the Transaction Documents, to pay its own liabilities, Indebtedness, and obligations of any kind from its own separate assets as the same shall become due, and intends to maintain adequate capital for its obligations in light of its contemplated business operations; provided, however, that the foregoing shall not require any member of a Loan Party to make additional capital contributions or provide other financial support to such Loan Party;

(g)            it will do all things necessary to preserve its existence and will not, nor will any Related party or other Loan Party, amend, modify or otherwise change such Loan Party’s articles of incorporation, by-laws, certificates of formation, operating agreement or other Organizational Documents in any manner with respect to the matters set forth in this Article VIII except as otherwise permitted under such Organizational Documents;

(h)            it shall continuously maintain its qualifications to do business in all jurisdictions necessary to carry on its business, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(i)             it will conduct and operate its business as presently contemplated with respect to the ownership of the Underlying Interests or the Subsidiary Interests, as applicable;

(j)             it will maintain books and records and bank accounts (other than bank accounts established hereunder, established by the Manager pursuant to the Management Agreement or, prior to the date such Loan Party first became a party to the Transaction Documents, bank accounts established in connection with other financing transactions) separate from those of its Related Parties and any other Person (other than the Loan Parties) (provided, that Collections may be received into Company Accounts in accordance with the terms of this Agreement) and will maintain consolidated Financial Statements of the Borrower and its subsidiaries that are separate from the Related Parties (it being understood that the Loan Parties’ assets may also be included in consolidated Financial Statements of Related Parties; provided that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of the Loan Parties from such Related Parties and to indicate that the Loan Parties’ assets and credit are not available to satisfy the debts and other obligations of such Related Parties or any other Person (other than the Loan Parties) and (ii) such assets shall also be included in the Borrower’s own separate consolidated Financial Statements to be delivered pursuant to Section 6.1);

(k)            it will hold itself out to the public as a legal entity separate and distinct from its Related Parties and any other Person (other than the Loan Parties), and not as a department or division of any Person (other than the other Loan Parties) and will correct any known misunderstandings regarding its existence as a separate legal entity;

(l)             it has not required and will not require any employees to conduct its business operations; provided, however, that any expenses related to the conduct of its business operations have been paid and will be paid solely from its own funds (or by the Manager pursuant to the terms set forth herein and in the Management Agreement);

(m)           it will allocate, fairly and reasonably, any shared expenses with Related Parties (including shared office space);

(n)            it will file all such separate tax returns with respect to a Loan Party that are required under Applicable Law, to the extent it is (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division, for tax purposes, of another taxpayer or otherwise disregarded for tax purposes, and pay any taxes so required to be paid under Applicable Law; provided that, in the event that such Loan Party is included within a consolidated tax return of its parent or any other Affiliate, the existence of the Loan Party and the ownership of the assets of the Loan Party shall be disclosed in such consolidated tax return;

(o)           it intends to maintain adequate capital for its obligations in light of its contemplated business operations; provided, however, that the foregoing shall not require its respective member to make additional capital contributions to such Loan Party;

(p)            it will not seek, acquiesce in, or suffer or permit, its liquidation, dissolution (to the fullest extent permitted by law) or winding up, in whole or in part;

(q)           except as otherwise permitted in the Transaction Documents, it will not enter into any transaction of merger, consolidation, amalgamation, sell all or substantially all of its assets or acquire by purchase or otherwise all or substantially all of the business or assets (unless in the case of an asset acquisition, all such assets consist of Receivables Assets, Customer Agreements and related property) of or any stock or beneficial ownership of, any Person;

(r)             it will not commingle or permit to be commingled, its funds or other assets with those of any other Person (other than each other Loan Party, or as may be held by the Manager, as agent, for any Loan Party pursuant to the terms of the Management Agreement or as expressly permitted by any Transaction Document);

(s)            it will maintain its assets in such a manner that it is not unreasonably costly or unreasonably difficult to segregate, ascertain or identify its individual assets from those of any Related Party;

(t)             it will not hold itself out to have guaranteed or otherwise be responsible for the debts or obligations of any other Person (other than any obligations (x) of another Loan Party, including the Obligations, (y) that are no longer outstanding on the later of the date hereof or the date on which an applicable Loan Party becomes party to this Agreement or (z) as otherwise expressly contemplated by the Transaction Documents);

(u)            it has not guaranteed or otherwise become liable in connection with any obligation of any other Person (other than the other Loan Parties) that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person (other than the other Loan Parties) that remains outstanding;

(v)            it will not pledge its assets to secure obligations of any other Person (other than the other Loan Parties);

(w)          except for funds deposited into the Trust Accounts or Company Accounts in accordance with the Transaction Documents and as otherwise contemplated by the Transaction Documents, it shall not hold title to its assets other than in its name or in the name of another Loan Party;

(x)            it shall take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (i) ensure that the assumptions and factual recitations set forth in the legal opinions delivered to the Lenders with respect to non-consolidation remain true and correct in all material respects with respect to it and (ii) comply in all material respects with those procedures described in such provisions which are applicable to it;

(y)           it will continue to conduct its business solely in its own name;

(z)            it will continue to observe all limited liability company or other applicable corporate formalities;

(aa)         since the date such Loan Party first became a party to the Transaction Documents, it has not formed, acquired or held any subsidiary (other than another Loan Party) and will not form, acquire or hold any subsidiary (other than another Loan Party); and

(bb)         it shall at all times have at least two independent managers who satisfy the definition of “Independent Manager” as set forth in the applicable limited liability company agreement and have been approved in writing by the Requisite Lenders, and the Organizational Documents shall require the prior written consent of the independent managers for any Material Action.

7.13       Bankruptcy, Receivers, Similar Matters. A Loan Party shall not apply for, consent to, aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any other Loan Party. As used in this Agreement, an “Involuntary Asset Entity Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Loan Party is a debtor or any portion of the Collateral or other Receivables Assets is property of the estate therein. A Loan Party shall not file a petition for, consent to the filing of a petition for, aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Asset Entity Bankruptcy. In any Involuntary Asset Entity Bankruptcy, the other Loan Parties shall not, without the prior written consent of the Administrative Agent (acting at the written direction of the Requisite Lenders) and the Collateral Agent, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and such Loan Parties shall not file or support any plan of reorganization. In any Involuntary Asset Entity Bankruptcy, the other Loan Parties shall do all things reasonably requested by the Administrative Agent (acting at the written direction of the Requisite Lenders, acting reasonably) and the Collateral Agent to assist the Administrative Agent, the Collateral Agent and the other Secured Parties in obtaining such relief as the Administrative Agent (acting at the written direction of the Requisite Lenders) and the Collateral Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting at the written direction of the Requisite Lenders). Without limitation of the foregoing, each such Loan Party shall do all things reasonably requested by the Administrative Agent (acting at the written direction of the Requisite Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting at the written direction of the Requisite Lenders).

7.14       Financial Covenant.

(a)            The Borrower shall not permit, as of any Compliance Date following the date on which the Borrower incurs Incremental Term Loans in excess of $50,000,000:

(i)               the Debt Service Coverage Ratio to be less than the Minimum DSCR; and

(ii)              the Consolidated Total Net Leverage Ratio to exceed the Maximum Leverage Ratio (Section 7.14(a)(i) and (ii) individually or collectively, as applicable, the “Financial Covenant”).

(b)           In the event that the Borrower fails to comply with the Financial Covenant set forth in Section 7.14(a) (a “Financial Covenant Default”), the Borrower shall have the limited right to cure such Financial Covenant Default on the following terms and conditions (such right, the “Cure Right”):

(i)               If the Borrower desires to cure a Financial Covenant Default, then the Borrower shall deliver to the Administrative Agent irrevocable written notice of its intent to cure (a “Cure Notice”) no later than three (3) Business Days after the relevant Compliance Date. The Cure Notice shall set forth the calculation of the applicable Financial Covenant Cure Amount (as defined below). In the event the Borrower intends to use proceeds available pursuant to priority tenth of the Priority of Payments to cure such failure, the Borrower shall also deliver an irrevocable direction to the Collateral Agent and Account Bank (with a copy to the Administrative Agent) to apply all amounts that are available pursuant to priority tenth of the Priority of Payments on the immediately following Payment Date necessary to cure such Financial Covenant Default.

(ii)              If the Borrower delivers a Cure Notice with respect to a Financial Covenant Default to the Administrative Agent, then the Borrower may obtain a Retained Collections Contribution in an aggregate amount not less, nor more, than the Financial Covenant Cure Amount, no later than (x) ten (10) Business Days if such cure will be made through a cash deposit using proceeds unrelated to the application of the Priority of Payments on the immediately following Payment Date and (y) the immediately following Payment Date if the Borrower intends to cure such Financial Covenant Default using amounts available pursuant to priority tenth of the Priority of Payments, in each case, after the relevant Compliance Date (the “Required Contribution Date”). The “Financial Covenant Cure Amount” shall equal a Dollar amount equal to the minimum amount which, when added to the Aggregate Annualized Run Rate Net Cash Flow as of the last day of the most recently ended financial quarter, would result in the Borrower’s being in pro forma compliance with the Financial Covenant as of such Compliance Date.

(iii)            From the date of delivery of a Cure Notice with respect to a Financial Covenant Default until the earlier to occur of the Required Contribution Date and the date on which the Administrative Agent is notified by the Borrower that the required contribution will not be made, no Event of Default resulting from the Financial Covenant Default for which the Cure Notice was delivered shall be deemed to exist and neither Administrative Agent nor any Lender may impose the Default Rate, accelerate the Obligations, terminate the Commitments or exercise any enforcement remedy against the Loan Parties solely as a result of such Financial Covenant Default; provided that in the event the required contribution is not made by the Required Contribution Date, the Default Rate may be charged against the Obligations in accordance with the Transaction Documents retroactive to the date that the applicable Financial Covenant Default first arose and the Administrative Agent, the Collateral Agent and the Lenders shall have all rights and remedies available to them in respect of the outstanding Financial Covenant Default as provided in this Agreement and the other Transaction Documents and under applicable law.

(iv)             The Financial Covenant Cure Amount shall be added to Aggregate Annualized Run Rate Net Cash Flow for the purpose of determining compliance with the Financial Covenant, and upon the contribution of the Financial Covenant Cure Amount in cash to Borrower, the Financial Covenant shall be recalculated giving effect to the increase in Aggregate Annualized Run Rate Net Cash Flow. If, after giving effect to such recalculation, the Borrower is in compliance with the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant Compliance Date with the same effect as though there had been no failure to comply therewith at such date and the applicable Default or Event of Default that had occurred shall be deemed waived and not to have occurred for all purposes of this Agreement and the other Transaction Documents. The Financial Covenant Cure Amount shall be included in the computation of the Financial Covenant solely for purposes of determining compliance with this Section 7.14, and under no circumstances shall (A) any Financial Covenant Cure Amount be considered in determining whether or not the Borrower is in pro forma compliance with the Financial Covenant for determining whether or not an action that is conditioned upon such pro forma compliance may be taken by Loan Parties or any other provision of this Agreement based on an Aggregate Annualized Run Rate Net Cash Flow-based ratio or (B) the Financial Covenant Cure Amount be added to Aggregate Annualized Run Rate Net Cash Flow for any other purpose hereunder.

VIII.	EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)            (i) the Borrower fails to pay principal when due and payable; (ii) the Borrower fails to pay interest or any other Obligations when due and payable under any Transaction Document and such failure shall not have been remedied or waived within five (5) Business Days or (iii) the Loan Parties fail to pay, on the Maturity Date, all amounts outstanding under the Facility;

(b)            (i) any Loan Party fails to perform or observe any covenants in Section 6.1(b)(i), Section 6.3(i) (with respect to the Borrower only), Section 6.15 and in Article VII (provided that a breach of a Financial Covenant is subject to cure pursuant to Section 7.14(b)), (ii) any Loan Party or an InfraCo fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document (not specified in the foregoing clause (a) and (b)(i) above), and such failure has continued unremedied for a period of thirty (30) days (or, solely in the case of any such failure pursuant to Section 6.1(c) or Section 6.13, three (3) Business Days) after the earlier of (x) written notice thereof from the Administrative Agent or the Requisite Lenders to the Borrower or (y) the date on which the Responsible Officer of the Borrower or the Manager obtains Knowledge thereof; or (iii) any breach of any representation or warranty made to the Administrative Agent or the Lenders contained herein or in any other Transaction Document shall be incorrect in any material respect when made, and if such breach is capable of cure, then such breach has continued unremedied for a period of thirty (30) days after the earlier of (x) written notice thereof from the Administrative Agent or the Requisite Lenders to the Borrower or (y) the date on which the Responsible Officer of the Borrower or the Manager obtains Knowledge thereof;

(c)            (i) a court enters a decree or order for relief with respect to any Loan Party or an InfraCo in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any Applicable Law unless dismissed within sixty (60) days; or (ii) the occurrence and continuance of any of the following events for sixty (60) days unless dismissed or discharged within such time: (x) an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, is commenced, in which any Loan Party or an InfraCo is a debtor or any substantial portion of the Receivables Assets is property of the estate therein, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other official having similar powers over any Loan Party or an InfraCo, over all or a substantial part of its or their property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any of the Loan Parties for all or a substantial part of the property of such Person;

(d)            (i) an order for relief is entered with respect to any Loan Party or an InfraCo or any Loan Party or an InfraCo commences a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee, custodian or other official having similar powers for any Loan Party or an InfraCo for all or any part of its properties; (ii) any Loan Party or an InfraCo makes any general assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of any Loan Party or an InfraCo any of the direct or indirect subsidiaries of any Loan Party or an InfraCo adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section VIII(d);

(e)            other than as described in either of clauses (c) or (d), all or any material portion of the Collateral or the Shared Infrastructure Assets becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty (60) days following its occurrence);

(f)            any Loan Party or an InfraCo (A) fails to make any payment when due (regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness in excess of $5,000,000 prior to the expiration of any grace period provided in such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, if applicable, with or without the giving of notice, lapse of time or both, such Indebtedness to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded;

(g)           failure by any Loan Party or an InfraCo to pay final non-appealable monetary judgments aggregating in excess of $25,000,000 (to the extent not covered by independent third-party insurance or indemnity);

(h)            (i) any of the Transaction Documents ceases to be in full force and effect (other than (x) in accordance with its terms, including as a result of a transaction permitted hereunder or thereunder or (y) as a result of acts or omissions by the Collateral Agent or any other Secured Party or the satisfaction of the Obligations on the Termination Date), or (ii) except as otherwise permitted under this Agreement or any other Transaction Document, either (X) any Lien created hereunder or under the other Transaction Documents ceases to constitute a valid first priority perfected Lien on any security interest in any portion of the Collateral (subject to Permitted Liens) having an aggregate fair market value in excess of $10,000,000 per occurrence (or $50,000,000 in the aggregate since the Closing Date) or (Y) any Guaranty ceases to be in full force and effect (other than in accordance with its terms) in each case other than (A) as a result of the Collateral Agent’s (or any other Secured Party’s) (x) failure to maintain possession of any stock certificate, promissory note or other instrument actually delivered to it pursuant to the Transaction Documents, or (y) failure to take other actions with respect to the Collateral necessary for the Loan Parties to maintain such Lien to the extent that such actions are required to be performed by the Collateral Agent (or such other Secured Party) in accordance with this Agreement and the Borrower provides the Administrative Agent or Collateral Agent, as applicable, written notice and request therefor in accordance with the Transaction Documents; (B) as a result of any Secured Party’s filing of a UCC amendment, termination or release statement or its recording or of any filing or recording therewith, in any case, not made in accordance with this Agreement (it being agreed, for the avoidance of doubt, in each of sub-clause (A) and (B), that neither the Administrative Agent nor the Collateral Agent shall have any duty or obligation to (i) file UCC financing statements, continuation statements or amendments or (ii) take other actions with respect to the Collateral); or (C) as to Collateral consisting of real property, to the extent that such deficiency arose through no fault of any Loan Party and such deficiency is corrected with reasonable diligence upon obtaining actual Knowledge thereof;

(i)            (i) an ERISA Event occurs with respect to any Plan or Multiemployer Plan which, when taken either alone or together with all such other ERISA Events, has resulted or would reasonably be expected to result in liability of a Loan Party or an InfraCo in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) the assets of any Loan Party or an InfraCo constitute or become “plan assets” within the meaning of the Plan Asset Regulation, and, as a result, one or more of the transactions entered into pursuant to this Agreement constitutes or is reasonably expected to result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(j)             there occurs any Change of Control; and

(k)           there occurs any Manager Termination Event (as defined in the Management Agreement) (other than any Manager Termination Event occurring under clause (vii) of the definition thereof).

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may (solely at the written direction of the Requisite Lenders), by notice to the Loan Parties, with a copy to the Collateral Agent and Account Bank (i) terminate the Lender’s obligations hereunder, including the Commitments, and (ii) declare all or any of the Term Loans and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under clauses (c) or (d) above, in which event all of the foregoing shall automatically and without further act by the Administrative Agent or Lenders be due and payable and Administrative Agent’s or Lenders’ obligations hereunder shall terminate), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Loan Parties.

IX.	ADDITIONAL RIGHTS AND REMEDIES AFTER DEFAULT

9.1          Additional Rights and Remedies.

(a)           In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Administrative Agent and the Collateral Agent shall have the right (without obligation) to (and at the written direction of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Transaction Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Loan Party held by an Agent to reduce the Obligations, (ii) foreclose the Liens created under the Transaction Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Loan Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Loan Party shall resist or interfere with such action, (vii) at the Loan Parties’ expense, require that all or any part of the Collateral be assembled and made available to the applicable Agent at any place designated by the Requisite Lenders and/or (viii) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Transaction Document, upon the earlier of (x) the occurrence and continuance of an Event of Default, (y) the date Administrative Agent (acting at the direction of the Requisite Lenders) determines the actions described in clauses (A) through (D) below are necessary to preserve Collateral Agent’s Lien priority or any other similar exigent circumstances, either Agent (acting at the direction of the Requisite Lenders) shall have the right, but not the obligation, at any time that any Loan Party fails to do so, and from time to time, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; (B) pay for the performance of any of the Obligations; (C) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Transaction Document unless the Loan Parties are in good faith with due diligence by appropriate proceedings contesting those items; and (D) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be deemed Term Loans hereunder and shall be added to the Obligations until reimbursed to Administrative Agent, for its own account and for the benefit of the other Secured Parties, and shall be secured by the Collateral, and such payments by Administrative Agent, for its own account and for the benefit of the other Secured Parties, shall not be construed as a waiver by Administrative Agent or Lenders or any other Secured Party of any Event of Default or any other rights or remedies of Administrative Agent or Lenders or any other Secured Party.

(b)           Each Loan Party agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten (10) days’ notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions. At any sale or Disposition of Collateral, any Lender may (to the extent permitted by Applicable Law) purchase all or any part thereof, either directly or through one or more investment vehicles, free from any right of redemption by any Loan Party which right is hereby waived and released. Each Loan Party covenants and agrees not to interfere with or impose any obstacle to Administrative Agent’s or Collateral Agent’s exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Administrative Agent and the Collateral Agent shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process

(c)            Upon an acceleration of the Term Loans following an Event of Default (including an acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States or other Event of Default described in Article VIII), the amount of principal of, and premium on (if any), the Term Loans that becomes due and payable shall include the Prepayment Premium (if any), determined as of such date. Such Prepayment Premium (if any) shall become immediately due and payable by the Loan Parties and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, either upon the giving of notice to Borrower or, following the occurrence of an Event of Default specified in Article VIII, automatically), by operation of law or otherwise (including on account of any bankruptcy filing) as if the Term Loans were being voluntarily prepaid or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment or prepayment of the Term Loans and each of the Borrower and the other Loan Parties agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium (if any) shall also become due and payable under this Agreement in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means) or the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. In the event the Prepayment Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event having occurred, the Prepayment Premium shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrower and the other Loan Parties expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between Lenders, the Borrower and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Borrower and the Guarantors expressly acknowledges that its agreement to pay or guarantee the payment of the Prepayment Premium to the Lenders as herein described is a material inducement to Lenders to make the Term Loans.

9.2           Application of Proceeds. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.9), in addition to any other rights, options and remedies Administrative Agent, the Collateral Agent and Lenders have under the Transaction Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder upon the occurrence and continuation of an Event of Default (or upon the acceleration of the Obligations) shall be applied in the following order of priority: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including, without limitation, in legal expenses, search, audit, recording, professional and filing fees and expenses and attorneys’ fees and all expenses, liabilities and advances) payable to the Administrative Agent, the Collateral Agent or the Back-Up Manager, in each case in its respective capacity as such, (ii) second, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, Disposition or delivery and of conducting the Borrower’s business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Administrative Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Administrative Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith) payable to third parties, including fees, expenses and indemnities to the Agents; (iii) third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause third payable to them; (iv) fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause fourth payable to them, (v) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause fifth held by them; and (vi) sixth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by Applicable Law or directed by a court of competent jurisdiction (other than contingent indemnification Obligations in respect of which no claim has been asserted) or any of the other items referred to in this Section.

It is understood and agreed that the Administrative Agent shall have no liability for any determinations made by it in this Section 9.2. The Administrative Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

9.3         Rights to Appoint Receiver. Without limiting and in addition to any other rights, options and remedies the Administrative Agent, the Collateral Agent and the Lenders have under the Transaction Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, the Administrative Agent and the Collateral Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Administrative Agent, the Collateral Agent and/or any Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of the Loan Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other Disposition of such Collateral shall be finally made and consummated.

9.4          Rights and Remedies not Exclusive. The Administrative Agent (acting at the direction of the Requisite Lenders) shall have the right to determine which rights, Liens and/or remedies the Administrative Agent, the Collateral Agent and the Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any Agent’s or the Lenders’ rights, Liens or remedies under any Transaction Document or Applicable Law. The enumeration of any rights and remedies in any Transaction Document is not intended to be exhaustive, and all rights and remedies of the Agents and the Lenders described in any Transaction Document are cumulative and are not alternative to or exclusive of any other rights or remedies which the Agents and the Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.	WAIVERS AND JUDICIAL PROCEEDINGS; Amendments

10.1       Waivers. Except as expressly provided for herein, each Loan Party hereby waives set off, counterclaim (except compulsory counterclaims), demand, presentment, protest, all defenses with respect to any and all instruments and all notices (except if such notice is expressly required to be given to Loan Party hereunder) and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Transaction Document. Each Loan Party hereby waives any and all defenses and counterclaims (except compulsory counterclaims and the defense of actual performance) it may have or could interpose in any action or procedure brought by the Administrative Agent or the Collateral Agent to obtain an order of court recognizing the assignment of, or Lien of the Collateral Agent in and to, any Collateral.

10.2       Delay; No Waiver of Defaults. No course of action or dealing, renewal, release or extension of any provision of any Transaction Document, or single or partial exercise of any such provision, or delay, failure or omission on any Agent’s part in enforcing any such provision shall affect the liability of any Loan Party or operate as a waiver of such provision or preclude any other or further exercise of such provision. The Term Loans made hereunder shall not constitute a waiver of any condition to any Lender’s obligation to make such a Term Loan unless such waiver is in writing and executed by the Requisite Lenders. No waiver by any party to any Transaction Document of any one or more Defaults by any other party in the performance of any of the provisions of any Transaction Document shall operate or be construed as a waiver of any future Default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Transaction Document, by entering into this Agreement and/or by making Term Loans, no Agent nor Lender waives any breach of any representation or warranty under any Transaction Document, and all of the Agent’s and Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3       Jury Waiver; Jurisdiction. EACH PARTY HEREBY (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4        Amendments and Waivers.

(a)            Except as otherwise set forth in this Agreement (including Section 7.11 hereof), no amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower and acknowledged by Administrative Agent (acting at the direction of the Requisite Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, before any waiver may be effective, the Agents must have received any reimbursement then due or payable to the Agents hereunder or under the Transaction Documents; provided further, that no such amendment, waiver or consent shall:

(i)               extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent to funding of a Term Loan, Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension or increase of any Commitment of any Lender);

(ii)              (A) postpone any date fixed for any payment of the principal amount, interest or fees due to the Lenders (or any of them) without the written consent of such Lender(s) (it being understood that (x) neither the consent of the Requisite Lenders nor the consent of any other Lender shall be required in connection therewith and (y) a waiver of any conditions precedent to funding of a Term Loan, Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments (including any amendment of any ratio used in the calculation of such prepayment or reduction amount or in the component definitions thereof and any extensions for administrative convenience as may be agreed by the Administrative Agent shall not constitute a postponement of any such date)) or (B) extend, or have the effect of extending or adding, any grace period relating to any payment of principal of, or interest on, any Term Loans, or any fees or other amounts payable, in each case, without the written consent of each Lender directly affected thereby;

(iii)            reduce the principal amount of, or the rate of interest specified herein on, any Term Loan, or any fees or other amounts payable hereunder or under any other Transaction Document, without the written consent of each Lender affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments (including any amendment of any ratio used in the calculation of such prepayment or reduction amount or in the component definitions thereof), no change to the definition of any ratio used in the calculation of interest rate or fees therein or in the component definitions and any amendment to give effect to the Benchmark Replacement provisions contained in this Agreement, shall in any such case be construed as such a reduction or forgiveness; it being further understood that neither the consent of the Requisite Lenders nor the consent of any other Lender shall be required in connection therewith); provided, however, that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” to reduce the Default Rate or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)             directly or indirectly, alter the pro rata sharing of payments required by this Agreement including Section 2.8(h), Priority of Payment or other similar provisions, including waterfall provisions, without the written consent of each Lender affected thereby;

(v)              change any provision or threshold of this Section 10.4(a) or the definition of “Requisite Lenders” or any other provision or definition hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or, in each case, make any other changes that have the effect of altering the number or percentage of Lenders that must approve any amendment, restatement, supplementation, modification or waiver, without the written consent of each Lender affected thereby;

(vi)           except as otherwise expressly permitted under this Agreement or any other Transaction Document, release all or substantially all of the Collateral securing the Obligations, or all or substantially all of the Guaranty, in each case without the written consent of each Lender which is affected;

(vii)          subordinate or have the direct or indirect effecting of subordinating, contractually, structurally or otherwise, the Obligations hereunder or the Liens on all or substantially all of the Collateral granted hereunder or under the other Transaction Documents to any other Indebtedness or Lien (including without limitation any Indebtedness or Lien issued under this Agreement or any other agreement), as the case may be, without the written consent of each Lender affected thereby; or

(viii)          change the provisions of Section 2.8(b) without the written consent of each Lender directly and adversely affected thereby;

and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent, in addition to the Lenders required above, affect the rights, duties, obligations, protections, immunities or indemnities of such Agent under this Agreement or any other Transaction Document, (y) any amendment or modification to the Administrative Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Administrative Agent; and (z) any amendment or modification to the Collateral Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Collateral Agent.

(b)           [Reserved].

(c)           Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other Lenders or other affected Lenders, as applicable, shall require the consent of such Defaulting Lender, and (z) any amendment or modification to the Collateral Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Collateral Agent.

(d)           Notwithstanding anything herein to the contrary, any amendments and waivers that affect only the Lenders under a particular Facility, tranche or Class, may be made in accordance with this Section 10.4 but as if references in this Section 10.4 to the specified proportion of Lenders (including, for the avoidance of doubt, each affected Lender) whose consent would, but for this Section 10.4 (d) be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Facility, tranche or Class (and in the case of multiple Facilities, tranches or Classes directly affected in the same or substantially the same way, the Lenders under such Facilities, tranches or Classes shall vote together as one Facility, tranche or Class).

(e)            Notwithstanding anything herein to the contrary and subject to the following sentence, this Agreement may be amended in writing by the Borrower, the Administrative Agent and the Collateral Agent without the consent of any other party for the purpose of providing for Guarantors to become party hereto and to hold Collateral to the extent 100% of the Equity Interests in such Guarantors is pledged as additional Collateral. In furtherance of the foregoing sentence, the Administrative Agent may post a copy of such amendment for the Lenders and if by 5:00 p.m. New York City time on the fifth (5th) Business Day following such posting the Administrative Agent has not received objections from Lenders constituting Requisite Lenders, then such amendment shall be deemed consented to by the Requisite Lenders and the Administrative Agent and the Collateral Agent shall be entitled to rely upon such consent to execute any such amendment.

(f)            Notwithstanding anything herein to the contrary, if the Initial Lenders and the Borrower shall have jointly identified an obvious error, mistake, ambiguity, incorrect cross-reference or any error or omission of a technical or administrative nature in the Transaction Documents, then the Administrative Agent may post a copy of such amendment for the Lenders and if by 5:00 p.m. New York City time on the fifth (5th) Business Day following such posting the Administrative Agent has not received objections from Lenders constituting Requisite Lenders, then the Initial Lenders and the Borrower shall be entitled to execute any such amendment without consent or further action of any other party, provided, that no such amendment shall, unless in writing and signed by the applicable Agent, affect the rights, duties, obligations, protections, immunities or indemnities of such Agent under this Agreement or any other Transaction Document.

(g)            No amendment, waiver or consent shall, unless in writing and signed by Account Bank affect the rights or duties of Account Bank under this Agreement or any other Transaction Document.

(h)           Notwithstanding anything herein to the contrary, no amendment, waiver or consent shall diminish any rights, protections, indemnifications, immunities or remedies or increase any liabilities, duties or obligations of the Back-Up Manager or the Shared Infrastructure Back-Up Manager (unless the Back-Up Manager or the Shared Infrastructure Back-Up Manager, as applicable, has consented in writing thereto) hereunder or under any other Transaction Document. Each of the Back-Up Manager and the Shared Infrastructure Back-Up Manager is an intended third-party beneficiary of this Section 10.4(h) and may enforce this Section 10.4(h) as though a party hereto.

XI.	TERMINATION; Public ABS Transaction

11.1        Effectiveness and Termination. This Agreement, including the Commitments provided hereunder, shall become effective on the Closing Date and, subject to the Administrative Agent’s right to accelerate the Term Loans and terminate the Commitments upon the occurrence and during the continuation of any Event of Default (in each case, subject to the terms and conditions of Article VIII), this Agreement shall continue in full force and effect from and after the Closing Date until the earlier of the Maturity Date and the Termination Date, unless terminated sooner as provided in Article II. All of the Obligations shall be immediately due and payable upon the earlier of the Maturity Date or the date upon which the Administrative Agent declares all or any of the Obligations to be due and payable pursuant to the terms of Article VIII. Notwithstanding any other provision of any Transaction Document, no termination of this Agreement shall affect the any Agent’s or any Lender’s rights or any of the Obligations existing as of the Closing Date of such termination to the extent that, by their express terms, such rights or Obligations survive such termination as set forth in Section 11.2, and the provisions of the Transaction Documents shall continue to be fully operative until the Termination Date. The Liens granted to the Collateral Agent hereunder and under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of the Collateral Agent shall continue in full force and effect until the Termination Date.

11.2       Survival. All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Loan Party in any Transaction Document shall survive the execution and delivery of the Transaction Documents, the making and funding of the Term Loans and any termination of this Agreement until all Obligations (other than indemnity obligations under the Transaction Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) are fully performed and paid in full in cash. The obligations and provisions of Sections 3.2, 10.1, 10.3, 12.4, 12.7, 12.10, 13.1, 13.8, 13.11, and 16.5 shall survive termination of the Transaction Documents, the resignation and removal of the Administrative Agent and any payment, in full or in part, of the Obligations.

11.3       Public ABS Transaction. Notwithstanding anything to the contrary herein or in any Transaction Document, the Loan Parties shall be permitted to consummate a securitization transaction on the terms set forth in Schedule 11.3(A) and take any ancillary actions in connection therewith (a “Public ABS Transaction” and the notes issued pursuant to such Public ABS Transaction (other than Private ABS Notes, if any), “Public ABS Notes”); provided that such Public ABS Notes shall be (a) issued in an initial aggregate principal amount of at least $500,000,000 (excluding any amounts issued to or held by a Loan Party or any Affiliate thereof) and (b)(i) rated at least the ratings indicated on Schedule 11.3(A); (ii) sold to at least 8 investors, with no single investor purchasing more than 25% of such Public ABS Notes at issuance, and (iii) sold in a Rule 144A, 4(a)(2) or Regulation S offering (or with respect to this clause (iii), as otherwise determined in good faith by Goldman Sachs as lead bookrunner of such offering of Public ABS Notes). To the extent the Term Loans are not repaid in full using the proceeds from the initial Public ABS Notes (it being understood that the Borrower, may, at its option, prepay the Term Loans, in whole or in part, with the proceeds of the Public ABS Notes, in accordance with Section 2.8(a)), the Borrower shall deliver or cause to be delivered for the ratable benefit of the Lenders or their designees a tranche of Private ABS Notes, in an aggregate principal amount equal to the remaining outstanding principal amount of the Term Loans on such date, which delivery of such Private ABS Notes shall be deemed a prepayment in full of the Term Loans for all intents and purposes hereunder, including the definition of “Termination Date” but excluding Section 2.8(g) and excluding U.S. federal income tax purposes. It is the intent of the parties hereto that the delivery of such Private ABS Notes constitute the exercise of a “unilateral option” by the Loan Parties and thus not a “modification” of the Term Loans, each within the meaning of Treas. Reg. Sec. 1.1001-3(c), and the parties hereto agree not to take any inconsistent position for U.S. federal income, and state and local franchise, tax purposes. Notwithstanding the foregoing, commencing with the earlier of (i) the Post Closing Date and (ii) the date of the issuance of the Public ABS Notes, the issuer of the Private ABS Notes shall be required to cooperate with the Lenders to prepare an offering memorandum, investor presentation, and any additional marketing materials reasonably requested by the Lenders in order to syndicate their Private ABS Notes and to exchange such Private ABS Notes to a form (i) no longer subject to a note purchase agreement similar to the form variable funding note purchase agreements for rated fiber securitization transactions and (ii) that will be eligible for clearance or settlement through and transferable through, The Depository Trust Company, will have CUSIP numbers and include customary indemnification.

XII.	MISCELLANEOUS

12.1       Governing Law; Jurisdiction; Service of Process; Venue.

(a)               THIS AGREEMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, BUT NOT LIMITED TO, PROCEDURAL LAWS).

(b)            BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF any New York state or federal court sitting in the borough of Manhattan, New York City, State of New York, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.2        Successors and Assigns; Assignments and Participations.

(a)            Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign all or any portion of its Commitments or Term Loans and other rights and obligations under this Agreement to one or more Persons (an “Acquiring Lender”) (other than to natural Persons (including any holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, one or more natural persons), the Borrower or any of its Affiliates, any Defaulting Lender or any Disqualified Lender), pursuant to an Assignment Agreement executed by such Acquiring Lender, such assigning Lender, and the Borrower and delivered to the Administrative Agent for recording in the Register, with the prior written consent (not to be unreasonably withheld or delayed) of the Borrower and the Administrative Agent; provided, that no consent of the Borrower or Administrative Agent will be required for an assignment in whole or in part (i) to any other Lender, any Affiliate or Approved Fund of a Lender (provided, that unless the consent of the Borrower is not required for such assignment, the assigning Lender shall provide notice to the Borrower of such assignment), or (ii) if an Event of Default has occurred and is continuing; provided, that each such assignment shall require the consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed), other than assignments by a Lender to its Affiliates and Approved Funds, and such assignment shall be in a minimum principal amount of $1,000,000 (or, if less, the then outstanding amount of such Lender’s Term Loans and/or Commitment) or such lesser amount consented to by Administrative Agent; provided further that the Borrower shall be deemed to have consented to any such assignment unless it has objected thereto in writing to the Administrative Agent within ten (10) Business Days after having received notice thereof. Upon each such recordation, for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, each Lender may only assign all or any portion of its Commitments or Term Loans and other rights and obligations under this Agreement to one or more Persons that is a Lender on the Closing Date. The assignee, if it is not an existing Lender, shall deliver to the Administrative Agent (x) its applicable tax form (deliverable pursuant to the terms of Section 13.8(f)), (y) an Administrative Questionnaire and (z) all documentation and other information that the Administrative Agent reasonably requests under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the Patriot Act. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (except, in the case of an assignment by any Lender to one or more of its Affiliates or Approved Funds, such processing and recordation fee shall be waived). Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an assignee, the $3,500 processing and recordation fee, the assignee’s completed Administrative Questionnaire and applicable tax forms deliverable pursuant to the terms of Section 13.8(f) (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by this Section 12.2(a), the Administrative Agent shall accept such Assignment Agreement and record the information contained therein in the Register and (1) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder, and (2) the assigning Lender shall, to the extent provided in such Assignment Agreement be released from its obligations under this Agreement. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph. For the avoidance of doubt and notwithstanding the foregoing, each Lender may assign to any Affiliate of such Lender and to the Federal Reserve at any time, pre or post Default, without the Borrower’s consent.

(b)            Register. The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Term Loans shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Term Loans shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Term Loan.

(c)            New Notes. Promptly following its receipt of an Assignment Agreement executed by the parties to such assignment, Administrative Agent shall record the information contained therein in the Register. Promptly after the effectiveness of any assignment by any Lender of all or any portion of such Lender’s Commitment and/or Term Loan, Borrower (at its expense) shall execute and deliver (x) to the assignee Lender, a Note in the amount equal to the Commitments and/or the Term Loans assigned to such assignee Lender and (y) to the assignor Lender, a Note in the amount, if any, of its remaining Commitment and/or Term Loan, if any, and may, upon written notice to the assignor promptly following such assignment, request assignor Lender surrender its existing Note representing its assigned Commitment and/or Term Loans to the Borrower for cancellation.

(d)            Participations. Anything contained herein to the contrary notwithstanding, any Lender may, without the consent of the Borrower or the Administrative Agent, from time to time and at any time, sell participations in all or any portion of such Lender’s rights and obligations under this Agreement (including all or any portion of its Commitments and the outstanding principal amount of Term Loans owing to it) to any financial institution that invests in loans (for avoidance of doubt, other than to any natural person (including any holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, one or more natural Persons), any Defaulting Lender or any Disqualified Lender) (such Person, a “Participant”); provided, that the terms of any such participation shall not entitle the Participant to direct such Lender as to the manner in which it votes in connection with any amendment, supplement or other modification of this Agreement or any waiver or consent with respect to any departure from the terms hereof, in each case unless and to the extent that the subject matter thereof is (a) increases in commitments participated to such Participant, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any amortization, interest or fee payment, (d) releases of all or substantially all the value of the Guaranty provided by Guarantors or all or substantially all of the Collateral, (e) reductions in voting percentages, any pro rata sharing or similar provisions or the Priority of Payments or other waterfall provisions and (f) subordination of the debt or Lien priority of the Obligations, in each case to the extent such Participant is directly and adversely affected thereby; provided, further, (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Lender that sells a participation hereunder shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal and corresponding interest amount of each participant’s interest in the Term Loan, Commitments or other Obligations (the “Participant Register”); provided, that no Lender shall be required to disclose or share the information contained in such Participant Register with Borrower or any other Person, except as required by Applicable Law and to satisfy the requirements of Treasury Regulation 5f.103-1(c). The entries in the Participant Register shall be conclusive in the absence of manifest error. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.2 and 13.8 (subject to the limitations and requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, however, that a Participant shall not be entitled to receive any greater payment under Section 3.2 or Section 13.8, with respect to the participation sold to such Participant, than the applicable Lender would have been entitled to receive except to the extent such entitlement to a greater payment results from a Change in Law after the sale of the participation takes place. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(e)            Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 12.4 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 12.2 to the contrary notwithstanding, any Lender may at any time pledge or assign a Lien in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure its obligations, including to any of the twelve Federal Reserve Banks organized under § 4 of the Federal Reserve Act, 12 U.S.C. § 341. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 12.2; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Assignment by the Loan Parties. Except as otherwise expressly permitted under the Transaction Documents as in effect on the Closing Date, no Loan Party shall assign or transfer any of its rights or obligations under this Agreement or any of the other Transaction Documents without the prior written consent of the Requisite Lenders.

(g)            Replacement Lender. If any Lender requests compensation under Section 3.2(a), or if the Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.8 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XII) all of its interests, rights and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)              such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 2.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)              in the case of any such assignment resulting from a claim for compensation under Section 3.2(a) or payments required to be made pursuant to Section 13.8, such assignment will result in a reduction in such compensation or payments thereafter;

(iii)             such assignment does not conflict with Applicable Law; and

(iv)             in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Each party hereto agrees that (a) an assignment required pursuant to this Section 12.2 may be effected pursuant to an Assignment Agreement executed by the Borrower and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

12.3        Application of Payments. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other Applicable Law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Administrative Agent and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Administrative Agent. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Administrative Agent shall decide in its sole discretion.

12.4       Indemnity. The Administrative Agent, the Collateral Agent and the Lenders (and their Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) (each, an “Indemnified Person”) will be indemnified by the Borrower for and held harmless against, any and all losses, claims, damages, liabilities obligations, demands, actions (including in connection with any bankruptcy case), judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever regardless of whether any such Indemnified Person is a party thereto and whether such proceeding is brought by any Loan Party or any other Person (but limited (i) in the case of legal fees and expenses to (x) the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent (and its Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) and, if reasonably necessary, one local counsel for the Administrative Agent and its Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) in any relevant jurisdiction, (y) the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Collateral Agent (and its Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) and, if reasonably necessary, one local counsel for the Collateral Agent and its Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) in any relevant jurisdiction and (z) one firm of counsel for all such other Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) for such other Indemnified Parties, taken as a whole, arising out of, resulting from or in connection with the Facility, the use or the proposed use of proceeds thereof, the transfer of assets to or from any Loan Party, the transfer of equity interests of any Loan Party, and any threatened claim, litigation, investigation or proceeding related to the foregoing, except to the extent they arise from (i) the gross negligence or willful misconduct of such Indemnified Person, (ii) (other than with respect to the Administrative Agent or any of its Affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) bad faith or material breach (or in the case of the funding obligations under the Facility, a breach) by such Indemnified Person of any Transaction Documents or the failure of such Indemnified Person to fund Term Loans in the manner contemplated by the Transaction Documents, in each case of sub-clause (i) and (ii), as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the Indemnified Persons (other than claims by or against an Agent or any Initial Lender in its capacity or in fulfilling its role as such Agent or Initial Lender or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its subsidiaries); provided that the Borrower (or its subsidiaries) shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages incurred or paid by an Indemnified Person to an unrelated third party and required to be indemnified pursuant to this Section 12.4). Notwithstanding the foregoing, each indemnified Person shall be obligated to refund and return promptly any and all amounts paid by the Borrower or any of its Subsidiaries under this Section 12.4 to such Indemnified Person for any such fees, expenses or damages to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof as determined by a final, non-appealable judgment of a court of competent jurisdiction. For avoidance of doubt, this Section 12.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.5        Notices.

(a)           Except as otherwise expressly set forth in any other Transaction Document, all notices and other communications provided for herein and in the other Transaction Documents shall be in writing (including by electronic communication) and shall be delivered as follows: (x) if to the Borrower, any other Loan Party, the Administrative Agent, Account Bank, the Back-Up Manager, the Shared Infrastructure Back-Up Manager or the Collateral Agent to the address, electronic mail address or specified for such Person on Schedule 12.5; and (y) if to any Lender, to the address, telecopier number, or electronic mail address specified in its Administrative Questionnaire (including, as appropriate, then in effect for the delivery of notices that may contain material non-public information relating the Borrower). Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) electronic transmission, in each case upon further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and any other communications to the Lenders by the Collateral Agent or Account Bank hereunder may be given to the Administrative Agent for further delivery to the Lenders.

(c)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)            The Borrower hereby acknowledges that (a) the Borrower or the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the Back-Up Manager and the Shared Infrastructure Back-Up Manager materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, DebtDomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Back-Up Manager, the Shared Infrastructure Back-Up Manager and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) prior to distributing any Borrower Materials that contain material non-public information (i.e., not marked “PUBLIC”), the Borrower will notify each Public Lender that such information constitutes material non-public information and will not distribute such materials to the Administrative Agent to be distributed on the Platform without the consent of all Public Lenders or directly to any Public Lender without the consent of such Lender. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent in writing promptly that any such document contains material non-public information: (1) the Transaction Documents, (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Section 6.1(a). Each party hereto agrees that the Administrative Agent does not have any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any electronic communication or otherwise required for the Platform.

(e)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF ANY PLATFORM, AND THE ADMINISTRATIVE AGENT EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR ANY PLATFORM. In no event shall any Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party or the Administrative Agent’s or any other Person’s transmission of Borrower Materials through the internet. or for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems.

12.6      Severability; Captions; Counterparts; Electronic Signatures. If any provision of any Transaction Document is adjudicated to be invalid under Applicable Laws, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Transaction Documents which shall be given effect so far as possible. The captions in the Transaction Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Transaction Documents. The Transaction Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and portable document format (.pdf), or other electronic transmission, which signatures shall be considered original executed counterparts. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Transaction Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved in writing (which may be by electronic mail) by any Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary each Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of such Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

12.7       Expenses. The Borrower shall pay (a) promptly, and in any event within ten (10) Business Days of written demand, all reasonable and documented out-of-pocket expenses of each of the Administrative Agent, the Collateral Agent, the Account Bank, the Initial Lenders, and the Back-Up Manager, in each case, associated with the development, preparation, execution and delivery of, and any amendment, restatement, supplement, modification to, waiver and/or enforcement the Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (solely with respect to the Lenders, the Back-Up Manager and the Collateral Agent in the case of legal fees and expenses, subject to any cap previously agreed with the Borrower by each such counsel to the Lenders and the Collateral Agent), (b) all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Account Bank, the Back-Up Manager, and the Initial Lenders incurred on or after the Closing Date associated with the administration of the Transaction Documents and any amendment or waiver with respect thereto (whether or not finalized or executed) and (c) after the Closing Date, all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Account Bank, the Back-Up Manager and the Lenders in connection with the enforcement of the Transaction Documents or protection of rights thereunder, provided that all expense reimbursements provided for in this Section 12.7(c) shall be limited in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (i)(A) one firm of counsel for the Administrative Agent, (B) one firm of counsel for the Collateral Agent and the Account Bank, taken as a whole, (C) one firm of counsel for the Lenders, taken as a whole, and (D) one firm of counsel for the Back-Up Manager and, to the extent required, and (ii)(A) one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) for the Administrative Agent, (B) one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) for the Account Bank and the Collateral Agent, taken as a whole, (C) one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Lenders, taken as a whole and (D) one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Back-Up Manager.

The expense reimbursements under this Section 12.7 and indemnification amounts pursuant to Section 12.4 will be paid (i) on the Closing Date; and (ii) thereafter, in accordance with the Priority of Payments, to the extent invoiced at least ten (10) Business Days prior to the relevant payment date.

12.8       Entire Agreement. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN BORROWER, THE OTHER LOAN PARTIES, AGENT AND THE LENDERS AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS BETWEEN ANY PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THERE ARE NO ORAL AGREEMENTS BETWEEN ANY LOAN PARTY AND ANY OTHER PARTY HERETO. EACH OF THE PARTIES HERETO UNDERSTANDS AND AGREES THAT ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.

12.9        Approvals and Duties. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of the Lenders with respect to any matter that is subject of any Transaction Document may be granted or withheld by the Lenders in their sole and absolute discretion. The Administrative Agent shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

12.10      Publicity and Confidentiality.

(a)            [Reserved].

(b)           Each of the Agents, the Account Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, including any numbering, administration or settlement service providers who need to know such information in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, provided that the Lenders, as applicable, shall be responsible for such Persons’ compliance with this Section 12.10(b)), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners) having jurisdiction, as applicable, over the Administrative Agent or the Lenders (in which case such Persons agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by Applicable Law, to inform you promptly thereof prior to disclosure and to use commercially reasonable efforts to ensure that any such information disclosed is accorded confidential treatment), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar compulsory legal process (in which case such Persons agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by Applicable Law, to inform you promptly thereof prior to disclosure and to use commercially reasonable efforts to ensure that any such information disclosed is accorded confidential treatment), (d) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 12.10(b), to any current and prospective investors in any Lender, financing sources of any Lender or any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Transaction Documents (in each case, other than any Competitor), (f) with the consent of the Borrower, (g) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto in violation of any confidentiality obligations owing to any Loan Party (including those set forth in this paragraph), and (h) to any other party to this Agreement. For the purposes of this Section, “Information” shall mean all information received by the Administrative Agent or a Lender, as applicable, from or on behalf of any Loan Party, InfraCo and related to the Loan Parties, the InfraCos or their respective business. Each of the Lenders agrees to be fully responsible for any breach of this Section 12.10(b) by any officer, director, employee or agent, including accountants, legal counsel and other advisors, of it or its Affiliates that has not entered into a separate written confidentiality agreement with the Borrower in form and substance satisfactory to the Borrower and having substantially the same requirements as this Section 12.10(b). For the avoidance of doubt, in no event shall any disclosure of such Information be made to any Competitor known to the applicable Lender, as applicable. For the avoidance of doubt, nothing in this Section 12.10 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 12.10 shall be prohibited by the Applicable Laws or regulations applicable to such Regulatory Authority.

12.11     Cooperation. In any litigation, arbitration or other dispute resolution proceeding relating to any Transaction Document, each Loan Party waives any and all defenses, objections and counterclaims (other than mandatory or compulsory counterclaims) it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of such Loan Party for purposes of all Applicable Law regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise) and (ii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Administrative Agent or any Lender, all Persons, documents (whether in tangible, electronic or other form) and other things under its control and relating to the dispute.

12.12    Certain Determinations. Where in any Transaction Document any Agent is referred to as acting “reasonably” or “in its reasonable discretion” or as coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), this shall mean that such Agent shall be acting or coming to an opinion or determination at the direction of the Requisite Lenders (or such greater number of Lenders as may be specified herein or in any Transaction Document) acting reasonably or in their reasonable discretion and such Agent shall be under no obligation to determine the reasonableness of such instructions or whether in giving such instructions the Requisite Lenders (or such greater number of Lenders, as applicable) are acting reasonably or in their reasonable discretion.

12.13    DIP Financing. Notwithstanding anything to the contrary contained in any of the Transaction Documents, to the extent any assets of Holdings, the Borrower or any of its Subsidiaries constitutes or constitutes “collateral” under any “debtor in possession” facility or similar financing under section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), none of the Loan Parties shall obtain any such DIP Financing (and none of the Obligations hereunder may be subordinated or made pari passu in right of payment to any such DIP Financing, and none of the Liens granted hereunder or under the Transaction Documents on any of the Collateral may be subordinated or made pari passu to the Liens securing the obligations under any such DIP Financing on any of the Collateral, as the case may be), unless (i) the written consent of each Lender has been obtained to so subordinate or make pari passu the Obligations hereunder in right of payment or the Liens granted hereunder or under any of the other Transaction Documents on any of the Collateral in right of security to such DIP Financing or (ii) each Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Loans and Commitments of any such Lender in relation to all Commitments of all Lenders hereunder together with any Commitments (under and as defined in the Existing Debt Documents) and all outstanding Loans of Lenders hereunder together with all outstanding Term Loans (under and as defined in the Existing Debt Documents) of any such DIP Financing on the same terms (including, without limitation, with respect to granting adequate protection including in respect of additional or replacement Liens on any property or assets, any sale, lease or use of cash or other collateral under section 363 or 364 of the Bankruptcy Code, any superpriority administrative claims, any backstop or similar fees, any original issue discount, any credit bid rights, any “roll-up rights” with respect to prepetition Indebtedness and any other fees), pursuant to a written offer made to each such Lender describing the material terms of the DIP Financing).

XIII.	AGENT PROVISIONS; SETTLEMENT

13.1        Administrative Agent.

(a)            Appointment. Each Lender (and, if applicable, each other Secured Party) hereby designates and appoints Alter Domus (US) LLC as the Administrative Agent under this Agreement and the other Transaction Documents, and each Lender (and, if applicable, each other Secured Party) hereby irrevocably authorizes Alter Domus (US) LLC, as Administrative Agent for such Lender (and, if applicable, each other Secured Party), to execute and deliver each Transaction Document to which the Administrative Agent is a party and, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent agrees to act as such on the conditions contained in this Article XIII. The provisions of this Article XIII are solely for the benefit of Administrative Agent and Lenders, and no Loan Party shall have rights as third-party beneficiaries of any of the provisions of this Article XIII. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor Administrative Agent to the Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(b)           Nature of Duties. In performing its functions and duties under this Agreement, the Administrative Agent is acting solely on behalf of Lenders (and, if applicable, each other Secured Party), and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for any Secured Party or any Loan Party. The Administrative Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The Administrative Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender or other Secured Party.

Each Lender acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(c)           Rights, Exculpation, Etc. Neither the Administrative Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys, agents or Affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Transaction Documents, or in connection herewith or therewith; provided, that the foregoing shall not prevent the Administrative Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable decision. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). The Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (i) any recitals, statements, representations or warranties made by any Loan Party herein, or in any other Transaction Document, (ii) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party, (iii) the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Transaction Documents, (iv) the financial condition of any Loan Party, (v) the existence or possible existence of any Default or Event of Default, or Warm Back-Up Management Trigger Event or Hot Back-Up Management Trigger Event (as defined in the Back-Up Management Agreement) (vi) the creation, validity, priority or perfection of any Lien securing or purporting to secure the Obligations or the existence, value or sufficiency of any of the Collateral or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Transaction Document. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders (or such other number of Lenders as may be expressly required hereby) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a direction, request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such direction, request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without limiting the foregoing, no Lender or Loan Party shall have any right of action whatsoever against Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, the Administrative Agent shall have no obligation to take any action if it, in the opinion of the Administrative Agent or its counsel, is contrary to any Transaction Document, or applicable Law, or if it believes that such action exposes Administrative Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys, agents or Affiliates to any personal liability unless Administrative Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

The Administrative Agent shall not have any liability for any failure, inability or unwillingness on the part of any party to provide accurate and complete information on a timely basis to the Administrative Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or any other Transaction Document, and shall have no liability for any inaccuracy or error in the performance or observance on the Administrative Agent’s part of any of its duties hereunder or under any other Transaction Document that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

The Administrative Agent shall not be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Administrative Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any Applicable Laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Administrative Agent’s control whether or not of the same class or kind as specified above.

The Administrative Agent shall not be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Transaction Documents or in any of the Financial Statements of the Loan Parties.

Nothing in this Agreement or any other Transaction Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Transaction Documents.

The Administrative Agent shall have no obligation or liability for (a) perfecting, maintaining, monitoring, preserving or protecting the Security Interest or Lien granted under this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral or (d) obtaining, monitoring or continuing any flood hazard determinations or flood insurance policies or for determining whether any flood hazard determinations or flood insurance policies are or should be obtained in respect of the Collateral, and each Lender shall be solely responsible for determining whether it requires that any flood hazard determinations or flood insurance policies be obtained in respect of the Collateral and that it will not rely on the Administrative Agent to make such determination or to see that any such flood hazard determinations or flood insurance policies are in fact obtained.

The Administrative Agent shall not be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

The Administrative Agent shall neither be responsible for, nor chargeable with, knowledge or deemed knowledge of the terms and conditions of any other agreement, instrument, or document other than such Transaction Documents to which it is directly a party, whether or not an original or a copy of such agreement has been provided to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, Administrative Agent shall not have any liability with respect to or arising out of any assignment or participation of Term Loans or Commitments, or disclosure of confidential information, to any Competitors.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, or Warm Back-Up Management Trigger Event or Hot Back-Up Management Trigger Event (as defined in the Back-Up Management Agreement), or Manager Termination Event (as defined in the Management Agreement), unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default” or such Warm Back-Up Management Trigger Event or Hot Back-Up Management Trigger Event and referring to a “notice of back-up management trigger event”, or such Manager Termination Event and referring to a “notice of manager termination event”.

The Administrative Agent shall not be required to provide any direction or instruction under any Account Control Agreement or securities account control agreement.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender.

For purposes of clarity, and without limiting any rights, protections, immunities or indemnities afforded to the Administrative Agent hereunder (including without limitation this Article XIII), phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to such Agent receiving written direction from the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents) to take such action or to exercise such rights. Nothing contained in this Agreement shall require the Administrative Agent to exercise any discretionary acts and any permissive grant of power to the Administrative Agent shall not be construed to be a duty to act. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the Administrative Agent or the Collateral Agent shall not make any direction, provide any consent hereunder or consent to any request of the Borrower or the Collateral Agent (in the case of the Administrative Agent) unless directed in writing by the Requisite Lenders; provided however that, for the avoidance of doubt, any directions or consents that affect the individual rights, duties, obligations, protections, immunities or indemnities of the Administrative Agent in its capacity as such or the entity serving as Administrative Agent may be made without the direction of the Requisite Lenders.

The Administrative Agent shall not be required to take any action under this Agreement, the other Transaction Document or any related document if taking such action (A) would subject the Administrative Agent to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

For the avoidance of doubt, notwithstanding anything to the contrary, the Administrative Agent shall have no liability or obligation with respect to the applicability (or otherwise) of any risk retention rules.

For the avoidance of doubt, the Administrative Agent’s rights, protections, indemnities and immunities provided herein shall apply to the Administrative Agent for any actions taken or omitted to be taken under this Agreement or any other Transaction Documents and any other related agreements in any of its capacities and shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Transaction Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such other Transaction Document.

(d)           Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents. The Administrative Agent may consult with legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)           Indemnification. Each Lender, severally and not (i) jointly, or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Administrative Agent and its Agent Related Parties (to the extent not reimbursed by the Loan Parties, regardless of any caps or other limitations set forth in Section 2.9(a)), ratably according to their respective Ratable Shares (as defined below) in effect on the date on which indemnification is sought under this clause (e) (or, if indemnification is sought after the date upon which the Term Loans shall have been paid in full and the Commitments have been terminated, ratably in accordance with their Ratable Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Transaction Documents or any action taken or omitted by Administrative Agent under this Agreement or any of the other Transaction Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, provided, however, that no action taken in furtherance of the directions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Transaction Documents) shall be deemed to constitute gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and its Agent Related Parties upon demand for its Ratable Share on the date on which reimbursement is sought (or, if reimbursement is sought after the date upon which the Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with their respective Ratable Shares in effect immediately prior to such date) of any documented out-of-pocket costs or expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein. The obligations of the Lenders hereunder shall not diminish the obligations of the Borrower to indemnify and reimburse the Administrative Agent for such amounts. For purposes hereof, a Lender’s “Ratable Share” shall mean a fraction, the numerator of which is the sum of (x) the aggregate unused Commitments of such Lender at such time and (y) aggregate outstanding principal amount of the Term Loans of such Lender at such time, and the denominator of which is the sum of the (x) the aggregate outstanding unused Commitments of all Lenders at such time and (y) the aggregate outstanding principal amount of the Term Loans held by all Lenders at such time. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document against any amount due to the Administrative Agent and its Agent Related Parties under this Section 13.1(e). The obligations of Lenders under this Article XIII shall survive the payment in full of the Obligations, the resignation or removal of the Administrative Agent and the termination of this Agreement.

(f)             Administrative Agent in its Individual Capacity. With respect to the Term Loans made by it, if any, Alter Domus (US) LLC and its successors as Administrative Agent shall have, and may exercise, the same rights and powers under the Transaction Documents, and is subject to the same obligations and liabilities, as and to the extent set forth in the Transaction Documents, as any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall include, if applicable, Administrative Agent in its individual capacity as a Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of lending, banking, trust, financial advisory or other business with, the Borrower or any Subsidiary or Affiliate of Borrower as if it were not acting as the Administrative Agent pursuant hereto.

(g)           Successor Administrative Agent.

(i)              Resignation. The Administrative Agent may resign as Administrative Agent at any time by giving at least thirty (30) calendar days’ prior written notice to the Borrower and the Lenders.

(ii)              Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, the Requisite Lenders shall appoint a successor Administrative Agent. If a successor Administrative Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (i) above, the retiring Administrative Agent, may (but shall not be obligated to), on behalf of the Lenders, appoint, or petition a court of competent jurisdiction to appoint, a successor Administrative Agent who shall serve as Administrative Agent until such time as the Requisite Lenders appoint a successor Administrative Agent as provided above. So long as no Event of Default has occurred and is continuing, any appointment of a successor Administrative Agent shall require the consent of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). If no successor Administrative Agent has accepted appointment as the Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) the Requisite Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

(iii)            Successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent under the Transaction Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and, upon the earlier of such acceptance or the Closing Date of the retiring Administrative Agent’s resignation, the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents; provided, that any indemnity and expense rights or other rights in favor of such retiring Administrative Agent shall continue after and survive such resignation and succession. After any retiring Administrative Agent’s resignation as Administrative Agent under the Transaction Documents, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Transaction Documents.

(h)           Delegation of Duties. The Administrative Agent may perform any of its duties and exercise any of its rights and powers under this Agreement or any other Transaction Document by or through one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The exculpatory provisions of this Article XIII shall apply to any such agent, sub-agent, custodian, designee or attorney-in-fact and to the Related Parties of the Administrative Agent and any such agent, sub-agent, custodian, designee or attorney-in-fact. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any of its duties and exercise any its rights and powers by or through their respective Related Parties, and the Administrative Agent shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent or attorney-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent or attorney-in-fact.

13.2        [Reserved].

13.3        Set-off and Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain, on account of any Term Loan held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Term Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loan pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in this Section 13.3 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.3), with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Each Lender that purchases a participation pursuant to this Section 13.3 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

13.4       Disbursement of Funds. The Administrative Agent may, but shall not be obligated to, on behalf of the Lenders, disburse funds to the Borrower for the Term Loans. Each Lender shall reimburse the Administrative Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by the Administrative Agent, or if the Administrative Agent so requests, each Lender shall remit to Administrative Agent its Pro Rata Share of any Term Loan before the Administrative Agent disburses such Term Loan to or on account of the Borrower. If the Administrative Agent shall have disbursed funds to the Borrower on behalf of any Lender and such Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall as promptly as reasonably possible, but in no event less than one (1) Business Day after such notice, repay such amount to the Administrative Agent. Any repayment by the Borrower required pursuant to this Section 13.4 shall be without prepayment fee, premium or penalty. Nothing in this Section 13.4 or elsewhere in this Agreement or the other Transaction Documents, including, without limitation, the provisions of Section 13.5, shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

13.5       Availability of Lenders’ Pro Rata Share; Return of Payments.

(a)            Availability of Lenders’ Pro Rata Share.

(i)               Unless the Administrative Agent has been notified by a Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of a Term Loan, the Administrative Agent may assume that such Lender (without obligating the Administrative Agent to provide any funds to the Borrower) will make such amount available to the Administrative Agent on the proposed funding date; provided, however, that nothing contained in this Agreement shall obligate a Lender to make a Term Loan at any time any Default or Event of Default exists. If such amount is not, in fact, made available to the Administrative Agent by such Lender and the Administrative Agent makes available any such amount to the Borrower (it being understood the Administrative Agent shall have no obligation to do so) when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

(ii)              Nothing contained in this Section 13.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights the Administrative Agent or the Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

(b)            Return of Payments.

(i)               If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from any Loan Party and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(ii)              If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower, any other Loan Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower, such other Loan Party or such other Person, without set-off, counterclaim or deduction of any kind.

13.6       Dissemination of Information. Promptly following its receipt thereof, the Administrative Agent will make available (upon request by the Lenders) to each Lender, unless previously provided by the Borrower or any other Loan Party to such Lender, copies of all notices, schedules, reports, projections, Financial Statements, agreements and other material and information provided to the Administrative Agent for distribution to the Lenders, including, without limitation, financial and reporting information received by the Administrative Agent (in its capacity as such) from the Borrower, any other Loan Party or a third party (and excluding only internal information generated by Alter Domus (US) LLC for its own use as a Lender or as the Administrative Agent and any attorney-client privileged communications or work product), as provided for in this Agreement and the other Transaction Documents as received by the Administrative Agent. The Administrative Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 13.6.

13.7       Defaulting Lender.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)              Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Requisite Lenders” and as set forth in Section 10.4.

(ii)              Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3 shall be applied as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Borrower (and notified in writing to the Administrative Agent ), to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section IV were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to sub-section (b) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            No Defaulting Lender shall be entitled to receive any fee described in Section 3.3(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent (acting at the direction of the Requisite Lenders) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein, that the Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent (acting at the direction of the Requisite Lenders) may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to clause (a)(ii), whereupon such Lender will cease to be a Defaulting Lender); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to the Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

13.8          Taxes.

(a)           Subject to clause (g) and (i) below, any and all payments by or on account of any obligations of the Borrower or any other Loan Party to each Lender or the Agent under this Agreement or any other Transaction Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings (including backup withholding), assessments, fees, or other charges and all liabilities with respect thereto (including penalties, interest and additions to tax), imposed by any Governmental Authority, except as required by Applicable Law, excluding, in the case of each Lender and the Administrative Agent, such taxes as (v) are imposed on or measured by net income (however denominated), (w) are franchise taxes or (x) are branch profits taxes, in each case, of such Lender or the Administrative Agent, respectively, that (i) are imposed as a result of such Lender or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such tax (or any political subdivision thereof), (ii) are Other Connection Taxes, (y) are attributable to such Lender or Administrative Agent’s failure to comply with Sections 13.8 (f), (h), (i) or (n) and (z) are imposed pursuant to FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”).

(b)           In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any present or future stamp, court, documentary, intangible, recording or filing taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, performance, delivery or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.2(g)) (hereinafter referred to as “Other Taxes”).

(c)           Subject to clause (g) and (i) below, each Loan Party shall jointly and severally indemnify and hold harmless each Lender and the Administrative Agent for the full amount of any and all Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.8) paid or payable by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payments under this indemnification shall be made within ten (10) days from the date any Lender or the Administrative Agent makes written demand therefor.

(d)           If any Loan Party or the Administrative Agent shall be required by Applicable Law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable by any Loan Party to any Lender or the Administrative Agent under this Agreement or any other Transaction Document, then, subject to clause (g) and (i) below:

(i)              the sum payable by such Loan Party shall be increased to the extent necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 13.8), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding been made;

(ii)             such Loan Party or the Administrative Agent shall make such deductions, as applicable; and

(iii)            such Loan Party or the Administrative Agent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(e)           Within thirty (30) days after the date of any payment by any Loan Party of Taxes or Other Taxes to a Governmental Authority pursuant to this Section, such Loan Party shall furnish to the Administrative Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Administrative Agent.

(f)            Each Lender that is not a U.S. Lender (as defined below), or that is otherwise a “foreign person” within the meaning of Treasury Regulation Section 1.1441-1(c) (a “Non-U.S. Lender”), shall deliver to the Borrower and the Administrative Agent two (2) copies of an applicable U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, Form W-8IMY or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S Lender claiming exemption from the United States federal withholding tax on payments by the Borrower under this Agreement and the other Transaction Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. In addition to providing and properly completing and duly executing an applicable U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), if such Non-U.S. Lender is claiming an exemption from withholding of the United States federal income tax under section 871(h) or 881(c) of the Code, such Lender shall provide Borrower and Administrative Agent with a certificate substantially in the form of Exhibit K-1 to the effect that (A) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) it is not a “10-percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Code, and (C) it is not a controlled foreign corporation receiving interest from a related Person within the meaning of section 881(c)(3)(C) of the Code. To the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent (and each Participant (as described below) shall promptly notify the Lender from which the related participation shall have been purchased) at any time it determines that it is no longer in a position to provide any previously delivered form or certificate (or any other form of certification adopted by the U.S. taxing authorities for such purpose). On or before the date on which a U.S. Lender (described below) becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (i) a properly prepared and duly executed U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, certifying that such Lender is exempt from the United States federal backup withholding tax, and (ii) such other reasonable documentation as will enable the Borrower and/or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Person that shall become a Participant pursuant to Section 12.2 shall, on or before the date of the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this clause (f) and clauses (h) and (i) below, and shall, if required, make the certifications set forth above in sub-clauses (A) through (C) of this Section 13.8(f); provided, that the obligations of such Participant, pursuant to this clause (f) and clauses (h) and (i) below, shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased. Notwithstanding any other provision of this section, a Lender or Participant shall not be required to deliver any form or certificate pursuant to this clause (f) that such Lender or Participant is not legally able or eligible to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           No Loan Party will be required to pay any additional amounts pursuant to clause (d) above to any Lender to indemnify any Lender pursuant to clause (c) above to the extent that the obligation to pay such additional amounts or to make such indemnity payments would not have arisen but for a failure by the relevant Lender to comply with its obligations under Section 13.8(f) and Section 13.8(i) for any reason. In addition, no Loan Party will be required to pay any additional amounts in respect of the United States federal withholding tax pursuant to clause (d) above to any Lender or to indemnify any Lender pursuant to clause (c) above in respect of any United States federal withholding tax to the extent that, with respect to a Lender, the obligation to withhold amounts with respect to the United States federal tax existed on the date such Lender acquires its interest in a Term Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 12.2(g)) or, with respect to payments to a Lending Office newly designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to the applicable Term Loan; provided, however, that this sentence shall not apply to the extent the additional amounts any Lender, or Lender through a New Lending Office, would be entitled to receive (without regard to this sentence) do not exceed the additional amounts that the Lender making the transfer, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation.

(h)            Each Non-U.S. Lender agrees to provide the Borrower and the Administrative Agent, upon the reasonable request of the Borrower, such other forms or documents as may be reasonably required under Applicable Law in order to establish an exemption from or eligibility for a reduction in the rate or Imposition of Taxes or Other Taxes with respect to payments under this Agreement or any other Transaction Document; provided, that notwithstanding anything to the contrary herein, the provision of such forms or documents shall not be required if in the Non-U.S. Lender’s reasonable judgment such provision would subject such Non-U.S. Lender to any material unreimbursed cost of expense or would materially prejudice the legal or commercial position of such Non-U.S. Lender.

(i)             If a payment to be made to a Lender under any Transaction Document would be subject to the U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Account Bank, and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Account Bank or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Account Bank or the Administrative Agent as may be necessary for the Borrower, the Account Bank and the Administrative Agent to comply with their respective obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount of Tax (if any) to deduct and withhold from such payment. Solely for purposes of this Section 13.8(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Upon request from the Account Bank, the Borrower will provide such additional information that it may have to assist the Account Bank in making any withholdings or informational reports. For avoidance of doubt, no Loan Party will be required to pay any additional amounts pursuant to clause (d) above to any Lender or to indemnify any Lender pursuant to clause (c) above for any U.S. federal withholding Taxes imposed under FATCA.

(j)             Notwithstanding anything herein to the contrary, if the Administrative Agent is required by Applicable Law to deduct or withhold any Taxes or Other Taxes or any other taxes from or in respect of any sum payable to any Lender by any Loan Party or the Administrative Agent, the Administrative Agent shall not be required to make any gross-up payment to or in respect of such Lender, except to the extent that a corresponding gross-up payment is actually received by the Administrative Agent from such Loan Party, as applicable.

(k)            Any Lender claiming reimbursement or compensation pursuant to this Section 13.8 shall deliver to the Loan Parties (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive in the absence of manifest error.

(l)             The agreements and obligations of each party in this Section 13.8 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the repayment of all obligations under any Transaction Document and the payment of all other Obligations.

(m)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.8 (including by the payment of additional amounts pursuant to this Section 13.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (m) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (m), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (m) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (m) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(n)            If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower, on or before the date the Administrative Agent (or any successor thereto) becomes a party to this Credit Agreement, properly completed and executed copies of IRS Form W-9 (or any successor form) certifying that it is exempt from U.S. federal backup withholding tax. If the Administrative Agent is not a U.S. Person, it shall deliver to Borrower, on or before the date the Administrative Agent (or any successor thereto) becomes a party to this Credit Agreement, (A) with respect to payments received on its own behalf, properly completed and executed copies of IRS Form W-8ECI or IRS Form W-8BEN-E (or any successor forms), as applicable, establishing that it is exempt from U.S. federal withholding tax on such payments and (B) with respect to payments received on account of any Lender, properly completed and executed copies of IRS Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (1) a “qualified intermediary” which has assumed primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility, or (2) a U.S. branch providing such form as evidence of its agreement with the Borrower to be treated as a “U.S. person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations) and that the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States. At any time thereafter, the Administrative Agent shall update the documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid, or otherwise upon the reasonable request of the Borrower.

13.9       Patriot Act and other KYC Requirements. Each Lender that is subject to the requirements of the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Administrative Agent and each Lender to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

13.10     [Reserved]

13.11     Authorization to File Proof of Claim. In case of the pendency of any bankruptcy, insolvency or other similar proceeding with respect to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable or whether the Administrative Agent shall have made any demand therefor) shall be entitled (i) to file and prove a claim in such proceeding for the full amount of the principal and interest in respect of the Term Loans and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for reimbursement under Sections 12.4 and 12.7) allowed in such proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any trustee, liquidator or another similar official in any such proceedings is hereby authorized by each Lender to make such payments to the Administrative Agent for the account of such Lender. Nothing contained herein shall be deemed to authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of any Loan Party hereunder or the rights of any Lender, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

13.12     Withholding Tax. To the extent required by any Applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall indemnify and hold harmless the Administrative Agent, within ten (10) days after demand thereof, for (i) any Taxes attributable to such Lender that are Other Taxes or Taxes that are imposed on or with respect to any payments made by or on account of any obligations of Borrower or any other Loan Party under this Agreement or any other Transaction Document (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties for such Taxes pursuant to Section 13.8 and without limiting or expanding any obligation of the Loan Parties to do so pursuant to Section 13.8), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(d) relating to the maintenance of a Participant Register, and (iii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, together with all reasonable expenses, incurred in connection therewith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 13.12. The agreements in this Section 13.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, any assignment of rights by a Loan Party, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Transaction Document.

13.13     [Reserved]

13.14     Erroneous Payments.

(a)           Each Lender, Secured Party and any other Person who has received funds on behalf of a Lender or Secured Party, or (any such Lender, Secured Party or other recipient, and each of their respective successors and assigns, a “Payment Recipient”) hereby agrees that if the Administrative Agent (x) notifies such Payment Recipient that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 13.14 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting the immediately preceding clause (a), each Payment Recipient hereby further agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)               it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)              such Lender or Secured Party shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge or deemed knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 13.14(b) and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 13.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 13.14(a) or on whether or not an Erroneous Payment has been made.

(c)           Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Transaction Document or from any other source against any amount that the Administrative Agent demanded to be returned under the immediately preceding clause (a).

(d)           The Borrower and each other Loan Party hereby agrees that (x) in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Administrative Agent’s rights and remedies under this Section 13.14), the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 13.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Transaction Document), the Borrower for the purpose of making a payment on the Obligations.

(e)           To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f)            Each party’s obligations, agreements and waivers under this Section 13.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

XIV.	COLLATERAL AGENT

14.1       Appointment. Each Lender (and, if applicable, each other Secured Party) hereby designates and appoints Citibank, N.A. as the Collateral Agent under this Agreement and the other Transaction Documents, and each Lender (and, if applicable, each other Secured Party) hereby irrevocably authorizes Citibank, N.A., as Collateral Agent for such Secured Party, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are delegated to the Collateral Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the conditions contained in this Article XIV. The provisions of this Article XIV are solely for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, and no Loan Party shall have rights as third-party beneficiaries of any of the provisions of this Article XIV. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Transaction Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Collateral Agent shall act as the “collateral agent” under the Transaction Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 14.8 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Transaction Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article XIV, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents as if set forth in full herein with respect thereto, and all references to Collateral Agent in this Article XIV shall, where applicable, be read as including a reference to the Collateral Agent acting as collateral agent.

Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor Collateral Agent to the Collateral Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

14.2       Nature of Duties. In performing its functions and duties under this Agreement, and each other Transaction Document, the Collateral Agent is acting solely on behalf of the Secured Parties, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for the Secured Parties or any Loan Party. The Collateral Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender.

Each Lender acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender as to any matter, including whether the Collateral Agent has disclosed material information in their possession. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.

14.3       Rights, Exculpation, Etc. Neither the Collateral Agent nor any of its officers, directors, managers, members, equity owners, employees, Affiliates, designees, attorneys or agents shall be liable for any action taken or omitted by them hereunder or under any of the other Transaction Documents, or in connection herewith or therewith; provided, that the foregoing shall not prevent the Collateral Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). Neither the Collateral Agent or, in the case of the following clause (vi), its designee, shall be responsible for, or have any duty to ascertain or inquire into, (i) any recitals, statements, representations or warranties made by any Loan Party herein or in any other Transaction Documents, (ii) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party, (iii) the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Transaction Documents, (iv) the financial condition of any Loan Party, (v) the existence or possible existence of any Default or Event of Default, (vi) the creation, validity, priority or perfection of any Lien securing or purporting to secure the Obligations or the existence, value or sufficiency of any of the Collateral or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders (or such other number of Lenders as may be expressly required hereby) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without limiting the foregoing, no Lender or Loan Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Requisite Lenders or applicable percentage of the Lenders and, notwithstanding the instructions of the Administrative Agent or the Lenders, the Collateral Agent shall have no obligation to take any action if it, in the opinion of the Collateral Agent or its counsel, is contrary to any Transaction Document, or applicable Law, or if it believes that such action exposes the Collateral Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless the Collateral Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

The Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Collateral Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law. Any permissive right of the Collateral Agent contained in this Agreement and any other Transaction Document shall not be construed as a duty. No implied covenants or obligations shall be read into this Agreement or any other Transaction Document against the Collateral Agent.

The Collateral Agent shall not be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Collateral Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any Applicable Laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Collateral Agent’s control whether or not of the same class or kind as specified above.

The Collateral Agent shall not be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Transaction Documents or in any of the Financial Statements of the Loan Parties.

Nothing in this Agreement or any other Transaction Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Transaction Documents.

The Collateral Agent shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the Security Interest or Lien granted under this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral; (d) the maintenance of any insurance; (e) confirming or verifying the truth, accuracy or contents of any reports, resolutions, certificates, statements, instruments, opinions, notices, requests, consents, orders, approvals or other documentation of the Borrower or the Lenders, delivered to the Administrative Agent or the Collateral Agent, as applicable, pursuant to this Agreement reasonably believed by the Administrative Agent or the Collateral Agent, as applicable, to be genuine, absent manifest error, and to have been signed or presented by the proper party or parties (provided, however, the Administrative Agent or the Collateral Agent, as applicable, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Administrative Agent or the Collateral Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower personally or by agent or attorney); or (f) seeing to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral other than from funds available in the Collection Account.

The Collateral Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Collateral Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans or Commitments, or disclosure of confidential information, to any Competitors.

The Collateral Agent shall not be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

The Collateral Agent shall neither be responsible for, nor chargeable with, knowledge or deemed knowledge of the terms and conditions of any other agreement, instrument, or document other than such Transaction Documents to which it is directly a party, whether or not an original or a copy of such agreement has been provided to the Collateral Agent.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless the Collateral Agent shall have received written notice from a Lender, the Administrative Agent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the absence of such written notice, each of the Administrative Agent and the Collateral Agent may conclusively assume that no event, or Event of Default shall have occurred and have no duty to otherwise determine whether such event, or Event of Default shall have occurred.

The Collateral Agent shall not be required to provide any direction or instruction under any Account Control Agreement or securities account control agreement to which it is a party unless the Collateral Agent has received a direction from the Administrative Agent or the Requisite Lenders directing it to provide such direction or instruction.

The Collateral Agent is hereby directed to execute and deliver any Transaction Document to which it is a party.

The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent, as applicable, may agree in writing with the Borrower.

Every provision in this Agreement that in any way relates to the Collateral Agent is subject to this Article XIV. For the avoidance of doubt, the Collateral Agent’s rights, protections, indemnities and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under this Agreement or any other Transaction Documents and any other related agreements in any of its capacities and shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Transaction Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such other Transaction Document.

14.4       Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents. The Collateral Agent may consult with legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Collateral Agent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.5       Indemnification. Each Lender, severally and not (i) jointly, or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless the Collateral Agent and its Agent Related Parties (to the extent not reimbursed by the Loan Parties), ratably according to their respective Ratable Shares (as defined below) in effect on the date on which indemnification is sought under this clause (e) (or, if indemnification is sought after the date upon which the Term Loans shall have been paid in full and the Commitments have been terminated, ratably in accordance with their Ratable Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Collateral Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Transaction Documents or any action taken or omitted by Collateral Agent under this Agreement or any of the other Transaction Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, provided, however, that no action taken in furtherance of the directions of the Administrative Agent or the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Transaction Documents) shall be deemed to constitute gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent and its Agent Related Parties upon demand for its Ratable Share on the date on which reimbursement is sought (or, if reimbursement is sought after the date upon which the Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with their respective Ratable Shares in effect immediately prior to such date) of any documented out-of-pocket costs or expenses incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein. The obligations of the Lenders hereunder shall not diminish the obligations of the Borrower to indemnify and reimburse the Collateral Agent for such amounts. For purposes hereof, a Lender’s “Ratable Share” shall mean a fraction, the numerator of which is the sum of (x) the aggregate unused Commitments of such Lender at such time and (y) aggregate outstanding principal amount of the Term Loans of such Lender at such time, and the denominator of which is the sum of the (x) the aggregate outstanding unused Commitments of all Lenders at such time and (y) the aggregate outstanding principal amount of the Term Loans held by all Lenders at such time. Each Lender hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document against any amount due to the Collateral Agent and its Agent Related Parties under this Section 14.5. The obligations of Lenders under this Article XIV shall survive the payment in full of the Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement.

14.6       Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of lending, banking, trust, financial advisory or other business with, Borrower or any Subsidiary or Affiliate of Borrower as if it were not acting as Collateral Agent pursuant hereto.

14.7       Successor Collateral Agent.

(i)               Resignation. The Collateral Agent may resign as Collateral Agent at any time by giving at least thirty (30) calendar days’ prior written notice to the Borrower, the Administrative Agent and the Lenders.

(ii)              Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, the Requisite Lenders shall appoint a successor Collateral Agent. If a successor Collateral Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (i) above, the retiring Collateral Agent, may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Collateral Agent who shall serve as the Collateral Agent until such time as Requisite Lenders appoint a successor Collateral Agent as provided above. So long as no Event of Default has occurred and is continuing, any appointment of a successor Collateral Agent shall require the consent of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). If no successor Collateral Agent has accepted appointment as the Collateral Agent by the date thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and (i) the retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) the Requisite Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Collateral Agent as provided for above.

(iii)            Successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent under the Transaction Documents by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and, upon the earlier of such acceptance or the Closing Date of the retiring Collateral Agent’s resignation, the retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Documents; provided, that any indemnity and expense rights or other rights in favor of such retiring Collateral Agent shall continue after and survive such resignation and succession. After any retiring Collateral Agent’s resignation as Collateral Agent under the Transaction Documents, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents.

14.8          Collateral Matters.

(i)               Collateral. Each Lender agrees that any action taken by the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Transaction Documents relating to the Collateral, and the exercise by the Collateral Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority (without obligation) to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Transaction Documents in connection with the Collateral; (ii) execute and deliver each Transaction Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any other Loan Party; (iii) manage, supervise and otherwise deal with the Collateral; (iv) take such action as is necessary or desirable to maintain the perfection and priority of the Security Interests and Liens created or purported to be created by the Transaction Documents relating to the Collateral; and (v) except as may be otherwise specifically restricted by the terms hereof or of any other Transaction Document, exercise all right and remedies given to such Collateral Agent and Lenders with respect to the Collateral under the Transaction Documents relating thereto, Applicable Law or otherwise, provided, in each case, the Requisite Lenders shall have the right to direct the Collateral Agent with respect to any remedies under the Transaction Documents.

(ii)             Release of Collateral. Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent, for the benefit the of Lenders, upon any Collateral covered by the Transaction Documents (A) upon termination of this Agreement in writing, cancellation of any remaining Commitments and the payment and satisfaction in full in cash of all Obligations (other than indemnity obligations under the Transaction Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) or (B) in accordance with Section 2.13.

(iii)            Absence of Duty. Neither the Collateral Agent nor the Administrative Agent shall have any obligation whatsoever to any Lender or any other Person to assure that the Collateral covered by this Agreement or the other Transaction Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent, on behalf of the Lenders, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent or the Administrative Agent in this Section 14.8 or in any of the Transaction Documents.

(iv)             Agency for Perfection. Each Lender hereby appoints Collateral Agent as agent for the purpose of perfecting Lenders’ Security Interest in the Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall hold such Collateral for purposes of perfecting a Security Interest therein for the benefit of the Secured Parties, notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, deliver such Collateral to the Collateral Agent, or otherwise act in respect thereof in accordance with Collateral Agent’s instructions.

(v)              Exercise of Remedies. Except as set forth in Section 14.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Transaction Document or to realize upon any Collateral security for the Term Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent in accordance with the terms of the Transaction Documents.

14.9        Account Bank as Securities Intermediary and Control of Accounts.

(a)       The Account Bank or other Person holding any Trust Accounts shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trust Account is not the Account Bank, the Borrower shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 14.9.

(b)       The Securities Intermediary agrees that:

(i) the Trust Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) shall or may be credited;

(ii) the Trust Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any Financial Asset credited to any Trust Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Master Issuer;

(iv) all property delivered to the Securities Intermediary pursuant to this Agreement shall be promptly credited to the appropriate Trust Account;

(v) each item of property (whether Investment Property, security, instrument or cash) credited to a Trust Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Collateral Agent (including those directing transfer or redemption of any Financial Asset) relating to the Trust Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Borrower, any other Loan Party, or any other Person;

(vii) the Trust Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trust Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York; For purposes of the Hague Securities Convention, the local law of the jurisdiction of the Account Bank as Securities Intermediary is the law of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Agreement, shall not enter into, any agreement with any other Person relating to the Trust Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement shall not enter into, any agreement with the Borrower purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 14.9(b)(vi); and

(ix) except for the claims and interest of the Account Bank, the Administrative Agent, the Collateral Agent, the other Secured Parties, the Borrower and the other Loan Parties in the Trust Accounts, neither the Securities Intermediary nor, in the case of the Account Bank, any Responsible Officer knows of any claim to, or interest, in the Trust Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Account Bank, a Responsible Officer has actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trust Account or in any Financial Asset carried therein, the Securities Intermediary shall promptly notify the Account Bank, the Manager, the Administrative Agent (who shall promptly notify the Lenders), the Collateral Agent, the Back-Up Manager and the Borrower thereof.

(c) The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all Proceeds thereof, and (acting at the direction of the Requisite Lenders) shall be the only Person authorized to originate entitlement orders in respect of the Trust Accounts.

14.10     Delegation of Duties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers under this Agreement or any other Transaction Document by or through one or more sub-agents or attorneys-in-fact appointed by the Collateral Agent. The Collateral exculpatory provisions of this Article XIV shall apply to any such agent, sub-agent, custodian, designee or attorney-in-fact and to the Related Parties of the Collateral Agent and any such agent, sub-agent, custodian, designee or attorney-in-fact. The Collateral Agent and any such sub-agent or attorney-in-fact may perform any of its duties and exercise any its rights and powers by or through their respective Related Parties, and the Collateral Agent shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent or attorney-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent or attorney-in-fact.

14.11     Requisite Lenders. Unless this Agreement expressly provides otherwise or authorizes the Collateral Agent to act without further instruction from the Requisite Lenders or any Lenders, the Collateral Agent shall not make any direction, provide any consent hereunder or consent to any request of the Borrower unless directed in writing by the Requisite Lenders. It is acknowledged and agreed that upon request thereof by the Collateral Agent or the Account Bank, and subject to the immediately preceding sentence, the Borrower or the Manager shall solicit (or cause to be solicited) consents or directions in writing from “Requisite Lenders” to any action that the Collateral Agent and Account Bank is to take and the Collateral Agent and Account Bank may conclusively rely upon written confirmation from the Administrative Agent that the requested consents or directions from the Requisite Lenders have been received, which the Collateral Agent may conclusively rely upon without incurring liability therefor.

XV.	GUARANTY.

15.1       Guaranty of the Guaranteed Obligations. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to the Agents for the ratable benefit of the Secured Parties the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), but subject to any applicable cure periods (such obligations, collectively, the “Guaranteed Obligations”).

15.2       Payment by Guarantors. Each Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against such Guarantor by virtue hereof when and as the Guaranteed Obligations shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), but subject to any applicable cure periods, such Guarantor will immediately after written demand therefor, pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

15.3       Liability of Each Guarantor Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)           this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)           the Administrative Agent may enforce this Guaranty upon the occurrence and continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)           the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other Guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other Guarantors and whether or not the Borrower is joined in any such action or actions;

(d)           payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)           any Secured Party, upon such terms as it deems appropriate, without notice or demand (but, in each case, subject to the terms of this Agreement and the other Transaction Documents) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; and (vi) exercise any other rights available to it under the Transaction Documents; and

(f)            this Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or Knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Transaction Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as a Loan Party in respect of the Guaranteed Obligations.

15.4       Waivers by the Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other Guarantor or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations; (e)(i) any rights to set-offs, recoupments and counterclaims and (ii) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any Security Interest or Lien or any property subject thereto; and (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 15.3 and any right to consent to any thereof.

15.5        Each Guarantor’s Rights of Subrogation, Contribution, etc. Until the Termination Date, each Guarantor hereby subordinates any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by any Secured Party. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other Guarantor of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest such Secured Party may have in any such collateral or security, and to any right such Secured Party may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

15.6       Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by such Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the benefit of the Secured Parties and, following notice thereof from the Administrative Agent (acting at the direction of the Requisite Lenders), shall forthwith be paid over to the Collateral Agent for deposit into the Collection Account for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

15.7       Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

15.8       Authority of the Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

15.9        Financial Condition of the Borrower. Any Term Loans may be made to the Borrower without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such Term Loan. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.

15.10     Bankruptcy, etc.

(a)           So long as the Termination Date has not occurred, no Guarantor shall, without the prior written consent of the Administrative Agent, acting pursuant to the direction of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of each Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor and the Secured Parties that the Guaranteed Obligations which are guaranteed by each Guarantor pursuant hereto should be determined without regard to any Applicable Law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

XVI.	THE ACCOUNT BANK

16.1        Duties of the Account Bank.

(a)            The Account Bank undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Account Bank contained in this Agreement and any other Transaction Document shall not be construed as a duty. The Account Bank shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Account Bank no implied covenants, functions, responsibilities, duties, obligations, liabilities or fiduciary relationship shall be read into this Agreement or any other Transaction Document or otherwise exist against the Account Bank.

(b)            The Account Bank shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Borrower, the Lenders, or the Administrative Agent, and accepted by the Account Bank in good faith, pursuant to this Agreement or any other Transaction Document. Except as otherwise provided herein, the Account Bank shall not be responsible for recomputing, recalculating or verifying any information provided by the Borrower pertaining to any report, distribution statement or officer’s certificate.

(c)            No provision of this Agreement shall be construed to relieve the Account Bank from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)               The Account Bank shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Account Bank.

(ii)              In the absence of bad faith on the part of the Account Bank, the Account Bank may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Account Bank and conforming to the requirements of this Agreement.

(iii)             The Account Bank shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Account Bank unless it shall be proved that the Account Bank was negligent in ascertaining the pertinent facts.

(iv)             The Account Bank shall not be liable with respect to any action taken, suffered or omitted to be taken by the Account Bank, in good faith in accordance with this Agreement or the direction of Requisite Lenders relating to the time, method and place of conducting any proceeding for any remedy available to the Account Bank, or exercising any power conferred upon the Account Bank, under this Agreement.

(v)               The Account Bank shall not be required to take notice or be deemed to have notice or knowledge of any event, Event of Default, or other information hereunder or under any other Transaction Document unless written notice of such event, Event of Default, or other information referring to the Notes or this Agreement shall have been received by a Responsible Officer in accordance with the provisions of this Agreement. In the absence of receipt of written notice, the Account Bank may conclusively assume that no event, or Event of Default shall have occurred and have no duty to otherwise determine whether such event, or Event of Default shall have occurred.

(vi)            Subject to the other provisions of this Agreement, and without limiting the generality of this Section 16.1, the Account Bank shall not have any duty, except as expressly provided in the Transaction Documents, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a Security Interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to or cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports, resolutions, certificates, statements, instruments, opinions, notices, requests, consents, orders, approvals or other documentation of the Borrower, the Lenders, or the Administrative Agent, delivered to the Account Bank pursuant to this Agreement reasonably believed by the Account Bank to be genuine, absent manifest error, and to have been signed or presented by the proper party or parties (provided, however, the Account Bank may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Account Bank shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower personally or by agent or attorney), and (D) to see to the payment of any assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral other than from funds available in the Collection Account (provided, that such assessment, charge, Lien or encumbrance did not arise out of the Account Bank’s willful misconduct, or gross negligence). Neither the Account Bank nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any of the Collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any Lien or performance of any of the Collateral.

(d)            The Account Bank is hereby directed to execute and deliver any Transaction Document to which it is a party.

(e)            The Account Bank shall not be liable for interest on any money received by it except as the Account Bank may agree in writing with the Borrower.

(f)             Money held in trust by the Account Bank need not be segregated from other funds except to the extent required by Applicable Law or this Agreement.

(g)           Every provision in this Agreement that in any way relates to the Account Bank is subject to paragraphs (a) through (f) of this Section 16.1.

16.2        Certain Matters Affecting the Account Bank.

Except as otherwise provided in Section 16.1:

(a)            the Account Bank may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine, absent manifest error, and to have been signed or presented by the proper party or parties;

(b)           the Account Bank may consult with counsel and any advice or opinion of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)           the Account Bank shall be under no obligation to exercise any of the powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Lenders, unless such Lenders shall have provided to the Account Bank security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the Account Bank shall not be required to expend or risk its own funds (except to pay overhead expenses, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(d)           the Account Bank shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)           the Account Bank shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document;

(f)            the Account Bank may execute any of the powers vested in it by this Agreement and may perform any its duties hereunder, either directly or by or through agents, attorneys, nominees or custodians, and the Account Bank shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, nominee or custodian appointed by the Account Bank with due care; provided, that the use of agents, attorneys, nominees or custodians shall not be deemed to relieve the Account Bank of any of its duties and obligations hereunder (except as expressly set forth herein);

(g)           the Account Bank shall not be responsible for any act or omission of any other party to the Transaction Documents or any related document (or any agent thereof) and the Account Bank shall not be liable for any action or inaction of any other party to the Transaction Documents or any related document (or agent thereof) and may assume compliance by such parties with their obligations under the Transaction Documents or any related document, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary;

(h)           [Reserved];

(i)             neither the Account Bank nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement hereto or in connection therewith except to the extent caused by the Account Bank’s gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review;

(j)             the Account Bank shall not be liable for any losses on investments except for losses resulting from the failure of the Account Bank to make an investment in accordance with instructions given in accordance herewith;

(k)           in order to comply with laws, rules, regulation and executive orders in effect from time to time including those relating to the funding of terrorist activities and money laundering, the Account Bank may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Account Bank, and accordingly, each of the parties hereto agrees to provide the Account Bank upon its reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Account Bank to comply with the foregoing;

(l)             the rights, protections, immunities and indemnities afforded to the Account Bank pursuant to this Agreement shall also be afforded to the Account Bank under the other Transaction Documents;

(m)           whenever in the administration of the provisions of this Agreement hereto the Account Bank shall deem it necessary (in good faith) that a matter be proved or established as a matter of fact prior to taking or suffering any action or refraining from taking any action, the Account Bank may require a certificate from an executive officer of the Borrower or an opinion of counsel from the party requesting that the Account Bank act or refrain from acting. The Account Bank shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion of counsel;

(n)           in no event shall the Account Bank be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Account Bank’s control, including a failure, termination, or suspension of, or limitations or restrictions in respect of post-payable adjustments through, a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, the acts or edicts of any government or government agency or other group or entity exercising governmental powers or any other causes beyond the Account Bank’s control whether or not of the same class or kind as specified in this Section 16.2(n); it being understood that the Account Bank shall use commercially reasonable efforts to resume performance of its obligations hereunder as soon as practicable under the circumstances;

(o)            the Account Bank shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties, or the exercise of any of its rights or powers;

(p)           delivery of any reports, information and documents to the Account Bank provided for herein is for informational purposes only and the Account Bank’s receipt of such reports and any publicly available information, shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, (x) other than written notice or directions to the Account Bank expressly provided for in this Agreement or any other Transaction Document, or (y) unless the Account Bank shall have an explicit duty to review such content;

(q)           knowledge of the Account Bank shall not be attributed or imputed to Citibank, N.A. ’s other roles in the transaction, or any Affiliate, line of business, or other division of Citibank, N.A.] (and vice versa);

(r)             notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be required to take any action that is not in accordance with Applicable Law;

(s)            the Account Bank shall have no liability or obligation with respect to the applicability (or otherwise) of any risk retention rules;

(t)            the Account Bank shall have no duty (i) to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Agreement or any agreement referred to herein, or any financing statement or continuation statement evidencing a Security Interest, (ii) or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof or (iii) to see to, or be responsible for, the validity or perfection of any lien or security interest created pursuant to this Agreement or any other Transaction Document;

(u)            Account Bank shall not be liable for interest on any money received by it;

(v)           if Account Bank is required to decide between alternative courses of action, each of which is in accordance with the terms of this Agreement, Account Bank may request written instructions from the Administrative Agent (acting at the direction of the Requisite Lenders) or the Manager, acting on behalf of the Borrower as to the course of action desired by it. If Account Bank does not receive such instructions within (3) Business Days after it has requested them, Account Bank may, but shall be under no duty to, take or refrain from taking any such courses of action;

(w)          Account Bank shall have no liability for any failure, inability or unwillingness on the part of the Manager or the Borrower to provide accurate and complete information on a timely basis to Account Bank, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on Account Bank’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof;

(x)            Account Bank shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of SOFR, Term SOFR, or the Benchmark (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any Benchmark Transition Event or any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate any SOFR, Term SOFR, the Benchmark or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing;

(y)           Account Bank shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of SOFR, Term SOFR, the Benchmark (or other applicable interest rate) and absence of a designated replacement interest rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Borrower or any Lender, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties;

(z)            Account Bank shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Administrative Agent or Manager (including, for the avoidance of doubt, the Manager Report), and accepted by Account Bank in good faith, pursuant to this Agreement or any other Transaction Document. Account Bank shall not be responsible for recomputing, recalculating or verifying any information provided by the Administrative Agent or Manager pertaining to any report, distribution statement or officer’s certificate (including, for the avoidance of doubt, the Manager Report); and

(aa)         every provision in this Agreement that in any way relates to the Account Bank is subject to this Article XVI. For the avoidance of doubt, the Account Bank’s rights, protections, indemnities and immunities provided herein shall apply to the Account Bank for any actions taken or omitted to be taken under this Agreement or any other Transaction Documents and any other related agreements in any of its capacities and shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Transaction Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such other Transaction Document.

16.3        Account Bank’s Disclaimer. The Account Bank (i) shall not be responsible for, and makes no representation as to, the validity or adequacy of this Agreement, the Collateral or the Notes and (ii) shall not be accountable for the Borrower’s use of the proceeds from the Term Loans or the Notes, nor responsible for any statement of the Borrower in this Agreement, or in any document issued in connection with the sale of the Notes or in the Notes. The Account Bank shall not be responsible for, and makes no representation or warranty as to, the validity, legality, enforceability, sufficiency or adequacy of this Agreement, the Notes or any related document, or as to the correctness of any statement contained in any thereof. The recitals contained herein and in the Notes shall be construed as the statements of the Borrower.

16.4        [Reserved].

16.5        Fees and Expenses of Account Bank; Indemnification of the Account Bank.

(a)            On each Payment Date, the Account Bank shall withdraw from the Collection Account and pay to itself pursuant to Section 2.9, the Account Bank Fee due on such Payment Date as compensation for all services rendered by the Account Bank hereunder.

(b)           The Account Bank and any of their respective Affiliates, directors, officers, employees or agents shall be entitled to be reimbursed for, and indemnified and held harmless out of the funds available therefor pursuant to Section 2.9 from and against, any loss, liability, claim or expense (including reasonable costs and expenses of litigation, and of investigation, reasonable counsel’s fees and expenses, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Notes or any act or omission of the Account Bank relating to the exercise and performance of any of the rights and duties of the Account Bank hereunder and under any other Transaction Document, including in connection with any action, claim or suit brought to enforce the Account Bank’s right to indemnification; provided, however, that none of the Account Bank or any of the other above specified Persons shall be entitled to indemnification or reimbursement pursuant to this Section 16.5(b) for (1) any expense that constitutes allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any loss, liability, damage, claim or expense specifically required to be borne by the Account Bank pursuant to this Agreement or (3) any loss, liability, damage, claim or expense incurred by reason of any breach on the part of the Account Bank of any of its representations or warranties contained herein or any willful misconduct, or gross negligence in the performance of, the Account Bank’s obligations and duties hereunder as determined by a court of competent jurisdiction in a final, non-appealable order. Without limiting the foregoing, the Borrower agrees to indemnify and hold harmless the Account Bank and each of its Affiliates from and against any liability (including for taxes, penalties or interest asserted by any taxing jurisdiction) arising from any failure to withhold taxes from amounts payable in respect of payments from the Collection Account. The Account Bank shall notify the Borrower promptly of any claim for which it may seek indemnity. Failure by the Account Bank to so notify the Borrower shall not relieve the Borrower of its obligations hereunder.

(c)            Notwithstanding anything in this Agreement to the contrary, in no event shall the Account Bank be liable for special, exemplary, incidental, punitive, indirect or consequential damages of any kind whatsoever (including lost profits), even if the Account Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)            This Section 16.5 shall survive the discharge or termination of this Agreement or the resignation or removal of the Account Bank as regards rights and obligations prior to such discharge, termination, resignation or removal.

(e)            For the avoidance of doubt, the indemnity provided for herein does cover any and all fees, costs, expenses and indemnities incurred bringing any type of suit or action in a court of law or in any other forum to enforce the rights to be reimbursed for fees, costs, expenses and indemnities pursuant to this Agreement or the other Transaction Documents.

16.6        Payments in Respect of Control Agreement XVII.

(a)            To the extent any amounts become payable by Collateral Agent or Account Bank to an account bank or securities intermediary under an account control agreement, with respect to any Accounts, amounts on deposit in the Trust Accounts may be withdrawn at any time by the Collateral Agent or Account Bank and paid to such account bank or securities intermediary. Neither the Account Bank nor the Collateral Agent shall be required to provide any direction or instruction under any account control agreement or securities account control agreement to which it is a party nor under the Collateral Allocation Agreement, unless the Account Bank or Collateral Agent, as applicable, has received a written direction from the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders directing it to provide such direction or instruction.

16.7        Resignation and Removal of Account Bank.

(a)            The Account Bank may at any time resign and be discharged from its obligations and duties created hereunder by giving not less than thirty (30) days prior written notice thereof to the other parties to this Agreement. Upon receiving such notice of resignation, the Borrower shall use its commercially reasonable efforts to promptly appoint a successor Account Bank by written instrument, in duplicate, which instrument shall be delivered to the resigning Account Bank and to the successor Account Bank. A copy of such instrument shall be delivered to the other parties to this Agreement by the Borrower. If no successor Account Bank shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Account Bank may petition any court of competent jurisdiction for the appointment of a successor Account Bank.

(b)           If at any time the Account Bank shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Account Bank or of its property shall be appointed, or any public officer shall take charge or control of the Account Bank or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Borrower, or the Requisite Lenders will, upon ten (10) days’ prior written notice, be authorized to remove the Account Bank and appoint a successor Account Bank by written instrument, in duplicate, which instrument shall be delivered to the Account Bank so removed and to the successor Account Bank. A copy of such instrument shall be delivered to the other parties to this Agreement by the Borrower. If no successor Account Bank has accepted an appointment within ten (10) days after such removal, the retiring Account Bank may petition any court of competent jurisdiction to appoint a successor Account Bank.

(c)            Requisite Lenders may at any time upon thirty (30) days advance written notice (with or without cause) remove the Account Bank and appoint a successor Account Bank by written instrument or instruments, in triplicate, signed by such lenders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Borrower, one complete set to the Account Bank so removed, and one complete set to the successor Account Bank so appointed. All expenses incurred by the Account Bank in connection with its transfer of all documents relating to the Notes to a successor Account Bank following the removal of the Account Bank without cause pursuant to this Section 16.7(c) shall be reimbursed to the removed Account Bank within fifteen (15) days of demand therefor, such reimbursement to be made by the Lenders that terminated the Account Bank; provided, however, that if such Lenders do not reimburse the Account Bank within such thirty (30) day period, such expenses shall be reimbursed pursuant to Section 2.9. A copy of such instrument shall be delivered to the other parties to this Agreement by the successor Account Bank so appointed.

(d)           Any resignation or removal of the Account Bank and appointment of a successor Account Bank pursuant to any of the provisions of this Section 16.7 shall not become effective until acceptance of appointment by the successor Account Bank as provided in Section 16.8.

16.8        Successor Account Bank.

(a)            Any successor Account Bank appointed as provided in Section 16.7 shall execute, acknowledge and deliver to the Borrower and its predecessor Account Bank an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Account Bank shall become effective and such successor Account Bank, without any further act, deed or conveyance, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Account Bank herein. The predecessor Account Bank shall deliver to the successor Account Bank all documents relating to the Notes held by it hereunder, and the Borrower and the predecessor Account Bank shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Account Bank all such rights, powers, duties and obligations, and to enable the successor Account Bank to perform its obligations hereunder.

(b)            Upon acceptance of appointment by a successor Account Bank as provided in this Section 16.8, such successor Account Bank shall mail notice of the succession of such Account Bank hereunder to the Borrower.

16.9      Merger or Consolidation of Account Bank. Any entity into which the Account Bank may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Account Bank shall be the successor of the Account Bank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

16.10     Multiple Roles. The parties expressly acknowledge and consent to Citibank, N.A. acting in multiple capacities as an Account Bank and Collateral Agent under this Agreement. Citibank, N.A. may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Citibank, N.A. of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Citibank, N.A.

[Remainder of Page Intentionally Blank]

WITNESS WHEREOF, each of the parties has duly executed this Receivables Facility Loan and Security Agreement as of the date first written above.

BORROWER:

CABLEVISION FUNDING LLC

By:	/s/ Marc Sirota
Name:	Marc Sirota
Title:	Chief Financial Officer

GUARANTOR:

CABLEVISION SPE GUARANTOR LLC

By:	/s/ Marc Sirota
Name:	Marc Sirota
Title:	Chief Financial Officer

GUARANTOR:

NYC OV SPE GUARANTOR LLC

By:	/s/ Marc Sirota
Name:	Marc Sirota
Title:	Chief Financial Officer

GUARANTOR:

NYC OV ASSETCO LLC

By:	/s/ Marc Sirota
Name:	Marc Sirota
Title:	Chief Financial Officer

[Signature Page to Receivables Facility Loan and Security Agreement]

GUARANTOR:

CABLEVISION SYSTEMS NEW YORK CITY LLC

By:	/s/ Marc Sirota
Name:	Marc Sirota
Title:	Chief Financial Officer

[Signature Page to Receivables Facility Loan and Security Agreement]

ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page to Receivables Facility Loan and Security Agreement]

ACCOUNT BANK:

CITIBANK, N.A., not in its individual capacity but solely as Account Bank

By:	/s/ Trang Tran-Rojas
Name:	Trang Tran-Rojas
Title:	Senior Trust Officer

COLLATERAL AGENT:

CITIBANK, N.A., not in its individual capacity but solely as Collateral Agent

By:	/s/ Trang Tran-Rojas
Name:	Trang Tran-Rojas
Title:	Senior Trust Officer

[Signature Page to Receivables Facility Loan and Security Agreement]

LENDERS:

SILVER OAK CAPITAL, L.L.C.

By:	/s/ Christopher Moore
Name:	Christopher Moore
Title:	Authorized Person

GOLDMAN SACHS BANK USA

By:	/s/ Jonathan Abram
Name:	Jonathan Abram
Title:	Authorized Signatory

[Signature Page to Receivables Facility Loan and Security Agreement]

Exhibit A

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] PROMISSORY NOTE

$[____________]	[______________], 20[_]

FOR VALUE RECEIVED and pursuant to the terms of this Promissory Note (this “Note”), the undersigned CABLEVISION FUNDING LLC, a Delaware limited liability company (the “Borrower”), having an address at [●], promises to pay to [HOLDER] (together with all subsequent holders of this Note being hereinafter referred to as “Holder”), to such account as may be specified by ALTER DOMUS (US) LLC, as administrative agent, (in such capacity, together with its successors and assigns, “Agent”), having an address at [●], or at such other place as Holder hereof may designate in writing, the lesser of $[________________] and the unpaid principal amount of the Term Loans made by Holder to the Borrower pursuant to that certain Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, the Agent and the other parties thereto, together with interest on the unpaid amount from time to time outstanding under this Note at the rate or rates of interest provided therefor in the Loan Agreement. This Note evidences the obligation of the Borrower to repay, with interest thereon, the Term Loans and all other Obligations under the Loan Agreement made by Holder to the Borrower pursuant to the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower shall make payments on the principal balance of this Note and accrued interest on the principal balance of this Note and all other Obligations hereunder in accordance with the provisions of the Loan Agreement and the other Transaction Documents.

If not sooner paid, the entire unpaid principal balance of this Note and all accrued but unpaid interest thereon shall be paid on the Maturity Date.

The Borrower may prepay the principal sum of the Obligations payable to Holder outstanding from time to time hereunder as provided in the Loan Agreement subject to any prepayment premium, fees or other costs or restrictions, if any, set forth in the Loan Agreement and the other Transaction Documents.

This Note is one of the promissory notes referred to in the Loan Agreement and has been issued pursuant to the terms and conditions of the Loan Agreement, and all of the terms, covenants and conditions of the Loan Agreement (including all exhibits and schedules thereto) and all other instruments evidencing or securing the Obligations thereunder or any other Transaction Document are hereby made a part of this Note and are deemed incorporated herein in full. In the event of an inconsistency between the terms of this Note and the terms of any Transaction Document, the terms of the Transaction Documents shall govern. If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

All agreements among the Borrower, Holder and the other Lenders are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfilment of any provision hereof, of the Loan Agreement or of any other Transaction Documents shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

[THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF ISSUE PRICE, ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND ISSUE DATE OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS AS SPECIFIED IN THIS NOTE.]1

PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST, NOTICE OF PROTEST, DEMAND, NOTICE OF DEMAND, NOTICE OF ACCELERATION OR INTENT TO ACCELERATE AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THIS NOTE (EXCEPT FOR ANY NOTICES EXPRESSLY REQUIRED BY THE LOAN AGREEMENT) ARE HEREBY IRREVOCABLY WAIVED BY THE BORROWER.

In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

[Remainder of Page Intentionally Blank]

1Note: To be added if applicable.

IN WITNESS WHEREOF, Borrower signs this Note in its corporate name by its duly authorized officer on the date first above written.

BORROWER:

CABLEVISION FUNDING LLC

By:
Name:
Title:

Exhibit B

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] BORROWING REQUEST

[       ], 20[_]

ALTER DOMUS (US) LLC,

as Administrative Agent

[●]

Email: [●]

Attention: [●]

Re:	Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among CABLEVISION FUNDING LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, ALTER DOMUS (US) LLC, as administrative agent (the “Agent”), and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Ladies and Gentlemen:

The Borrower delivers this Borrowing Request as of the date first set forth above. In accordance with the terms of the Loan Agreement, the Borrower desires to obtain on [●], 20[●] (the “Borrowing Date”)2 a [Fixed Rate][SOFR]/[Base Rate]3 Term Loan in the principal amount of $[●] [, having an Interest Period ending on __, ]4.

In order to induce the Lenders to make the Term Loans requested hereby, the Borrower hereby represents and warrants to the Agent and the Lenders as of the Borrowing Date that:

1.             No Default or Event of Default has occurred and is continuing after giving effect to the Transactions and the representations and warranties made to the Agent or the Lenders by the Loan Parties contained in the Loan Agreement or in the other Transaction Documents are true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date after giving effect to such qualifier).

2.             There has been no Material Adverse Effect since December 31, 2024.

3.             Immediately before and after giving effect to the Term Loan, (x) the DSCR[, calculated on a Pro Forma Basis,] is greater than or equal to [●] to 1.00 and (y) the Consolidated Total Net Leverage Ratio[, calculated on a Pro Forma Basis,] is less than or equal to [●] to 1.00.

2Must be a Business Day at least three (3) Business Days after the date of the Borrowing Request in the case of a SOFR Loan or one (1) Business Day after the date of the Borrowing Request in the case of a Base Rate Loan.

3Select which Type of Loan is being requested.

4Select interest period of one, three or six months in the case of a SOFR Loan.

4.             The applicable conditions set forth in the Loan Agreement to making the Term Loans requested hereby have been satisfied on the Borrowing Date.

5.            The Borrower hereby irrevocably authorizes the Agent and the Lenders to disburse the Term Loans requested hereby pursuant to the terms and provisions of the Loan Agreement, to the account at the wire instructions set forth below:

Bank name:	[ ]
Routing/ABA Number:	[ ]
Account Name to credit:	[ ]
Account Number to credit:	[ ]
Reference:	[ ]

This Borrowing Request may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by portable document format (.pdf) or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Borrowing Request.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed as of the day and year first written above.

BORROWER:

CABLEVISION FUNDING LLC

By:
Name:
Title:

Exhibit C

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] SOLVENCY CERTIFICATE

[______], 202[ ]

This solvency certificate (the “Solvency Certificate”) is being executed and delivered pursuant to Section 4(e) of that certain Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (the “Loan Agreement”), among CABLEVISION FUNDING LLC, a Delaware limited liability (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, ALTER DOMUS (US) LLC, as administrative agent, CITIBANK, N.A., as collateral agent and other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

I, [____], a [Chief Financial Officer/Responsible Officer] of the [Borrower/Manager], in such capacity and not in an individual capacity, hereby certify as follows:

1.                I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries, on a consolidated basis, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Loan Agreement.

2.               As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Loan Agreement and the Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries, on a consolidated basis; (ii) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, on a consolidated basis, contemplated as of the date hereof; and (iii) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of Page Intentionally Blank]

C-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title:

C-2

Exhibit D

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] RISK RETENTION LETTER

[●], 2025

[Each Initial Lender] [Address

Attention: ]

Re:	Risk Retention under Loan and Security Agreement

This letter (the “Risk Retention Letter”) is being delivered in connection with the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (the “Loan and Security Agreement”), among, amongst others, Cablevision Funding LLC, as borrower (the “Borrower”), ALTER DOMUS (US) LLC, as administrative agent (the “Administrative Agent”), Citibank, N.A., as collateral agent and the financial institutions from time to time party thereto as lenders (the “Lenders”).

1. Defined terms

(a)           As used in this Risk Retention Letter, the following terms shall have the following meanings:

“EU Lender” means any Lender which is subject to the EU Securitization Rules as an “institutional investor” within the meaning set out therein (or, where applicable, an affiliate thereof).

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, as amended and in effect from time to time.

“EU Securitization Rules” means the EU Securitization Regulation together with all related regulatory technical standards, implementing technical standards and regulatory guidance, in each case as amended and in effect from time to time.

“EU/UK Retention Method” means the method of retaining a material net economic interest prescribed by each of the following: (a) Article 6(3)(d) of the EU Securitization Regulation; (b) Article 6(3)(d) of Chapter 2 of the PRA Rules; and (c) SECN 5.2.8R(1)(d) of the FCA Rules.

“FCA” means the UK’s Financial Conduct Authority.

“FCA Rules” means the Securitisation sourcebook in the FCA’s Handbook (as amended and in effect from time to time).

“FSMA” means UK’s Financial Services and Markets Act 2000 (as amended).

“Holding Subsidiary” means a Subsidiary, 100% of the Equity Interests of which are, directly or indirectly, owned by the Retention Holder and which does not carry on any trade or business, or hold any assets, other than (i) holding Equity Interests in the Borrower, or (ii) holding 100% of the Equity Interests in any entity established for the sole purpose of holding Equity Interests, directly or indirectly, in the Borrower.

“PRA” means the UK’s Prudential Regulation Authority.

“PRA Rules” means the Securitisation Part of the PRA’s Rulebook (as amended and in effect from time to time).

“Retained Interest” has the meaning given to such term in paragraph 2(a) of this Risk Retention Letter.

“Retention Holder” has the meaning given to such term in paragraph 2 of this Risk Retention Letter.

“Transaction” means all of the Transactions (within the meaning of the Loan and Security Agreement).

“UK” means the United Kingdom.

“UK Lender” means any Lender which is subject to the UK Securitization Rules as an “institutional investor” within the meaning set out therein (or, where applicable, an affiliate thereof).

“UK Securitization Rules” means (a) the Securitisation Regulations 2024 (SI 2024/102), as amended (the “UK Securitisation Regulations”), (b) the PRA Rules and the FCA Rules, (c) all other rules, directions and other requirements made or imposed pursuant to, in accordance with, or in relation to, the UK Securitisation Regulations by the PRA or the FCA, (d) all provisions of the FSMA related to any of the foregoing, and (e) all official binding guidance published in relation to any of the foregoing (including by the PRA or the FCA), in each case, as amended and in effect from time to time.

(b)           All capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan and Security Agreement.

2. Agreements. In connection with the Loan and Security Agreement, CSC Holdings, LLC. (the “Retention Holder”) hereby:

(a)           undertakes to retain, on an ongoing basis, a material net economic interest in the Transaction in the form of the first loss tranche in accordance with the EU/UK Retention Method, in an amount not less than 5% of the aggregate value of all the Receivables Assets from time to time (using the accounting value of the Receivables Assets, without giving effect to any market value or risk-based impairments save as required by any Applicable Law or GAAP, as at the date when such Receivables Assets become comprised in the Collateral for the Transaction), as represented by the Retention Holder's indirect ownership of 100% of the Equity Interests in the Borrower via one or more Holding Subsidiaries (the “Retained Interest”);

(b)           undertakes that (i) the Retained Interest is not, and will not be, subject to any credit risk mitigation or hedging, and (ii) the Retention Holder will not, and it will procure that each Holding Subsidiary does not, sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, in each case unless permitted by the EU Securitization Rules and the UK Securitization Rules and the Transaction Documents;

(c)            represents that it reasonably believes it is an entity which: (i) itself or through related entities, directly or indirectly, was involved in the original agreements which created the Receivables Assets comprised in the Collateral for the Transaction; or (ii) purchased a third party’s Receivables Assets on its own account, which Receivables Assets became comprised in the Collateral pursuant to the Transaction;

(d)           represents that it is not an entity that has been established or that operates for the sole purpose of securitizing exposures and, in particular, (i) it has a business strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which it does not rely on the Receivables Assets, the Retained Interest or any other interests retained or proposed to be retained in accordance with the EU Securitization Rules or the UK Securitization Rules, or on any corresponding income from the Receivables Assets, the Retained Interest or any such other retained interests, as its sole or predominant source of revenue, (ii) the members of its management body have the necessary experience to enable it to pursue its established business strategy, and (iii) it has adequate corporate governance arrangements;

(e)           covenants that it will not change the manner in which it holds the Retained Interest or the methodology used to calculate the Retained Interest;

(f)             covenants that, at no material cost or expense to the Retention Holder, it will provide:

(i)             to the Lenders, confirmation in writing that all of the obligations set forth herein continue to be complied with: (A) on a monthly basis (which requirement may be satisfied by inclusion of such confirmation in the Manager Report); (B) in the event of a material change in the Transaction structure that materially impacts the performance of the Term Loans or the risk characteristics of the Term Loans and the Receivables Assets; and (C) upon the occurrence of any Event of Default or Default that is continuing;

(ii)            to the Lenders, promptly upon becoming aware of the occurrence thereof, written notice of (A) any failure to hold the Retained Interest in accordance with Section 2(a) above, (B) any failure to comply with any of the other covenants set out in Section 2 above and/or (C) any representations in this Risk Retention Letter failing to be true on any date in any material respect; and

(iii)           to any EU Lender or UK Lender, to the extent reasonably available to the Retention Holder, all information, documents and reports that: (x) such EU Lender reasonably requires for the purposes of satisfying its obligations under Article 5 of the EU Securitization Regulation; or (y) such UK Lender reasonably requires for the purposes of satisfying its obligations under Article 5 of Chapter 2 of the PRA Rules or Chapter SECN 4 of the FCA Rules, as applicable, provided that:

(A) the Retention Holder shall only be required to comply with any request relating to Article 5(1)(e) of the EU Securitization Regulation or Article 5(1)(e) of Chapter 2 of the PRA Rules or SECN 4.2.1R(1)(e) of the FCA Rules to the extent mutually agreed upon by the Retention Holder and the EU Lenders or the UK Lenders, as the case may be (which agreement shall not be unreasonably withheld, delayed or conditioned by the Retention Holder); and

(B) the Retention Holder shall not be required to provide any information that is the subject of contractual confidentiality requirements or that is subject to laws governing the protection of confidentiality of information and/or the processing of personal data (all such information being collectively referred to as “Restricted Information”), unless (I) it can be anonymized or aggregated in a manner that does not violate such obligation of confidentiality, or (II) the relevant Lender enter into a confidentiality agreement reasonably acceptable to the Retention Holder (or are already party to such an agreement) with respect to such Restricted Information, so that it can be disclosed to the relevant EU Lender or UK Lender; and

(g)           covenants that, as soon as reasonably practicable following a written request by an EU Lender or UK Lender, it will enter into a refreshed undertaking in substantially the form of this Risk Retention Letter in connection with a material amendment of the Transaction Documents.

3. Representations. The Retention Holder hereby makes the following representations for the benefit of each EU Lender, each UK Lender and the Administrative Agent:

(a)           the Retention Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and, in its capacity as the Retention Holder, the Retained Interest proposed to be owned by it and to transact the business in which it is presently engaged;

(b)           the Retention Holder has full power and authority to execute and deliver this Risk Retention Letter and to perform all of its obligations required hereunder and has taken all necessary action to authorize this Risk Retention Letter on the terms and conditions hereof and the execution, delivery and performance of this Risk Retention Letter and the performance of all obligations imposed upon it hereunder and has duly executed and delivered this Risk Retention Letter;

(c)           no consent of any other person, including, without limitation, members or creditors of the Retention Holder, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that have been or shall be obtained in connection with this Risk Retention Letter, is required by the Retention Holder in connection with this Risk Retention Letter or the execution, delivery, performance, validity or enforceability of this Risk Retention Letter or the obligations imposed upon it hereunder;

(d)           this Risk Retention Letter constitutes the legally valid and binding obligations of the Retention Holder enforceable against the Retention Holder in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to the Retention Holder and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(e)           the execution, delivery and performance of this Risk Retention Letter will not violate any provision of any existing law or regulation binding on the Retention Holder, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Retention Holder, or the organizational documents of, or any securities issued by, the Retention Holder, the violation of which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder.

4. Miscellaneous.

(a)           Governing Law. This Risk Retention Letter and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Risk Retention Letter (whether in contract, tort or otherwise and whether at law or in equity) are governed by and shall be construed in accordance with the laws of the State of New York without giving effect to any conflicts of laws principles thereof that would result in the application of the laws of any other jurisdiction.

(b)           Jurisdiction. The Retention Holder irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any proceeding arising out of or relating to this Risk Retention Letter (whether in contract, tort or otherwise and whether at law or in equity) and irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding.

(c)           Notices. All communications hereunder shall be in writing and shall be sufficient in all respects if delivered in person, sent by registered mail or by facsimile and confirmed to it:

(i)             in the case of the Retention Holder:

CSC Holdings, LLC

Address: c/o Altice USA, Inc.

1 Court Square West,

Long Island City, New York, 11101 United States

Attention:

Email:

With copies to:

Address:	Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:	Chris Poggi
Tel:	(212) 596-9471
Email:	Christopher.Poggi@ropesgray.com

Address:	Ropes & Gray International LLP

60 Ludgate Hill, 3rd Floor

London EC4M 7AW

United Kingdom

Attention:	Michael Kazakevich
Tel:	+44 20 3201 1634
Email:	Michael.Kazakevich@ropesgray.com

(iii)	in the case of all other communications hereunder, in accordance with the notice information set forth in the Loan and Security Agreement.

(d)           Counterparts. This Risk Retention Letter may be executed in multiple counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by facsimile or other form of electronic transmission (including .pdf, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform) of an executed counterpart shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Risk Retention Letter shall be deemed to be a duplicate original. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person.

(e)           Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS RISK RETENTION LETTER (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS RISK RETENTION LETTER.

[Signature page follows]

IN WITNESS WHEREOF, the Retention Holder has duly executed this Risk Retention Letter as of the date first written above.

By: CSC Holdings, LLC, as Retention Holder

Name:
Title:

Exhibit E

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] COMPLIANCE CERTIFICATE

Date: [___________], 20[_]

Reference is made to the to the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (the “Loan Agreement”), by and among CABLEVISION FUNDING LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, ALTER DOMUS (US) LLC, as administrative agent (“Agent”), and the other parties thereto. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to the Agent and the Lenders pursuant to the terms of the Loan Agreement. Capitalized terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The Person executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such Responsible Officer hereby certifies to the Agent and the Lenders that, as of [____]5:

(i)	they have reviewed or are familiar with such sections of the Loan Agreement, as are relevant to completion of this Compliance Certificate, and they have made, or have caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Loan Parties during the accounting period covered by the financial statements attached hereto as Exhibit A (the “Financial Statements”).[6]

(ii)	[the examination described in paragraph (i) above did not disclose, and they have no Knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the Financial Statements or as of the date of this Compliance Certificate.] / [they have obtained Knowledge of the Default or Event of Default during or at the end of the accounting period covered by the Financial Statements or as of the date of this Compliance Certificate as set forth in a separate attachment, if any, to this Compliance Certificate, which attachment describes in detail the nature of the Default or Event of Default, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to such Default or Event of Default];

(iii)	per their Knowledge, the Financial Statements fairly present the financial condition and results of operations of the Borrower, on a consolidated basis for the period(s) covered thereby (except for the absence of footnotes with respect to the quarterly Financial Statements);

5To be within five (5) Business Days of the delivery of the financial statements pursuant to Section 6.1(a)(i) and Section 6.1(a)(ii).

6Exhibit A to attach financial statements in relation to which this Compliance Certificate is being delivered.

(iv)	the Debt Service Coverage Ratio as of the end of the accounting period covered by the Financial Statements is [__]:1.00. The computation related to such determination is set forth in Annex A hereto;

(v)	the Consolidated Total Net Leverage Ratio as of the end of the accounting period covered by the Financial Statements is [__]:1.00. The computation related to such determination is set forth in Annex A hereto;

(vi)	the Residential Data Churn, as of the end of the accounting period covered by the Financial Statements is [__]. The computation related to such determination is set forth in Annex A hereto;

(vii)	the Residential Data Penetration as of the end of the accounting period covered by the Financial Statements is [__]. The computation related to such determination is set forth in Annex A hereto; and

(viii)	the Video Churn as of the end of the accounting period covered by the Financial Statements is [__]. The computation related to such determination is set forth in Annex A hereto.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its Responsible Officer this day of ____ , 20_.

CABLEVISION FUNDING LLC,
as Borrower

By:
Title:

Annex A

Aggregate Annualized Run Rate Net Cash Flow Calculation

A.	Collections for the most recently ended Test Period (and assuming for purposes of this calculation that the Collection Period is such Test Period)	$_____________
B.	The aggregate Management Fee	$_____________
C.	Excluded Amounts accrued during the Test Period
D.	Excess of A over B plus C	$_____________
E.	Annualized Run Rate Net Cash Flow (C multiplied by 4)[7]	$_____________
F.	Retained Collection Contributions on deposit in the Collection Account in accordance with Section 2.15(b)[8]	$_____________
G.	Aggregate Annualized Run Rate Net Cash Flow (E plus F)	$_____________

Consolidated Total Net Leverage Ratio

A.	The aggregate outstanding principal balance of the Term Loans and any other Indebtedness of borrowed money, notes, bonds, debentures and guarantees of the Loan Parties	$_____________
B.	Unrestricted Cash[9] of the Loan Parties (including any balance maintained by the Loan Parties in the Interest Reserve Account, up to the minimum amount required to be held in the Interest Reserve Account), subject to an aggregate cap of $10,000,000	$_____________
C.	Excess of A over B
D.	Aggregate Annualized Run Rate Net Cash Flow of the Loan Parties for the most recently ended Test Period	$_____________
E.	Consolidated Total Net Leverage Ratio (C divided by D)

7Multiplication factor is 12 for the first two Test Periods elapsed after the Closing Date and 6 for the Test Period consisting of the first two Test Periods elapsed after the Closing Date.

8Solely for purposes of measuring compliance with Section 7.14(a).

9For the purposes of calculating Consolidated Total Net Leverage on the date of incurrence of any borrowed money, notes, bonds, debentures and guarantees thereof, Unrestricted Cash shall not include the cash proceeds from the incurrence of such borrowed money, notes, bonds, debentures and guarantees thereof (except in the case of any such determination date occurring on the Closing Date, the amount funded into the Interest Reserve Account).

Debt Service Coverage Ratio

A.	Aggregate Annualized Run Rate Net Cash Flow for the most recently ended Test Period	$_____________
B.	Aggregate amount of interest that is required to be paid on the Facility, calculated for the immediately succeeding twelve (12) months on the aggregate principal balance of such Term Loans	$_____________
C.	Scheduled amortization that the Borrower and its Subsidiaries will be required to pay on the Term Loans, calculated for the immediately succeeding twelve (12) months	$_____________
D.	B plus C	$_____________
E.	Debt Service Coverage Ratio (A divided by C)	$_____________

Residential Data Churn

A.	Residential Subscribers that ceased receiving any broadband services using the Network	______
B.	Residential Subscribers that migrated from HFC to FTTH	______
C.	A plus B	______
D.	The total number Residential Subscribers at the beginning of such Test Period	______
E.	Residential Data Churn (C divided by D, expressed as a percentage)	______%

Residential Data Penetration

A.	The number of residential home, multi-dwelling unit or other potential customer locations at which the Loan Parties provide services	______
B.	The aggregate number of residential home, multi-dwelling unit and other potential customer locations by which the Borrower or its Subsidiaries have fiber or hybrid fiber-coaxial “passed”, received and approved by the Initial Lenders	______
C.	Residential Data Penetration (A divided by B, expressed as a percentage)	______%

Video Churn

A.	The number of disconnects and migrations by Video Subscribers during the Collection Period	______
B.	the number of Video Subscribers as of the last day of the Collection Period immediately preceding the Collection Period	______
C.	Video Churn (A divided by B, expressed as a percentage)	______%

Exhibit A

Financial Statements

[To be attached]

Exhibit F

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Receivables Facility Loan and Security Agreement identified below (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “LSA”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells, delegates and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the LSA, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the LSA and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the LSA, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.             Assignor[s]:          ____________________

____________________

2.             Assignee[s]:         ____________________

____________________

[Assignee is an Affiliate of [identify Lender] [Eligible Assignee]

3.             Borrower(s):          Cablevision Funding LLC

4.             Administrative Agent: ALTER DOMUS (US) LLC, as Administrative Agent under the LSA

5.            LSA: The Receivables Facility Loan and Security Agreement, dated as of July 16, 2025, among Cablevision Funding LLC, a Delaware limited liability company, as Borrower, the Lenders party thereto, the other Loan Parties party thereto, ALTER DOMUS (US) LLC, as Administrative Agent, and the other parties thereto.

6.             Assigned Interest[s]:

Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Commitment/ Term Loans for all Lenders[12]	Amount of Commitment/ Term Loans Assigned[8]	Percentage Assigned of Commitment/ Term Loans[13]
		$	$	%
		$	$	%
		$	$	%

[Signature page follows]

10List each Assignor, as appropriate.

11List each Assignee, as appropriate.

12Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

13Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date: ________ , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]:
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNOR[S]:
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Consented to and] Accepted:

ALTER DOMUS (US) LLC,
as Administrative Agent

By:
Name:
Title:

[Consented to:

CABLEVISION FUNDING LLC,
as Borrower

By:
Name:
Title:]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the LSA or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2           Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the LSA, (ii) it meets all the requirements to be an assignee under Section 12.2 of the LSA and it is not prohibited from being, an assignee under the terms of the LSA (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the LSA as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the LSA, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has examined the list of Disqualified Lenders and that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender, (vii) [reserved], (viii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the LSA, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

2.           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit G

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF]
INTEREST ELECTION REQUEST

ALTER DOMUS (US) LLC

as Administrative Agent

[●]

Email: [●]

Attention: [●]

[Date]

Re:         [●]

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.614 of the Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LSA”), among CABLEVISION FUNDING LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, ALTER DOMUS (US) LLC, as administrative agent (in such capacity, the “Administrative Agent”), and the other parties thereto.

The Borrower hereby requests [and the Lender[s] undersigned hereby consent,]15 that effective on [ ] (the “Interest Election Date”) $[____________] of the presently outstanding principal amount of the Term Loans originally made on [____________] presently being maintained as [Fixed Rate Loans][Base Rate Loans] [SOFR Loans], be [converted into] [continued as] [Fixed Rate Loans][SOFR Loans having an Interest Period of [one/three months] [Base Rate Loans].

The undersigned hereby certifies that as of the date hereof, and on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom, the [conversion] [continuation] requested hereby complies with the terms and conditions of Section 2.6 of the LSA (including the limitations set forth in the definition of “Interest Period”).

[Signature Page Follows]

14Shall be a Business Day that is at least three (3) Business Days following the date hereof prior to 11:00 a.m. (New York City time) on the date hereof.

15No Fixed Rate Loans may be converted to or continued as a Base Rate Loan or SOFR Loan and no Base Rate Loan or SOFR Loan may be converted into or continued as a Fixed Rate Loan without the prior written consent of the Administrative Agent and Lenders of the relevant Term Loans.

G-1

The Borrower has caused this Interest Election Request to be executed and de- livered by its duly authorized officer as of the date first written above.

CABLEVISION FUNDING LLC

By:
Name:
Title:

[Consented to and] Accepted:

[LENDER],
as a Lender

By:
Name:
Title:

G-2

Exhibit H

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[Reserved]

H-1

Exhibit I

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] CLOSING DATE CERTIFICATE

[______], 202[ ]

This officer’s certificate (the “Certificate”) is being executed and delivered pursuant to Section 4(c) of that certain Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (the “Loan Agreement”), among CABLEVISION FUNDING LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, ALTER DOMUS (US) LLC, as administrative agent, Citibank, N.A., as collateral agent and other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

I, [____], a Responsible Officer of each of the Loan Parties, in such capacity and not in an individual capacity, hereby certify as follows:

1.             Attached hereto as Annex A is the certificate of formation or incorporation (or analogous constitutional document), as applicable, of each of the Loan Parties, as amended through the date hereof (the “Charters” and, each individually, a “Charter”) and as certified by the Secretary of State (or similar authority) of the state or commonwealth of each of the Loan Parties’ incorporation or formation, which is in full force and effect on the date hereof, has not been cancelled and no amendment to any Charter is pending or, to the best of the undersigned’s Knowledge, proposed. No steps have been taken and no proceedings are pending for the merger, consolidation, conversion, termination, dissolution or liquidation of the Loan Parties and no such proceedings are threatened or contemplated. No steps have been or are being taken to appoint an administrator, receiver, liquidator or analogous person or body to wind up or dissolve the Loan Parties.

2.            Attached hereto as Annex B are the operating agreements of each of the Loan Parties (collectively or individually, as the context may require, the “Operating Agreements”), as are in effect on and at all times since the date immediately prior to the date of the Resolutions (as defined below), have not been amended, repealed, modified, superseded, revoked, or restated, and such Operating Agreements are in full force and effect as of the date hereof.

3.            Attached hereto as Annex C are correct and complete copies of the written consent of the governing bodies of each of the Loan Parties (each a “Board”, and collectively, the “Boards”), dated [●], 2025, setting forth duly adopted resolutions of the Boards (the “Resolutions”), resolving to authorize, among other things, the execution, delivery and performance by the applicable Loan Parties of the Transaction Documents (as defined in the Resolutions). The Resolutions (i) were duly adopted by the Boards and have not been amended, modified, superseded or revoked in any respect, (ii) are in full force and effect on the date hereof, (iii) are the only resolutions of the Boards or any committee thereof relating to the Transaction Documents and (iv) have been filed with the minutes of the proceedings of the Boards. As of the date of the Resolutions, there were no vacancies or unfilled newly created manager positions on the Boards.

4.            Attached hereto as Annex D are certificates of good standing and bring down good standing certificates as of a recent date in respect of each of the Loan Parties. No change has occurred in the legal existence and good standing of each of the Loan Parties since the date of the foregoing certificate.

5.             Attached hereto as Annex E is a list of the persons who, as of the date hereof and on the date of the execution of each of the Transaction Documents to which the Loan Parties are a party, are duly elected and qualified officers of each of the Loan Parties holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers or true facsimiles thereof, and each of such officers is duly authorized to execute and deliver, on behalf of each of the Parties, each of the Transaction Documents to which the Loan Parties are a party.

6.             The representations and warranties made to the Agent or the Lenders by the Loan Parties contained in Article V of the Loan Agreement are true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

Legal counsel to the Loan Parties is entitled to rely on this certificate in connection with their opinions being rendered pursuant to Section 4(d) of the Loan Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the Loan Parties has caused this certificate to be executed on its behalf by its [●], as of the date first set forth above.

By:
Name:	[●]
Title:	[●]

I, [●], am the duly appointed and acting [●] of each of the Loan Parties, and do hereby certify in such capacity on behalf of each of the Loan Parties and not in my individual capacity, that [●] is the duly appointed, qualified and acting [●] of each of the Loan Parties and that the signature appearing above is his genuine signature or a true facsimile thereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:	[●]
Title:	[●]

Annex A

Charters

[See attached]

Annex B

Operating Agreements

[See attached]

Annex C

Resolutions

[See attached]

Annex D

Good Standing Certificates

[See attached]

Annex E

Specimen Signature

Name	Title	Signature
[●]	[●]	[●]
[●]	[●]	[●]

Exhibit J

TO RECEIVABLES FACILITY LOAN AND SECURITY AGREEMENT

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of _____________, 20__, made by ____________________, a __________ (the “Additional Guarantor”), in favor of (a) Alter Domus (US) LLC, as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties, (b) the Secured Parties and (c) the Collateral Agent (on behalf of and for the benefit of the Administrative Agent and the other Secured Parties, but solely in its role as representative of the Secured Parties in holding and enforcing the Collateral and the Security Documents). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement (as defined herein).

WHEREAS, reference is made to that certain Receivables Facility Loan and Security Agreement, dated as of July 16, 2025 (as amended, modified, supplemented or restated hereafter, the “Loan Agreement”), among Cablevision Funding LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other parties thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement;

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a Guarantor pursuant to the terms of the Loan Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guaranty. By executing and delivering this Joinder Agreement, the Additional Guarantor hereby becomes a party to the Loan Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Loan Agreement and the other Transaction Documents to which such Guarantor is a party, in each case as they relate to such Guarantor, each of which is incorporated herein by reference, are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect), on and as of such earlier date, provided that each such reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 1, be deemed to be a reference to such Guarantor’s knowledge.

2.             GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR OTHER CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.             Successors and Assigns. This Joinder Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Guarantor may not assign, transfer or delegate any of its rights or obligations under this Joinder Agreement without the prior written consent of the Requisite Lenders and any such assignment, transfer or delegation without such consent shall be null and void.

J-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

J-2

Exhibit K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Cablevision Funding LLC, a Delaware limited liability company (“Borrower”), Cablevision SPE Guarantor LLC, a Delaware limited liability company (“Holdings”), each of the other entities from time to time party hereto as Guarantors, each of the financial institutions from time to time party hereto as Lenders (each, a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”), Alter Domus (US) LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), Citibank, N.A., as account bank for itself and for the Lenders (in such capacities, together with its successors and assigns, the “Account Bank”), Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents.

Pursuant to the provisions of Section 13.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 2025

K1-1

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Cablevision Funding LLC, a Delaware limited liability company (“Borrower”), Cablevision SPE Guarantor LLC, a Delaware limited liability company (“Holdings”), each of the other entities from time to time party hereto as Guarantors, each of the financial institutions from time to time party hereto as Lenders (each, a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”), Alter Domus (US) LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), Citibank, N.A., as account bank for itself and for the Lenders (in such capacities, together with its successors and assigns, the “Account Bank”), Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents.

Pursuant to the provisions of Section 13.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 2025

K2-1

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Cablevision Funding LLC, a Delaware limited liability company (“Borrower”), Cablevision SPE Guarantor LLC, a Delaware limited liability company (“Holdings”), each of the other entities from time to time party hereto as Guarantors, each of the financial institutions from time to time party hereto as Lenders (each, a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”), Alter Domus (US) LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), Citibank, N.A., as account bank for itself and for the Lenders (in such capacities, together with its successors and assigns, the “Account Bank”), Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents.

Pursuant to the provisions of Section 13.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

K3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 2025

K3-2

EXHIBIT K-4

FORM OF U.S. COMPLIANCE TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Facility Loan and Security Agreement dated as of July 16, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Cablevision Funding LLC, a Delaware limited liability company (“Borrower”), Cablevision SPE Guarantor LLC, a Delaware limited liability company (“Holdings”), each of the other entities from time to time party hereto as Guarantors, each of the financial institutions from time to time party hereto as Lenders (each, a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”), Alter Domus (US) LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), Citibank, N.A., as account bank for itself and for the Lenders (in such capacities, together with its successors and assigns, the “Account Bank”), and Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents.

Pursuant to the provisions of Section 13.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

K4-1

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 2025

K4-2